UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐
Preliminary Proxy Statement

☐
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒
Definitive Proxy Statement

☐
Definitive Additional Materials

☐
Soliciting Material under §240.14a-12

Empire State Realty Trust, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒
No fee required.

☐
Fee paid previously with preliminary materials.

☐
Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

EMPIRE STATE REALTY TRUST

2025 **PROXY STATEMENT**

NOTICE OF ANNUAL MEETING
DEAR SHAREHOLDER:
We cordially invite you to attend the 2025 annual shareholders meeting (the “annual meeting”) of Empire State Realty Trust, Inc., a Maryland corporation (the “company”).
Date Thursday May 15, 2025	Time 1:00 p.m. (Eastern Time)	Place State Grill 21 West 33rd Street New York, New York 10118	Record Date The close of business on March 3, 2025
At the 2025 annual meeting, all Class A and Class B common stockholders as of the close of business on the record date will be asked to consider and vote upon the following matters, as more fully described in the proxy statement, first distributed to shareholders on or about April 3, 2025:
AGENDA ITEM	Board Recommendation	Read More
PROPOSAL 1 a proposal to elect the nine director nominees named in the proxy statement to serve on our board until the next annual meeting or until their successors are elected and qualify.	FOR each director nominee	Page 15
PROPOSAL 2 a proposal to approve, on a non-binding, advisory basis, the compensation of our named executive officers (“NEOs”) as described in this proxy statement.	FOR this proposal	Page 55
PROPOSAL 3 a proposal to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025.	FOR this proposal	Page 73
In addition, shareholders may be asked to consider and act upon any other matter that may properly be brought before the annual meeting or at any adjournment or postponement thereof.
All Class A and Class B common stockholders are cordially invited to attend the annual meeting. The annual meeting will be held at State Grill, 21 West 33rd Street, New York, New York 10118. The annual meeting will begin promptly at 1:00 p.m. (Eastern Time). During the annual meeting, you may ask questions. The company will respond to as many inquiries at the annual meeting as time allows. You may vote your shares through the mail, in person, and electronically. To vote by mail, please follow carefully the instructions which accompany your proxy ballot. Please see explanations below to vote in person and electronically.
If you plan to attend the annual meeting in person, you must present proof of ownership of the company’s common stock on the record date, which can be your notice of availability or your proxy card, or if your shares are held in “street name” (i.e., through a broker, bank or other nominee), a copy of a brokerage statement reflecting your stock ownership as of the record date. If your shares are held in “street name,” you will also need a duly authorized proxy from your broker, bank or other nominee to vote your shares at the annual meeting. Shareholders and proxyholders may also be asked to present a form of photo identification such as a driver’s license or passport. Check-in will begin at 12:30 p.m. (Eastern Time), and you should allow ample time for check-in procedures.
YOUR VOTE IS IMPORTANT TO US. Whether or not you plan to attend the annual meeting, please authorize a proxy to vote your shares as soon as possible to ensure that your shares will be represented at the meeting. We encourage you to vote your shares as early as possible prior to the annual meeting.
By Order of Our Board of Directors,
HEATHER L. HOUSTON
Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON MAY 15, 2025. THIS PROXY STATEMENT AND OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2024 (“2024 ANNUAL REPORT”) TO SHAREHOLDERS ARE AVAILABLE AT WWW.PROXYVOTE.COM.

2025 PROXY STATEMENT 1

PROXY SUMMARY
This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting. Page references (“XX”) are supplied to help you find further information in this proxy statement. References in this proxy statement to (i) “we,” “us,” “our,” “ours,” “ESRT” and the “company” refer to Empire State Realty Trust, Inc. and its consolidated subsidiaries (including its operating partnership, Empire State Realty OP, L.P.) and (ii) “shareholders” refers to holders of our Class A common stock and Class B common stock, unless the context requires otherwise.
About Empire State Realty Trust

Empire State Realty Trust, Inc. (NYSE: ESRT) is a NYC-focused REIT that owns and operates a portfolio of well-leased, modernized, amenitized, and well-located office, retail and multifamily assets. ESRT’s flagship Empire State Building, the “World’s Most Famous Building,” features its iconic Observatory that was declared the #1 Attraction in the World — and the #1 Attraction in the U.S. for the third consecutive year — in Tripadvisor’s 2024 Travelers’ Choice Awards: Best of the Best Things to Do. The company is a recognized leader in energy efficiency and indoor environmental quality. As of December 31, 2024, ESRT’s portfolio is comprised of approximately 7.8 million rentable square feet of office space, 0.8 million rentable square feet of retail space and 732 residential units.
OUR PORTFOLIO — MULTIPLE SOURCES OF UPSIDE — NYC FOCUS
Office

◗
7.8M square feet; 97% Office NOI in Manhattan

◗
Modernized, amenitized, energy-efficient, healthy buildings

◗
Central locations near mass transit

◗
Top tier space within rental price point satisfies the deepest segment of the market

ESB Observatory Experience

◗
#1 Attraction in the World — and the #1 Attraction in the U.S. for the third consecutive year — in Tripadvisor’s 2024 Travelers’ Choice Awards: Best of the Best Things to Do

◗
Iconic, authentic NYC experience

◗
Continued NOI growth

Retail

◗
0.8M square feet in Manhattan and Williamsburg, Brooklyn

◗
Resilient everyday and destination shopping locations

◗
94% national retailers

◗
High foot traffic locations at or near mass transit

Multifamily
◗ 732 units across NYC ◗ Well-located, well-amenitized ◗ Minimal capex needs

Company Priorities

LEASE SPACE		SELL OBSERVATORY TICKETS
MANAGE OUR BALANCE SHEET	IDENTIFY GROWTH OPPORTUNITIES	ACHIEVE SUSTAINABILITY GOALS

(1)
Chart as of December 31, 2024. NOI is not a measurement of financial performance prepared in accordance with GAAP. See “Non-GAAP Financial Measures” on page 88 for more information and a reconciliation to the most directly comparable GAAP financial measure, net income. Adjusted for pro-forma for (1) the disposition of First Stamford Place announced in April 2024, (2) the breakout of base retail from NYC office, now included with standalone retail as “NYC retail”, and (3) full-year NOI contribution from the Williamsburg retail acquisitions that the company signed agreements for December 31, 2024.

2 EMPIRE STATE REALTY TRUST

2024 Financial Performance Highlights

NET INCOME $80.4M	CORE FFO PER SHARE(1) $0.95	SAME-STORE PROPERTY CASH NOI GROWTH(1) +5.2%
LEASING OUTPERFORMANCE(2)
ESRT Manhattan office portfolio stands at 94.2% leased, an increase of +160 bps year-over-year and +670 bps since 4Q21	Signed 1.3M rentable square feet of office and retail leases	12th consecutive equarter of positive commercial leased rate absorption
Total commercial portfolio 93.5% leased 88.6% occupied	Manhattan office 94.2% leased 89.0% occupied	Retail 94.1% leased 90.4% occupied	Multifamily 98.5% leased
OBSERVATORY OUTPERFORMANCE
Tripadvisor’s #1 attraction in the World and #1 attraction in U.S. for third consecutive year(3)	$99.5M NOI +6% year-over-year growth	2.6M visitors
STRONG & FLEXIBLE BALANCE SHEET
FLEXIBILITY TO ALLOCATE CAPITAL FOR LONG TERM SHAREHOLDER VALUE:	LOWEST LEVERAGE AMONG PEERS			AVAILABLE LIQUIDITY: $0.9 BILLION
◗ Acquisition opportunities ◗ Capital recycling ◗ Share repurchases ◗ Portfolio currently 100% owned; provides optionality for joint ventures		ESRT	NYC Office REITs(4)	◗ Cash: $385M ◗ Undrawn credit facility: $500M ◗ Unencumbered office, residential + retail properties
	Net Debt/ Adj. EBITDA(1) Secured Debt Floating Rate Debt	5.3x 31% 0%	8.4x 61% 9%
OUTPERFORMED PEERS ON 3-YR CUMULATIVE TSR(4)		RETURN OF CAPITAL	CAPITAL RECYCLING
ESRT +22%	NYC Office REITs: -7.8% All Peers: -25.7%	$518M returned to shareholders through share repurchases and dividends from 2020 through 2024(5)	Completed dispositions of almost all non-core suburban assets, and invested ~$675M into NYC multifamily and retail assets since 2021(6)

(1)
Core Funds from Operations (“Core FFO”) per share, Same-Store Property Cash NOI and Adjusted EBITDA are not measurements of financial performance prepared in accordance with GAAP. See “Non-GAAP Financial Measures” on page 88 for more information and a reconciliation to the most directly comparable GAAP financial measure.

(2)
“Leased” includes signed leases not commenced.

(3)
Per Tripadvisor’s Travelers’ Choice Awards: Best of the Best in 2022, 2023 and 2024.

(4)
“NYC Office REITs” includes BXP, Inc., Paramount Group, Inc., SL Green Realty Corp. and Vornado Realty Trust, and “All Peers” additionally includes Kilroy Realty Corporation, Douglas Emmett, Inc. and Hudson Pacific Properties, Inc. as of December 31, 2024. See page 11 for more information.

(5)
See page 4 for more information.

(6)
Includes all announced acquisitions through February 19, 2025.

2025 PROXY STATEMENT 3

CAPITAL RECYCLING
Since 2021, we completed disposition of six suburban assets and invested ~$675M(1) into NYC multifamily and retail assets with better cash flow growth prospects.
(1)
Includes all announced acquisitions through February 19, 2025. “GNYMA” means Greater New York Metropolitan Area.

RETURN OF CAPITAL

Returned $518 million to shareholders through share repurchases and dividends from 2020 through 2024.
Between March 5, 2020 (the date the repurchase program began) and March 28, 2025, the company repurchased $294 million of shares at a weighted average price of  $8.18 per share, representing approximately 12% of total shares outstanding as of March 5, 2020.
ESRT’s plan for long-term shareholder value creation includes continued balance sheet strength and flexibility, utilization of its net operating loss (“NOL”) carryforward balance to reduce taxable income and required distribution, and use of cash flow for new acquisitions and share repurchases.
(1) 2022 includes two repurchases with trade dates in December 2021 that settled in January 2022.

4 EMPIRE STATE REALTY TRUST

Sustainability Achievements

RECOGNIZED LEADER
RANKED AS ONE OF NEWSWEEK’S 2024 MOST RESPONSIBLE COMPANIES	VALIDATED EMISSIONS REDUCTION TARGETS CONSISTENT WITH 1.5°C CLIMATE SCENARIO	GRESB FIVE STAR RATED Ranked First of all Listed Companies in the Americas in 2023 and 2024	ENERGY STAR PARTNER OF THE YEAR SUSTAINED EXCELLENCE FOR 2023 AND 2024 100% of our NYC commercial office portfolio and 84% of the entire portfolio is ENERGY STAR certified
100% OF PORTFOLIO IS WELL HEALTH-SAFETY AND ENROLLED IN WELL AT SCALE	2024 INTERNATIONAL TOBY EARTH AWARD WINNER	BETTER BUILDINGS PRACTICE AND PROJECT AWARDS	FITWEL CHAMPION 86% OF NYC PROPERTIES FITWEL CERTIFIED
INDUSTRY LEADERSHIP
EMPIRE BUILDING PLAYBOOK	KEY CONTRIBUTOR TO LEADING ORGANIZATIONS

◗
Real Estate Roundtable Sustainability Policy Advisory Committee Chair

◗
NYC Sustainability Advisory Board

◗
Real Estate Board of New York (REBNY) Sustainability Committee

◗
Urban Green Board of Directors

◗
U.S. Green Building Council LEED Steering Committee

◗
WELL Living Lab/ Mayo Clinic

◗
NAREIT Real Estate Sustainability Committee

◗
Urban Land Institute (ULI) Tenant Energy Optimization Program

◗
ULI Think Tank Committee

◗
NYC Mayor’s Carbon Challenge

◗
NYC Building Decarbonization and Climate Finance Task Force

◗
New York State Energy Research and Development Authority (NYSERDA) Clean Fight Judge

◗
NYC Building Owners and Managers Association (BOMA) Codes and Regulations Committee

2025 PROXY STATEMENT 5

Board and Governance Highlights

BOARD SNAPSHOT
Board Nominees
As of the date of this proxy statement, there are 10 members of our board of directors.
As previously disclosed, one of the company’s current directors, Thomas J. DeRosa, informed the company that he intends to retire and does not intend to stand for re-election at the annual meeting. He will conclude his service on the board when his term expires at the annual meeting. The board and management thank Mr. DeRosa for his distinguished service and outstanding contributions during his long tenure with the company since the company’s IPO in 2013. The size of the board will be reduced from 10 to 9 members upon the expiration of Mr. DeRosa’s term at the annual meeting. Proxies cannot be voted for a greater number of persons than the 9 nominees named in the proxy materials.
The board of directors, upon the recommendation of the Nominating and Corporate Governance Committee, has nominated the 9 persons listed below for election as directors of the company at the annual meeting. Each of the nominees is presently serving as a director of the company, and each of the nominees was elected as a director at the company’s 2024 annual meeting. See page 15 for more information.
Name and Position	Director Since	Committee Membership
		AC	FC	CC(1)	NGC
Anthony E. Malkin, 62 Chairman and Chief Executive Officer	2013
Steven J. Gilbert, 77 Lead Independent Director	2013
S. Michael Giliberto, 74 Independent Director	2013	+
Patricia S. Han, 53 Independent Director	2019
Grant H. Hill, 52 Independent Director	2020
R. Paige Hood, 66 Independent Director	2020
James D. Robinson IV, 62 Independent Director	2015
Christina Van Tassell, 54 Independent Director	2023	+
Hannah Yang, 52 Independent Director	2023
AC Audit Committee	CC Compensation Committee		Chair	Member
FC Finance Committee	NGC Nominating and Corporate Governance Committee	+	Audit Committee Financial Expert

(1)
Mr. DeRosa is the current Chair of the Compensation Committee. He will not stand for re-election at the annual meeting. Mr. Gilbert will Chair the committee at the conclusion of Mr. DeRosa’s term.

6 EMPIRE STATE REALTY TRUST

GOVERNANCE
We are committed to good corporate governance, which strengthens the accountability of our board and promotes the long-term interests of our shareholders.
GOVERNANCE BEST PRACTICES
INDEPENDENT BOARD AND LEADERSHIP PRACTICES	SHAREHOLDER RIGHTS

◗
Majority independent directors (9 out of 10)

◗
6 new directors added since 2017

◗
Lead Independent Director elected annually with rights and responsibilities codified in Corporate Governance Guidelines

◗
All board committees composed of independent directors

◗
Comprehensive risk oversight practices

◗
Independent directors conduct regular executive sessions

◗
Robust annual board and committee self-assessment with third-party facilitator

◗
Nominating and Corporate Governance Committee approval of related party transactions

◗
Directors adhere to Minimum Stock Ownership Guidelines

◗
Frequent engagement with management, company employees, tenants and outside advisors to maintain robust oversight of company risk, strategy and challenges

◗
Annual election of all directors (declassified board)

◗
Majority voting standard for directors, adopted in 2023 in response to shareholder feedback

◗
Annual say-on-pay voting

◗
Frequent and robust shareholder engagement efforts

◗
Any director who receives more “against” votes than “for” votes in an uncontested election must offer to resign

◗
Shareholder right to amend bylaws, adopted in 2019 in response to shareholder feedback

◗
Shareholder proxy access, adopted in 2018 in response to shareholder feedback

◗
No shareholder rights plan (i.e., no poison pill)

◗
Process for shareholders to communicate with board

Shareholder Engagement: What We Heard, What We Did

We conduct an annual governance outreach program to our shareholders and offer director attendance. In the fall 2024, we made outreach to institutional shareholders representing 76% of shares outstanding and met with all who requested a meeting. Additionally, our management team and directors, as appropriate, are available to meet with shareholders throughout the year as requested. We value the input we receive from our shareholders at these meetings and through other forms of communication and regularly consider changes to our governance policies and practices as a result. Some of the changes we have made as a direct result of shareholder feedback over the past several years are outlined below.

MARCH 2018

Adopted proxy access bylaw provision

MARCH 2019

Adopted bylaw provision permitting amendment by shareholders

DECEMBER 2019

Codified guidelines for lead independent director

FEBRUARY 2020

Modified policy regarding director tenure

Added sustainability metrics to NEO annual incentive bonus

DECEMBER 2020

Revised committee charters to reflect sustainability oversight

FEBRUARY 2021

Overhauled NEO compensation structure in response to shareholder feedback, including reduced pay magnitude, objective annual bonus program and required TSR outperformance for target equity

MARCH 2022

Added three-year sustainability metrics to long-term equity compensation program

Increased weighting of performance-based equity to 55% of total equity award

DECEMBER 2022

Reduced number of outside boards that our directors can serve on to align with shareholder guidelines

AUGUST 2023

Adopted bylaw provision for a majority voting standard for uncontested director elections

2025 PROXY STATEMENT 7

Executive Compensation Highlights

RESPONSIVE TO SHAREHOLDERS→ 96% AVERAGE SAY-ON-PAY RESULTS FOR FOUR YEARS
(1)
“NYC Office REITs” include BXP, Inc. Paramount Group, Inc., SL Green Realty Corp. and Vornado Realty Trust.

OUR 2024 NAMED EXECUTIVE OFFICERS (“NEOs”)
ANTHONY E. MALKIN Chairman and Chief Executive Officer	CHRISTINA CHIU President	THOMAS P. DURELS Executive Vice President, Real Estate	STEPHEN V. HORN Executive Vice President, Chief Financial Officer & Chief Accounting Officer
COMPENSATION BEST PRACTICES
We have adopted many market best practices with respect to our compensation program. Highlights of those practices are set forth below.

WHAT WE DO
We pay for performance, and our compensation programs are designed to have direct alignment with TSR

We use multiple performance metrics and both short-term and long-term performance periods in granting equity awards to foster achievement across multiple business goals and time periods

We have implemented a clawback policy that requires the recovery of erroneously received incentive-based compensation in the event of an accounting restatement due to material noncompliance with financial reporting requirements

We have “double-trigger” change in control benefits

We have robust stock ownership guidelines for our NEOs and directors

We align the interests of our shareholders and NEOs by granting long-term equity awards that vest based on both achievement of TSR targets and continued service over time

We engage an independent compensation consultant to advise the Compensation Committee, which is comprised entirely of independent directors

We obtain confirmation from an independent consultant that our compensation structure does not encourage excessive or inappropriate risk taking

WHAT WE DO NOT DO
We do not provide “golden parachute” tax gross-up payments

We do not have “single-trigger” change in control benefits

We do not allow hedging by directors or employees; our Compensation Committee must approve any pledge of company stock by executives and other key employees

We do not encourage unnecessary or excessive risk taking; incentive awards are not based on a single performance metric and do not have guaranteed minimum payouts

Our equity plan does not permit repricing of stock options without shareholder consent

We do not provide perquisites for our NEOs, with the exception of very limited perquisites for our CEO structured with safety considerations and for specific business purposes

8 EMPIRE STATE REALTY TRUST

2024 TARGET COMPENSATION MIX
2024 COMPENSATION COMPONENTS
BASE SALARY

Our NEOs’ stable source of cash income is set at levels competitive with the New York City marketplace and balances the risk-adjusted nature of our compensation program. See page 37 for more information.

ANNUAL INCENTIVE BONUS
We motivate and reward achievement of short-term corporate and sustainability objectives and individual goals.
Corporate Goals	◗ Core FFO per Share ◗ Same-Store Cash NOI Growth (excluding Observatory) ◗ Leasing ◗ Balance Sheet ◗ G&A Expense as a Percentage of Revenues
Sustainability Goals	◗ Environmental ◗ Human Capital Strategy ◗ Governance
Individual Goals	Qualitative performance against individualized goals based on an NEO’s responsibilities and duties to the company
The Compensation Committee reserves the ability to include a subjective element of judgment to adjust the formula result if appropriate based on identified non-quantitative factors.
Bonus Election
Our NEOs have the option to receive any annual incentive bonus earned in one of three ways: (i) cash, (ii) fully vested LTIP units (as defined below) at 100% of the face amount, or (iii) LTIP units that vest over three years, subject to continued employment, at 120% of the face amount.

See page 37 for more information.
EQUITY

55% Performance-Based Equity
Performance-based awards are earned based on a combination of:
(i)
the company’s TSR performance over a three-year period relative to the FTSE Nareit US Office Index (“Nareit Office Index”);

(ii)
the company’s performance against three-year sustainability metrics; and

(iii)
the company’s performance against one-year corporate metrics with a three-year absolute TSR modifier.

Such awards, to the extent earned, vest 50% at the end of the three-year performance period and 50% on the first anniversary of the end of such period, subject to continued employment. See page 46 for more information.

45% Time-Based Equity
Long-term equity is granted in the form of LTIP units or Restricted Shares at the NEO’s election. All of our NEOs have chosen the LTIP unit option.
Time-based awards generally vest 25% per annum over four years, subject to continued employment.
See page 46 for more information.

2025 PROXY STATEMENT 9

2024 EXECUTIVE COMPENSATION OUTCOMES
2024 ANNUAL INCENTIVE BONUS OUTCOMES
2024 began with high levels of market uncertainty amidst higher interest rates, significant capital markets dislocation and challenges for the banking sector, which constrained overall market liquidity, as well as uncertainty about recession prospects and the health of New York City real estate amidst questions of office use and related retail viability. By year-end, following several rate cuts by the Federal Reserve, market conditions meaningfully improved compared to the start of 2024. Amidst this backdrop and a challenging environment for the NYC office market, the company delivered strong results and our NEOs achieved individual bonus payments near maximum (between 197.5% and 199.4%) based on their individual metric weightings. See page 45 for more information.
Metric	Threshold	Target	Max
Core FFO per Share(1)
Same-Store NOI Growth (excluding Observatory)(1) Excluding one-time items
Leasing	Max on 4/5 metrics
Leased Percentage
NYC Office
NYC Retail
Leasing volume (NYC office and retail)
Weighted avg starting rents (NYC office) New (50%)
Renewals (50%)
G&A Expense
Balance Sheet
Committee determined maximum achievement after consideration of:
◗
the company’s strong balance sheet position with lower leverage versus peers (net debt/adjusted EBITDA at 5.3x(1) as of December 31, 2024 versus other NYC Office REITs at 8.4x(5)) and strong liquidity position ($0.9 billion of liquidity as of December 31, 2024);

◗
significant unencumbered asset pool further strengthened with the addition of multifamily and retail properties;

◗
successful recast of corporate revolver and term loan amidst a challenged capital markets environment;

◗
successful issuance of private unsecured notes and attracted new lenders;

◗
strategic use of interest rate swap to increase interest income;

◗
negotiated extension of mortgage debt at attractive terms;

◗
addressed all debt maturities through 2026;

◗
successfully executed tax-efficient disposition of First Stamford Place and all-cash acquisition of  $195 million Williamsburg, Brooklyn retail portfolio via 1031 transactions; and

◗
maintained clean, straightforward capital structure with flexibility. See page 40 for more information.

Sustainability Goals

(1)
Core FFO per share, Same-Store Property Cash NOI and Adjusted EBITDA are not measurements of financial performance prepared in accordance with GAAP. See “Non-GAAP Financial Measures” on page 88 for more information and a reconciliation to the most directly comparable GAAP financial measure.

(2)
Based on actual results, adjusted for certain one-time items.

10 EMPIRE STATE REALTY TRUST

(3)
Based on actual results, adjusted to add broadcasting and storage space.

(4)
Based on actual results, adjusted for certain non-recurring items.

(5)
“NYC Office REITs” include BXP, Inc., Paramount Group, Inc., SL Green Realty Corp. and Vornado Realty Trust.

The Compensation Committee further considered each NEO’s significant individual contributions in 2024 (as more fully discussed on page 42), including:
MALKIN	CHIU	DURELS	HORN

◗
Established and met aggressive company goals for leasing, Observatory performance, financing, tax-efficient 1031 transactions, succession planning

◗
Sustainability leadership has attracted larger, better credit tenants, qualified for government incentives and grants

◗
Unprecedented social media and Empire State Building brand awareness

◗
Drove leadership succession of Christina Chiu to President, Stephen V. Horn to CFO and development of senior vice presidents in business decision-making

◗
Amidst a challenging capital markets environment, successfully recast revolver and term loan, issued private unsecured notes and attracted new lenders, and negotiated extension of mortgage debt at attractive terms

◗
Strong balance sheet with no floating rate debt exposure, lower leverage versus peers, and successfully addressed all debt maturities through late-2026

◗
Executed tax efficient 1031 transactions to recycle out of suburban office into NYC multifamily and retail and maintained clean, straightforward capital structure

◗
Enhanced investor perception of ESRT strategy

◗
Developed Stephen V. Horn to CFO and elevated responsibilities of CFO team

◗
Executed business plan for portfolio that resulted in outperformance

◗
Discipline on property operating costs resulted in savings and below budget operating expenses

◗
Successful execution of capital improvement projects — key property redevelopment, amenity spaces, tenant build outs, integrated sustainability work in building systems

◗
Led successful dispositions and transitions to newly acquired assets

◗
Led successful transition of multifamily management team and improved collaboration among departments on integration of sustainability

◗
Collaborated with Christina Chiu on balance sheet execution and to took on greater capital markets and investor-facing role

◗
Improved forecasting and budget processes

◗
Transitioned leadership within accounting department and reorganization for efficiency

ABOVE TARGET ACHIEVEMENT ON PERFORMANCE-BASED COMPENSATION AWARDS FOR THE 2022-2024 PERFORMANCE PERIOD

After four consecutive years of 0% payout on our three-year performance-based equity awards, we achieved a modest payout on the 2020-2022 equity awards at 24.7%, above target payout on the 2021-2023 equity awards at 78.7% and 96.1% payout on the 2022-2024 equity awards, in light of our TSR outperformance against the Nareit Office Index and achievement of operational and sustainability metrics. See page 49 for more information.

96.1%	2022-2024 Performance- Based LTIP Units EARNED

(1)
“NYC Office REITs Avg.” includes BXP, Inc., Paramount Group, Inc., SL Green Realty Corp. and Vornado Realty Trust, and “All Peer Avg.” additionally includes Kilroy Realty Corporation, Douglas Emmett, Inc. and Hudson Pacific Properties, Inc.

2025 PROXY STATEMENT 11

CORPORATE GOVERNANCE
Board Composition and Refreshment

DIRECTOR QUALIFICATIONS
Per our Corporate Governance Guidelines, directors should:
◗
possess the highest personal and professional ethics, integrity and values, exercise good business judgment, and be committed to represent the long-term interests of the company and our shareholders; and

◗
have an inquisitive and objective perspective, practical wisdom and mature judgment.

In order to build a majority independent board with broad education and experience that provides knowledge of business, financial, governmental or legal matters that are relevant to the company and to its status as a public company, our board seeks out an overall mix of directors with:

Relevant Skills and Experience for a publicly-traded, NYC-focused REIT
Our board continually evaluates its composition and collective expertise based on the company’s business and Strategy and its needs as a publicly-traded, NYC-focused REIT. See page 14 for more information.

Independence and no conflicts of interest
◗
Our Corporate Governance Guidelines provide that a majority of the directors on our board must be independent as required by the listing standards of the NYSE.

◗
Our board has adopted director qualification standards which assist our board in making determinations with respect to the independence of directors.

◗
Our board considers other positions a director or a director candidate has held or holds (including other board memberships) and any potential conflicts of interest to ensure the continued independence of the board and its committees.

◗
There is no family relationship among any of our directors, executive officers and key employees.

◗
The board undertakes an annual review of the independence of all non-employee directors and makes an affirmative determination that each independent director has no material relationship with the company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the company).

Attention and Focus by each director in light of other obligations
◗
Directors must be willing to devote sufficient time and effort to carry out their duties and responsibilities effectively and should be committed to serve on our board for an extended period of time.

◗
Our Corporate Governance Guidelines provide that directors are limited to serve on no more than three other public company boards (one if the director is a CEO or equivalent position). The board may grant an exception where the board has made an affirmative determination that doing so would not impair the quality of the director’s service to the board. A director appointed to the Audit Committee may not serve on more than two additional audit committees for public companies, unless the board has made an affirmative determination that such director is able to effectively undertake the responsibilities of serving on the Audit Committee in addition to his or her positions on other such audit committees.

◗
The Nominating and Corporate Governance Committee considers the position of our directors on other public company boards and their other professional commitments to confirm availability and capacity for service on our board.

◗
The Nominating and Corporate Governance Committee ensures that any potential nominee is not an employee or agent of, and does not serve on the board of directors or similar managing body of, any of our competitors.

◗
The Nominating and Corporate Governance Committee determines whether the potential nominee has a material interest in any transaction to which we are a party.

Balance of Tenures between knowledge of the company and fresh perspectives
◗
Per our Corporate Governance Guidelines, we seek a balance of  (i) new perspectives and refreshed composition and (ii) long-tenured experience and continuity. We recognize that a director’s term should not extend beyond such director’s ability to contribute and such director’s commitment to the board, as evidenced by board and committee meeting attendance and participation.

◗
Since 2017, we have rotated in six new directors and will have rotated out four directors upon the conclusion of Mr. DeRosa’s term.

12 EMPIRE STATE REALTY TRUST

Identifying and Evaluating Candidates for Director

IDENTIFICATION OF CANDIDATES
Nominating and Corporate Governance Committee
The committee regularly reviews the board’s current composition and considers whether it would be in the best interests of the company to bring on a new director who may add experience and skillsets that would complement the company’s long-term strategy. The committee develops criteria for any search process, including any specific desired skills, experiences, or qualifications, and typically engages a search firm to assist in the search.
Internal Recommendations
The committee may solicit recommendations for director nominees from non-management directors, executive officers or any other source it deems appropriate.
Shareholder Recommendations
The committee will also consider properly submitted shareholder recommendations for candidates. Any shareholder recommendation should include the nominee’s name and qualifications for board membership. The recommending shareholder should also submit evidence of the shareholder’s ownership of our shares, including the number of shares owned and the length of time of ownership. See page 86 for more information.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE CONSIDERATION OF CANDIDATES
The Nominating and Corporate Governance Committee discusses, assesses and interviews candidates identified by any of the above sources and considers whether, among other things, such candidates’ backgrounds and experiences fulfill the “Director Qualifications” as outlined on page 12 and would align with the company’s long-term strategy and preserve the dynamic and effective culture that it believes exists in the board’s current composition.
Prior to a vote as to whether a potential nominee is recommended to our board, each member of the committee is provided reasonable access to such potential nominee. Such access includes an opportunity to interview such potential nominee and to submit questions to such potential nominee. In addition, each potential nominee must provide the Nominating and Corporate Governance Committee with a written detailed biography and must identify the committees of our board on which the potential nominee would be willing to serve. The committee then makes recommendations to the board to consider such candidates.

BOARD EVALUATION, APPOINTMENT, NOMINATION
Once the Nominating and Corporate Governance Committee has identified candidates and has recommended such candidates to the board, the board then evaluates such candidates. The board’s evaluation includes, as it deems necessary, additional interviews and discussion as well as an analysis of such director’s independence. The board recommends nominees for a shareholder vote at the next annual meeting.

ANNUAL SHAREHOLDER VOTE TO ELECT DIRECTORS
We amended our bylaws on August 8, 2023 to change from a plurality voting standard to a majority voting standard for uncontested director elections, with a plurality voting standard carveout for contested director elections. All directors are elected annually.
Our board has adopted a resignation policy regarding the election of directors in uncontested elections. Pursuant to such policy, in an uncontested election of directors, each incumbent nominee who receives a greater number of votes of  “against” than votes “for” his or her election will, within two weeks following certification of the shareholder vote with respect to such election, submit a written resignation offer to our board for consideration by our Nominating and Corporate Governance Committee. The committee will consider the resignation offer and, within 60 days following receipt of the certified voting results pertaining to the election, make a recommendation to our board concerning the acceptance or rejection of the resignation offer. Our board will take formal action on the recommendation no later than 90 days following receipt of the certified voting results pertaining to the election. We will publicly disclose, in a Current Report on Form 8-K or periodic report filed with the Securities and Exchange Commission (the “SEC”), the decision of our board, including an explanation of the process by which the decision was made and, if applicable, its reason(s) for rejecting the tendered resignation.

ANNUAL BOARD SELF-EVALUATION
The Nominating and Corporate Governance Committee also takes the results of the board’s annual self-evaluation into account when considering board candidates and composition. See page 26 for more information.

2025 PROXY STATEMENT 13

Director Skills to Support Our Strategy

Our board continually evaluates its composition and collective expertise based on the company’s needs as a publicly-traded, NYC-focused REIT and the company’s strategy.
Knowledge, Skills & Experience	DeRosa	Gilbert	Giliberto	Han	Hill	Hood	Malkin	Robinson	Van Tassell	Yang
Real Estate Experience experience in the real estate industry, including experience with acquisition, financing and operation of commercial property
Investment Experience relevant investment, strategic and deal structuring experience

Target Tenant Industry Experience
knowledge and experience with the top industries that make up the majority of our tenant base (technology, media and advertising; finance, insurance, real estate; consumer goods; professional services; legal services)

Executive Leadership leadership role as company CEO, President or other key executive position
Accounting Experience/Financial Literacy financial or accounting experience and an understanding of financial reporting, internal controls and compliance requirements for public companies
Digital Media and Commerce experience in digital media and commerce
Cybersecurity and Technology experience with cybersecurity issues and the technology industry
Human Capital Management experience leading an organization, including setting company culture and attracting, motivating, developing and retaining talent
Energy and Environmental Sustainability experience in the management and oversight of energy, environmental and climate-related risk
Risk Management Experience experience in identifying, managing and mitigating enterprise risks, including strategic, regulatory, operational and financial risks
Public Company Board Experience experience as a board member of another publicly-traded company

14 EMPIRE STATE REALTY TRUST

PROPOSAL 1: ELECTION OF DIRECTORS
As of the date of this proxy statement, there are 10 members of our board of directors. As previously disclosed, one of the company’s current directors, Thomas J. DeRosa, informed the company that he intends to retire and does not intend to stand for re-election at the annual meeting. He will conclude his service on the board when his term expires at the annual meeting. The board and management thank Mr. DeRosa for his distinguished service and outstanding contributions during his long tenure with the company since the company’s IPO in 2013. The size of the board will be reduced from 10 to 9 members upon the expiration of Mr. DeRosa’s term at the annual meeting. Proxies cannot be voted for a greater number of persons than the 9 nominees named in the proxy materials.
The board of directors, upon the recommendation of the Nominating and Corporate Governance Committee, has nominated Steven J. Gilbert, S. Michael Giliberto, Patricia S. Han, Grant H. Hill, R. Paige Hood, Anthony E. Malkin, James D. Robinson IV, Christina Van Tassell and Hannah Yang to serve as directors. Each of the nominees is presently serving as a director of the company, and each of the nominees was elected as a director at the company’s 2024 annual meeting. Each of the nominees has consented to be named in this proxy statement and to serve as a director, if elected. If any nominee is unable to accept election, proxies voted in favor of such nominee will be voted for the election of such other person or persons as our board may select. The election of each nominee in an uncontested election requires the affirmative vote of a majority of all the votes cast at the annual meeting at which a quorum is present in person or by proxy.
OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH DIRECTOR NOMINEE.
Information Regarding the Nominees

The following biographical descriptions set forth certain information with respect to each nominee for election as a director at the annual meeting. The biographical information includes the specific experience, qualifications, attributes and skills that led to the conclusion by our board that such person should serve as a director.
Anthony E. Malkin	Biography	Skills
Chairman and Chief Executive Officer Age: 62 Director since: 2013 Other Current Public Company Directorships: APi Group Corporation
Anthony E. Malkin is our Chairman and Chief Executive Officer. He joined our predecessor entities as president in 1989 and was named chairman and CEO in 2013. Mr. Malkin has been a leader in existing building energy efficiency retrofits since he oversaw the groundbreaking project at the Empire State Building, in partnership with the Clinton Global Initiative, Johnson Controls, JLL, and Rocky Mountain Institute. He led the development of standards for energy efficient office tenant installations which is now known as the Tenant Energy Optimization Program at the Urban Land Institute. Mr. Malkin is a board member of APi Group Corporation (NYSE: APG), the Real Estate Roundtable and Chair of its Sustainability Policy Advisory Committee, a member of the Climate Mobilization Advisory Board of the New York City Department of Buildings, and the Board of Governors of the Real Estate Board of New York. Mr. Malkin is a member of the Urban Land Institute and the Partnership for New York City’s Innovation Council. In 2024, Mr. Malkin received BOMA’s Henry J. Muller Achievement Award that recognizes individuals, institutions, and companies who have substantially improved or had a major impact upon the New York skyline. Mr. Malkin is a fixture on Commercial Observer’s annual Power 100 list, and a thought leader with features on CNBC, TIME, the Washington Post, and the New York Post, among others. Mr. Malkin received a bachelor’s degree cum laude from Harvard College.
Mr. Malkin was selected to serve as a member of our board based on his history with, and knowledge of, the company and his performance and achievements in his capacity as Chairman and Chief Executive Officer of the company.
Real Estate Experience Expertise through several industry cycles, successful tenure as CEO of ESRT since its IPO in October 2013 and his many years with our predecessor

Investment Experience Valuable experience leading the company and its predecessor entity’s investment strategy through several industry cycles

Target Tenant Industry Experience Vast experience in the private and public equity across the broad range of companies which comprise our tenant base

Executive Leadership Chairman and Chief Executive Officer, Empire State Realty Trust, Inc.

Accounting Experience/Financial Literacy Expertise in public company financial reporting gained as CEO of ESRT

Human Capital Management Experience Experience building a strong culture and talent base as CEO of a publicly-traded company with ~700 employees

Energy and Environmental Sustainability Experience A pioneer in energy and environmental sustainability efforts in the real estate industry

Risk Management Experience Expertise gained as CEO of ESRT, particularly while bringing the company public in 2013

Public Company Board Experience APi Group Corporation (NYSE: APG) since 2019

2025 PROXY STATEMENT 15

Steven J. Gilbert	Biography	Skills

Lead Independent Director
Age: 77
Director since:
2013
Committee Membership:
Compensation; Finance; and Nominating and Corporate Governance
Other Current Public
Company Directorships:
MBIA, Inc.
TRI Pointe Homes, Inc.
The Fairholme Funds (a mutual fund)

Steven J. Gilbert, our Lead Independent Director, has extensive experience in corporate governance and has served on the boards of eight public companies. Mr. Gilbert has experience in activism, defense, bankruptcy and restructuring, including from his tenure as founder, CEO and CIO of Soros Capital and as the Investment Advisor to the Quantum Industrial Funds, Ltd. He is also the founder of Chemical Venture Partners and Gilbert Global Equity Partners, and has acquired, merged and sold in excess of 135 companies. Mr. Gilbert additionally has been part of the transformation of many boards to current DEI and ESG standards and has served on the boards of companies focused on sustainable development (SDCL EDGE) and electric vehicles (SUN Mobility).
Mr. Gilbert brings a unique vantage point to our board with his background in legal, writing and film production and international relations. Mr. Gilbert began his career as a lawyer and practiced at Goodwin Proctor and also served as a Senior Tutor at Winthrop House and a teaching assistant for Constitutional Law at Harvard. Thereafter, he attended Harvard Business School and transitioned his career to Morgan Stanley & Co. in corporate finance. In addition to growing his finance career, Mr. Gilbert was the principal owner, Chairman and CEO of Lions Gate Films, Inc., a producer and post-production creator of motion picture and television content, and is a writer and member of The Writer’s Guild of America, East. Mr. Gilbert is also a member of the Council on Foreign Relations, and the Board of Governors of the Lauder Institute of Management and International Studies at the Wharton School, where he was formerly a Trustee. Mr. Gilbert additionally served on the Board of Trustees of NYU-Langone Hospital for over 20 years and was instrumental in the expansion of the Neo-Natal Intensive Care unit and the passage of the Abandoned Infant Protection Act in New York.
Mr. Gilbert currently is Chairman of the board of directors of TriPointe Homes, Inc. (NYSE: TPH), a single-family home builder, since 2013, Chairman of the board of directors of MBIA, Inc. (NYSE: MBI), a provider of specialized financial services, since 2011, Lead Independent Director of Oaktree Capital Group (NYSE: OAK), a global alternative investment manager, since 2016, and is a director of The Fairholme Funds (Nasdaq: FAIRX), a mutual fund, since 2014. Within the past five years, Mr. Gilbert has also served as a director of SDCL EDGE Acquisition Corp., a sustainable development acquisition corporation, as a director of Waterpik, Inc., a manufacturer of personal and oral healthcare products, and as a director of CPM Holdings, Inc., an equipment and animal feed manufacturer, as well as a director of several privately held companies.
Mr. Gilbert received a bachelor’s degree in economics from the Wharton School at the University of Pennsylvania, a law degree from the Harvard Law School, and an M.B.A. from the Harvard Business School.
Mr. Gilbert was selected to serve as a member of our board based on his extensive experience as a director of public, NYSE-listed companies.
Real Estate Experience Valuable experience with operation of real property serving as Chairman of the Board of TRI Pointe Homes, Inc., a leading home builder across the U.S.

Investment Experience Extensive background in private equity investing and investment banking spanning his 50-year career

Target Tenant Industry Experience
Diverse experience across several industries within our tenant base including private equity with Global Equity Partners and MidOcean Capital Partners, hedge funds at Birch Grove Capital, specialized financial services with MBIA, real estate with TRI Pointe Homes and consumer goods at Waterpik

Executive Leadership Chairman of the Board, Gilbert Global Equity Partners, L.P.

Accounting Experience/Financial Literacy
Expertise in accounting and financial reporting for a public company gained from his service as chairman of audit committees where he is qualified as an “Audit Committee Financial Expert”

Human Capital Management Experience Insight into attracting and developing talent gained through management of numerous companies throughout his career

Risk Management Experience Expertise in financial risk management from his many directorships for NYSE-listed companies such as TriPointe Homes, Inc., MBIA, Inc. and OakTree Capital Group LLC

Public Company Board Experience
TRI Pointe Homes, Inc. (NYSE TPH) since 2013
MBIA, Inc. (NYSE: MBI) since 2011
OakTree Capital Group LLC since 2016 (company went private in 2019)
The Fairholme Funds (NASDAQ: FAIRX) (a mutual fund) since 2014

16 EMPIRE STATE REALTY TRUST

S. Michael Giliberto	Biography	Skills
Independent Age: 74 Director since: 2013 Committee Membership: Audit (Chair); Finance; and Nominating and Corporate Governance
S. Michael Giliberto currently consults with investment management firms and produces the Giliberto-Levy Index, which measures the investment performance of private-market real estate debt instruments. He has consulted for several major real estate investment management firms and serves on the Real Estate Advisory Committee for the New York State Common Retirement Fund. He previously served as Director of Portfolio Strategy and Senior Portfolio Manager at J.P. Morgan Asset Management from 2002 to 2010, and before that, he served as the head of Real Estate Research at J.P. Morgan Investment Management from 1996 to 2002. Prior to joining J.P. Morgan, Mr. Giliberto worked at Lehman Brothers, Inc. in the Fixed-Income Research department from 1993 to 1996 and at Salomon Brothers Inc. in the Real Estate Research department from 1989 to 1992. Before his career in the financial services industry, Mr. Giliberto was a professor in the Real Estate and Urban Land Economics Department at Southern Methodist University in Dallas, Texas. Mr. Giliberto has authored multiple publications about real estate investment performance, asset allocation and capital markets, and he was an adjunct professor at Columbia University’s Graduate School of Business from 2007 to 2023. In the past, he has served on the Real Estate Information Standards Board, and the board of directors of the Pension Real Estate Association, where he served as Treasurer and Chairman and was awarded the 1996 Graaskamp Award for research excellence. Mr. Giliberto received a bachelor’s degree from Harvard College, a master’s degree in business economics from the University of Hartford, and a Ph.D. in finance from the University of Washington.
Mr. Giliberto was selected to serve as a member of our board based on his extensive experience in real estate investment and finance through several industry cycles.

Real Estate Experience
Substantial industry expertise through several industry cycles and influence as evidenced by his commercial mortgage performance index and decades of leadership positions with top financial institutions like J.P. Morgan

Investment Experience A wealth of experience in the investment space gained from his time at J.P. Morgan Asset Management and as a consultant for several major real estate investment management firms

Target Tenant Industry Experience Vast experience in the finance and real estate industries, which sector (finance, insurance, real estate) comprises 18% of our tenant base

Executive Leadership Former Director of Portfolio Strategy and Senior Portfolio Manager, J.P. Morgan Investment Management

Accounting Experience/Financial Literacy Expertise in understanding and evaluating financial disclosures of companies gained from years with J.P. Morgan and experience as a REIT industry analyst

Cybersecurity and Technology Experience gained through dedicated trainings on cybersecurity and technology risks

Risk Management Experience Expertise in risk management gained from a career assessing commercial mortgage loans and real estate investments
Patricia S. Han	Biography	Skills
Independent Age: 53 Director since: 2019 Committee Membership: Compensation l; Finance; and Nominating and Corporate Governance Other Current Public Company Directorships: Latch, Inc.
Patricia S. Han has extensive experience in technology, digital media and ecommerce. Since 2024, Ms. Han is Chief Executive Officer of Mistplay, Inc., a mobile gaming and loyalty platform. Prior to that, Ms. Han was an Entrepreneur in Residence at RRE Ventures, a role she started in October 2023. She was the Chief Executive Officer of MyFitnessPal, a global health mobile platform, from April 2021 to June 2023. She currently serves on the board of Latch, Inc., a Nasdaq-listed provider of tech-enabled access controls, from 2021 to the present. She previously served on the board of directors of Nutrisystem, Inc., a Nasdaq-listed provider of health and wellness products and services, from 2018 to 2019. From February 2020 to April 2021, she served as Chief Product Officer of Care.com, a leading U.S. marketplace connecting families and caregivers. From 2017 to 2020, Ms. Han served as Chief Executive Officer of Daily Burn, a wellness streaming brand.
Ms. Han was selected to serve as a member of our board based on her vast experience with technology platforms and digital branding and commerce.

Target Tenant Industry Experience
Vast knowledge in the technology industry gained through leadership roles at Mistplay, Inc., MyFitnessPal, Care.com, Daily Burn, Inc., Dotdash and WebMD, among others, which segment (technology, media and advertising) comprises 22% of our tenant base

Executive Leadership Chief Executive Officer of Mistplay, Inc. Former Chief Executive Officer of MyFitnessPal Former Chief Product Officer of Care.com Former Chief Executive Officer of Daily Burn, Inc.

Digital Media and Commerce Expertise in the digital media and commerce space having held several leadership roles across the industry, including as CEO of MyFitnessPal

Cybersecurity and Technology Experience gained through her leadership roles with numerous technology platforms and the unique issues involved in managing such platforms

Human Capital Management Experience Successfully established company culture and managed senior talent as CEO of MyFitnessPal and Daily Burn, Inc.

Public Company Board Experience Director of Latch, Inc. (Nasdaq: LTCH) since 2021 Director of Nutrisystem, Inc. (Nasdaq: NTRI) from 2018 to 2019

2025 PROXY STATEMENT 17

Grant H. Hill	Biography	Skills
Independent Age: 52 Director since: 2020 Committee Membership: Finance; and Nominating and Corporate Governance Other Current Public Company Directorships: Campbell Soup Company
Grant H. Hill is an owner and Vice Chairman of the board of directors of the Atlanta Hawks Basketball Club. Mr. Hill has invested in and developed more than $200 million of commercial real estate through Hill Ventures, Inc. He is the co-founder and a former member of the investment committee of Penta Mezzanine Fund, a private investment firm that provides customized growth capital solutions to profitable, lower-middle- market companies nationwide. In August 2021, Mr. Hill was appointed managing director of the USA Basketball Men’s National Team. He has served on the board of directors of the Campbell Soup Company (NYSE: CPB) since January 2021.
Mr. Hill is involved in many professional, community and not-for-profit organizations. He earned a B.A. in History from Duke University. Mr. Hill is one of the greatest college and professional basketball players of all time and an Olympic gold medal winner.
Mr. Hill was selected to serve as a member of our board based on his extensive experience in consumer branding, leadership and team skills, and entrepreneurial successes.
Real Estate Experience Wealth of knowledge gained through investing in commercial real estate through Hill Ventures, Inc.

Investment Experience Extensive experience as co-founder and former member of the investment committee of Penta Mezzanine Fund

Target Tenant Industry Experience
Insight into the real estate industry through Hill Ventures, Inc. as well as the financial industry as a former member of the Penta Mezzanine Fund Investment Committee

Executive Leadership An owner and Vice Chairman of the Board of Directors, Atlanta Hawks Basketball Club

Digital Media and Commerce Extensive experience in social media and online branding and presence

Human Capital Management Experience Expertise in large company leadership as an owner and Vice Chairman of the Board of Directors of the Atlanta Hawks Basketball

Public Company Board Experience Campbell Soup Company (NYSE: CPB) since January 2021
R. Paige Hood	Biography	Skills
Independent Age: 66 Director since: 2020 Committee Membership: Audit; Finance (Chair); and Nominating and Corporate Governance
R. Paige Hood has over 32 years of experience in the real estate finance industry spanning national and international portfolios and a wide variety of property types and sectors. He spent the last 31 years of his career with PGIM Real Estate Finance, an asset management subsidiary of Prudential Financial, Inc., where he most recently served as Chief Investment Officer from 2016 to 2019. Prior to this position, he served as General Account Portfolio Manager for 13 years, during which time he grew PGIM Real Estate Finance’s portfolio from a $16 billion domestic portfolio to over a $50 billion international portfolio. Mr. Hood earned a Top 100 Scholarship to, and his Bachelor of Science in Finance and his M.B.A. from, Louisiana State University, Baton Rouge.
Mr. Hood was selected to serve as a member of our board on his extensive experience in real estate finance through several industry cycles.
Real Estate Experience Over 30 years of real estate finance industry experience through several industry cycles with PGIM Real Estate Finance

Investment Experience Valuable experience gained while Chief Investment Officer at PGIM Real Estate Finance

Target Tenant Industry Experience Intensive real estate expertise gained during his more than three decades with PGIM Real Estate Finance

Executive Leadership Former Chief Investment Officer, PGIM Real Estate Finance

Accounting Experience/Financial Literacy Vast accounting and financial literacy experience garnered while with PGIM Real Estate Finance

Human Capital Management Experience Experience in large company leadership as a former senior executive of PGIM Real Estate Finance

Risk Management Experience Perspective on risk management challenges gained from his role as Chief Investment Officer at PGIM Real Estate Finance, a publicly-traded company

18 EMPIRE STATE REALTY TRUST

James D. Robinson IV	Biography	Skills
Independent Age: 62 Director since: 2015 Committee Membership: Nominating and Corporate Governance (Chair)
James D. Robinson IV is currently a Founder and Managing Partner at RRE Ventures. He has been active within the technology community for over 30 years and has led investments in and served on the boards of more than 45 technology companies. He is a director of Abra, Netsertive, Noom, TheSkimm and Pebblepost. Mr. Robinson is a board observer at HYPR and Bitpay. Mr. Robinson has been recognized on the Forbes Midas List of Top 100 VC’s, as well as Institutional Investors’ Top Fintech Investors. Previously, he worked at H&Q Venture Capital and J.P. Morgan & Co.
Mr. Robinson holds a master’s degree from Harvard and a joint bachelor’s degree in Computer Science & Business Administration from Antioch College. He is a director of the Partnership for New York City Investment Fund.
Mr. Robinson was selected to serve as a member of our board based on his more than 30 years of management and board experience in the technology industry.
Investment Experience Strong investment background as Founder and Managing Partner of RRE Ventures

Target Tenant Industry Experience Extensive experience working with many startups and enterprises in the technology and finance industries

Executive Leadership Founder and Managing Partner, RRE Ventures

Digital Media and Commerce Experience gained through investing in and managing numerous digital platforms

Cybersecurity and Technology Broad experience in the technology sector having served on the boards of more than 40 technology companies throughout his career

Human Capital Management Experience Perspective gained from building a strong talent base at RRE Ventures over its 25-year history

Risk Management Experience Expertise in risk management gained from investing and assessing technology companies and taking several of those companies public

Public Company Board Experience Olo Inc. (NYSE: OLO) from 2008 to 2022
Christina Van Tassell	Biography	Skills
Independent Age: 54 Director since: 2023 Committee Membership: Audit; and Nominating and Corporate Governance
Christina Van Tassell is the former Executive Vice President & Chief Financial Officer of John Wiley & Sons, Inc. (NYSE: WLY), a global knowledge company and leader in research, publishing and knowledge solutions, a role she held from 2021 to October 2024. In such role, she oversaw the company’s corporate and financial functions, including financial planning and analysis, accounting, investor relations, internal audit, treasury, and tax. Previously, Ms. Van Tassell was the Chief Financial Officer at Dow Jones & Company, Inc., owner of the Wall Street Journal, Barron’s, and Factiva, from 2017 to 2021, Before that, she served as Chief Financial Officer at Xaxis, a global advertising technology company owned by WPP Plc, from 2013 to 2017, and at Centurion Holdings LLC, an investment and advisory company, from 2004 to 2013. She began her career at PricewaterhouseCoopers, where she held senior roles in global capital markets, M&A, and other corporate finance functions during her 12-year tenure.
In addition to her corporate roles, Ms. Van Tassell recently served on the board of the News Literacy Project, a national educational nonprofit that empowers educators to teach students the skills they need to become smart consumers of news and engaged participants in civic life. Ms. Van Tassell has also served on the board of Unruly, a leading provider of video advertising technology.
Ms. Van Tassell holds M.B.A.s from Columbia University and London Business School and a Bachelor of Arts degree in accounting and business administration from Muhlenberg College. Ms. Van Tassell brings a wealth of experience, insight, and creativity developed over 30 years of leading and innovating in global finance organizations.
Ms. Van Tassell was selected to serve as a member of our Board of Directors based on her leadership and expertise in public company corporate and financial functions as well as digital media.
Investment Experience Extensive expertise gained as Chief Financial Officer at Centurion Holdings LLC, an investment and advisory company

Target Tenant Industry Experience Valuable insight into the financial industry, publishing industry and advertising industry

Executive Leadership
Former Executive Vice President & Chief Financial Officer at John Wiley & Sons, Inc., and former Chief Financial Officer at Dow Jones & Company, Inc., Xaxis and Centurion Holdings LLC

Accounting Experience/Financial Literacy Strong expertise gained from 12-year tenure at PricewaterhouseCoopers in global capital markets and M&A

Digital Media and Commerce
Broad experience as Chief Financial Officer at a global advertising technology company and a publishing firm that owns businesses, such as Wall Street Journal, with online platforms

Cybersecurity and Technology Insight gained from executive experience at a company that delivers technological solutions

Human Capital Management Experience Deep involvement with executive oversight and management of talents at large companies

Risk Management Experience Vast experience in risk management from serving as Chief Financial Officer for several companies

2025 PROXY STATEMENT 19

Hannah Yang	Biography	Skills
Independent Age: 52 Director since: 2023 Committee Membership: Finance; and Nominating and Corporate Governance
Hannah Yang is currently Chief Growth and Customer Officer of The New York Times Company, and in such role she co-leads the cross-functional organization consisting of product development, engineering, data, design, marketing, research and sales to drive The Times’s subscription growth globally. Prior to her current role, she held a variety of leadership positions with The Times since 2010, and served in sales development and strategic planning roles with the New England Media Group (which included The Boston Globe and Boston.com) from 2003 to 2007. She began her career as a corporate attorney at the law firm Simpson Thacher & Bartlett and a management consultant at Katzenbach Partners LLC (now a part of Strategy&).
Ms. Yang serves on the board of the Alliance for Young Artists & Writers, a nonprofit that supports creative teens, and on the board of The New York Times Neediest Cases Fund, a nonprofit organization that supports people in dire financial circumstances.
Ms. Yang graduated magna cum laude from Harvard College with a Bachelor of Arts degree in social studies and has a Doctor of Law degree from Harvard Law School. She is a graduate of Juilliard’s Pre-College Division, where she studied classical piano.
Ms. Yang was selected to serve as a member of our Board of Directors based on her executive leadership skills and deep expertise in media and digital transformation.
Target Tenant Industry Experience Vast experience in media through The New York Times Company and the New England Media Group

Executive Leadership Chief Growth and Customer Officer of The New York Times Company

Digital Media and Commerce Deep expertise in media and digital transformation gained through co-leading product development, engineering, data, design, marketing, research and sales

Cybersecurity and Technology Perspective gained at companies with digital platforms requiring close attention to data and cybersecurity

Human Capital Management Experience Valuable experience with talent development and management from co-leading a cross-functional organization

Our Chairman Emeritus

Peter L. Malkin, our Chairman Emeritus, may attend meetings of our board, but does not have board member voting status.
PETER L. MALKIN	AGE: 91
Peter L. Malkin is our Chairman Emeritus. Peter L. Malkin joined his father-in-law and Malkin Holdings LLC’s co-founder, Lawrence A. Wien, as a principal of Malkin Holdings LLC in 1958, and was responsible for the syndication and supervision of property acquisitions and operations of Malkin Holdings LLC. Peter L. Malkin is the founding chairman and a director of the Grand Central Partnership, The 34th Street Partnership and The Fashion Center Business Improvement District, each of which is a not-for-profit organization that provides supplemental public safety, sanitation and capital improvement services to a designated area in midtown Manhattan. Peter L. Malkin is also Co-Chairman of the Emeritus Council of Directors of Lincoln Center for the Performing Arts, Inc. (having been the longest serving board member of that institution), Founding Chairman and currently Chairman Emeritus of the Dean’s Council of the Harvard Kennedy School, Co-Chair Emeritus of The Real Estate Council of the Metropolitan Museum of New York, founding Co-Chair with Paul Newman and Co-Chair Emeritus of Chief Executives for Corporate Purpose, a member of the Global Wealth Management Advisory Committee of Bank of America, a member of the Advisory Committee of the Greenwich Japanese School, a partner in the New York City Partnership and a director of the Realty Foundation of New York. Peter L. Malkin received a bachelor’s degree summa cum laude, Phi Beta Kappa, from Harvard College and a law degree magna cum laude from Harvard Law School.

20 EMPIRE STATE REALTY TRUST

Leadership Structure of Our Board of Directors

(1)
Mr. DeRosa will not stand for re-election at the annual meeting,. Mr. Gilbert will Chair the Compensation Committee at the conclusion of Mr. DeRosa’s term.

MAJORITY INDEPENDENT BOARD
Our board has determined that each of our directors, other than Anthony E. Malkin, has no material relationship with us (either directly or as a partner, shareholder, director or officer of an organization that has a relationship with us) and is “independent” as defined in the NYSE listing standards and our director independence standards. No director participated in the final determination of his or her own independence.
Our board has also determined that each member of its four standing committees is independent as defined under NYSE rules and, where applicable, also satisfies the committee-specific requirements set forth on page 24.
The independent members of our board meet in executive session during each regularly scheduled meeting of our board without the presence of any persons who are part of our management. The executive sessions are chaired by our Lead Independent Director.

LEAD INDEPENDENT DIRECTOR
Our board understands there is no single, generally accepted approach to providing board leadership and does not have a fixed policy regarding the separation of the roles of CEO and Chairman of our board. Given the dynamic and competitive environment in which we operate, our board believes that the appropriate leadership may vary as circumstances warrant.
The board believes that it is in our company’s best interests to have Anthony E. Malkin serve as Chairman of our board and CEO because the combination of these roles in him provides effective leadership, taps his depth of knowledge about the real estate industry and the history of our company and assets, and provides the clear focus needed to execute our business strategies and objectives. Our board believes the company is in a better position to implement its near- and long- term strategies if the Chairman is also the person directly responsible for the operations executing those strategies.
Given the combined Chairman and CEO role, our board has appointed Steven J. Gilbert as Lead Independent Director.
In accordance with our Corporate Governance Guidelines, our Lead Independent Director is elected annually by a majority of the independent directors. The Lead Independent Director:
◗
is the principal liaison between our Chairman and CEO and our independent directors;

◗
presides at any meetings at which our Chairman and CEO is not present (including regular executive sessions of independent directors);

◗
takes a leadership role in identifying issues for our board to consider and reviews and comments on each board agenda;

◗
takes the primary role in providing feedback to our Chairman and CEO with respect to any issues or discussions which may occur in executive sessions that are conducted without the presence of the management team;

◗
resolves any conflict among directors or between directors and management;

◗
independently reviews risk oversight matters with our Chairman and CEO and determines appropriate planning and actions; and

◗
consults with and provides counsel to our Chairman and CEO as needed or requested.

The duties of the Lead Independent Director are codified in our Corporate Governance Guidelines, described on page 27.
Additionally, our Lead Independent Director engages directly with shareholders:
◗
by joining meetings with shareholders, when requested, during our governance outreach; and

◗
by reviewing shareholder correspondence directed to our board and providing input on responses to such correspondence.

The independent directors believe the Lead Independent Director role is a highly effective conduit between our board and management and provides the vision and leadership to execute on our strategy and create shareholder value without the need for an independent chair. Our board convenes regularly scheduled executive sessions of the independent directors in order to ensure the independent directors can speak candidly and openly without the presence of management.

2025 PROXY STATEMENT 21

Board Oversight of Strategy

OUR STRATEGY
Lease space	Sell Observatory tickets	Manage our balance sheet	Identify growth opportunities	Achieve sustainability goals

Our board actively participates with management in the development, evaluation and refinement of our business strategy to help ensure that our strategic priorities are thoughtfully constructed and well-articulated to all constituents.
◗
The board receives updates from management, including on acquisition and disposition opportunities, proactive management of our portfolio revenue and expenses and tenant relationships, Observatory performance, sustainability initiatives, changes in market conditions and external opportunities and challenges.

◗
The board assists our management to refine its business strategy and react to particular opportunities or challenges that arise. While management is charged with the definition and execution of strategy on a daily basis, the board monitors and evaluates performance through regular updates and active dialogue with our management team. Aspects of our business strategy are discussed at every meeting, and key elements of our strategy are embedded in the work performed by the committees of the board. Our board believes that, through these ongoing efforts, they are able to focus on our performance over the short, intermediate and long-term to secure long-term growth of the business for our shareholders.

Board and Management Oversight of Corporate Responsibility and Sustainability Matters

As sustainability is a critical part of our business strategy, our entire board has responsibility for sustainability oversight. Recognizing the significance, attention and focus that sustainability strategy requires, our board has delegated specific sustainability responsibilities to each of its committees as specified in the committee charters:
Governing Body	Sustainability-related Responsibilities	2024 Sustainability-related Discussions
BOARD
While the Nominating and Corporate Governance Committee makes recommendations with respect to sustainability matters, the board has ultimate decision-making authority. Sustainability matters that arise from other committees are also referred to the full board as appropriate.

Matters referred by committees per discussions noted below. Our entire board is on the Nominating and Corporate Governance Committee and receives the presentation noted below from our SVP, Director of Energy and Sustainability and SVP, Human Resources Strategy and Operations on topics such as sustainability certifications and ratings, employee engagement, community outreach and our sustainability report.

AUDIT COMMITTEE
As part of its oversight of the company’s enterprise risk management (“ERM”) program, the committee reviews and discusses the company’s risks and mitigants related to sustainability, including environmental risks such as climate-related risks and human and labor right risks.

Regular discussions regarding sustainability risks with internal audit consultant, such as review of risk and mitigation strategies to address physical and transitional climate-related risks. Periodic business continuity tabletop exercise on cybersecurity risks.

COMPENSATION COMMITTEE	The Compensation Committee is responsible for oversight of the company’s equity compensation plans with a view towards attraction and retention of top talent.	Regular discussions regarding compensation and benefits for executive officers as well as plans that impact the broader employee population, including our equity incentive plans and 401(k) plan.
FINANCE COMMITTEE	The committee considers sustainability opportunities and strategy in reviewing and analyzing significant transactions and financings.
Regular discussions regarding review of economic implications of environmental risk and potential for enhancements to energy efficiency and indoor environmental quality within portfolio and in acquisition targets.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
The committee considers corporate responsibility and sustainability matters and makes recommendations to the board regarding such matters.
The committee is also responsible for oversight of the company’s strategies and policies related to human capital management, such as talent development and retention.

Presentations by SVP, Director of Energy and Sustainability and SVP, Human Resources Strategy and Operations on topics such as sustainability certifications and ratings, human capital management, talent attraction and retention, employee engagement, community outreach and our sustainability report.

Our comprehensive, all-department approach to sustainability is supported by the employee-led Sustainability Committee, led by our SVP, Director of Energy and Sustainability and executed by the property management teams across our portfolio. The Sustainability Committee meets quarterly, and the standing members include our Chairman and CEO, President, EVP, Real Estate, CFO & CAO, Director of Leasing, property construction and operations executives and members of the legal, marketing and investor relations teams. The committee’s agenda has evolved over time to reflect our company’s proactive leadership and commitment to results.

22 EMPIRE STATE REALTY TRUST

Board Oversight of Risk

OBJECTIVE	HOW WE GET THERE
Maintain an effective risk oversight process to enable the board to monitor, evaluate and take action with respect to the company’s most important short-term, medium-term and long-term business risks.
Management reports key enterprise risks to the board and its committees on a regular basis and distribution of oversight among the board and its committees to ensure appropriate time and attention is devoted to each risk.

BOARD OVERSIGHT		MANAGEMENT OVERSIGHT

The board plays an active role in oversight of management’s processes and controls to address the company’s risks. The committees of the board assist the full board in such risk oversight on the specific matters within the purview of each committee as outlined below. The board believes that its role in the oversight of the company’s risks complements our current board leadership structure, with a strong lead independent director, as well as our committee structure, as it allows our four standing board committees to play an active role in the oversight of the actions of management in identifying risks and implementing effective risk management policies and controls.

Our management team is responsible for the day-to-day management of enterprise risks, including through the management of the company’s ERM program. Our CFO & CAO is primarily responsible for our ERM program, with the assistance of an independent consultant, and our Compliance Officer reviews and advises on day-to-day risks. Management actively identifies, monitors and implements mitigation strategies with respect to such risks.
As part of the ERM program and committee oversight responsibilities under the committee charters, management provides regular updates to the board and relevant committees. The below provides key examples of management oversight but is not intended to be an exhaustive list.
Financial Reporting Risks
Our Disclosure Committee, comprised of certain executives and senior employees involved in the financial reporting process, meets at least quarterly and additionally as often as circumstances dictate to ensure the accuracy, completeness and timeliness of our disclosure statements, and to evaluate the effectiveness of the design and operation of our disclosure controls and procedures. Their purpose is to bring employees from our core business lines together with employees involved in the preparation of our financial statements to consider the information required to be disclosed to the company’s shareholders, the SEC and the investment community. Our Disclosure Committee, which includes our CFO & CAO, reports to our Chairman & CEO and President and its findings are shared with the Audit Committee.
Cybersecurity Risks
Our Chief Technology Officer presents a cybersecurity update at each quarterly Audit Committee meeting, and cybersecurity is an area reviewed by internal audit testing.
Sustainability Risks
Our Sustainability Committee, led by the SVP, Director of Energy and Sustainability, addresses key sustainability risks including, but not limited to:
◗
Physical environmental risks, such as the environmental impact of our buildings in terms of energy consumption and emissions, climate-related risks like the potential impact of extreme weather or natural disasters in the short-, medium-, and long-term, and indoor environmental quality concerns; and

◗
Transitional risks, such as regulatory risks related to changing environmental regulations such as Local Law 97 and NYC’s Climate Mobilization Act.

Audit Committee
◗ Financial risks ◗ Cybersecurity risks ◗ Regulatory and litigation risks	◗ Oversight of the ERM program ◗ Oversight of the company’s Whistleblower Policy
Compensation Committee ◗ Risks related to attraction and retention of executive officers ◗ Risks related to executive compensation arrangements
Finance Committee ◗ Risks related to significant transactions and financings ◗ Risks related to our capital structure and strategies

Nominating and Corporate Governance Committee
◗
Oversight of reputational and corporate governance risks, including potential conflicts of interest, director independence and sustainability matters

◗
Human capital management risks, including talent attraction and retention at both the employee and board level

◗
Executive succession planning

Further, the board has engaged an independent consultant to supplement management’s activities on enterprise risk assessment, which rotates through each area of our activities and reports on a quarterly basis to the Audit Committee. The consultant, with the input of management, provides a heat map of the risks to identify the urgency and potential impact. The board engages additional consultants as it deems necessary to investigate and prepare for new and emerging risks.
In addition to our board’s review of risks applicable to our company generally, the board conducts an annual self-assessment in order to evaluate performance for the purpose of improving board and committee processes and effectiveness.

2025 PROXY STATEMENT 23

Board Committees

Our board has four standing committees: an Audit Committee, a Compensation Committee, a Finance Committee and a Nominating and Corporate Governance Committee. The current charter for each of these committees is available on our investor website at investors.esrtreit.com in the “Governance Documents” section. The information available on, or otherwise accessible through, our website is not incorporated by reference into this proxy statement.
AUDIT COMMITTEE	Meetings held in 2024: 12
Members: S. Michael Giliberto (Chair), Thomas J. DeRosa(1), R. Paige Hood, Christina Van Tassell
We have adopted an Audit Committee Charter, which outlines the principal functions of the committee, including to assist our board in the oversight of:	The Audit Committee is also responsible for:
◗
our accounting and financial reporting processes and financial statement audits, including the quality and integrity of our financial statements;

◗
effectiveness of our control environment, including the company’s systems of disclosure controls and procedures and internal controls over financial reporting;

◗
our compliance with legal and regulatory requirements applicable to financial statements and accounting and financial reporting processes;

◗
the independent registered public accounting firm’s qualifications, appointment, compensation, retention, engagement, performance and independence;

◗
design, organization, implementation and performance of the company’s internal audit function and/or activities;

◗
review for adequacy of the insurance coverage on the company and our assets; and

◗
review of tax strategies and potential tax law changes expected to have a material impact on the company’s financial results.

Additional information regarding the functions performed by our Audit Committee is set forth in the “Audit Committee Report” included in this proxy statement on page 74.
Each of the current members of the Audit Committee is “independent” and “financially literate” as such terms are defined by the applicable rules of the SEC and/or NYSE. Our board has also determined that each of Messrs. Giliberto and DeRosa and Ms. Van Tassell qualify as an “audit committee financial expert” as defined in the rules promulgated by the SEC under the Sarbanes-Oxley Act of 2002, as amended.
COMPENSATION COMMITTEE	Meetings held in 2024: 5
Members: Thomas J. DeRosa (Chair)(1), Steven J. Gilbert, Patricia S. Han
We have adopted a Compensation Committee Charter, which outlines the principal functions of the Compensation Committee, which include:
◗
establish and revise the company’s compensation philosophy and oversee the development, implementation and administration of incentive compensation and equity-based plans;

◗
review and approve on an annual basis the market, corporate goals and objectives relevant to any compensation to be paid to the company’s NEOs, evaluate the performance of the NEOs in light of those goals and objectives, and determine the NEOs’ compensation levels based on this evaluation;

◗
consider the results of the most recent shareholder advisory vote on executive compensation and recommend to the board the frequency of such say-on-pay votes;

◗
review and make recommendations to the board with respect to non-employee director compensation;

◗
make recommendations to the board with respect to the company’s incentive compensation plans and equity-based plans and oversee the activities of any individuals and committees who have been delegated responsibility for administering these plans;

◗
oversee, in consultation with senior management, regulatory compliance with respect to compensation matters;

◗
review and approve any severance or similar termination payments or entitlements;

◗
produce the annual Compensation Committee Report for inclusion in the annual proxy statement or annual report on Form 10-K;

◗
review and discuss with management the CD&A for the annual proxy statement and determine whether to recommend to the board for inclusion in the annual proxy statement or annual report on Form 10-K;

◗
retain and approve the compensation of any compensation advisor and evaluate the independence of any such compensation advisor;

◗
review and approve policies with respect to any perquisites provided to the NEOs;

◗
review the company’s incentive compensation arrangements;

◗
review and approve the terms of any compensation “clawback” or similar policy or agreement between the company and the NEOs for recovering incentive-based compensation; and

◗
oversee compliance with the company’s minimum stock ownership guidelines for NEOs and non-employee directors.

Each of the current members of the Compensation Committee is “independent” as defined by the applicable rules of the NYSE and is a “non-employee director” as defined by the applicable rules and regulations of the SEC.

(1)
Mr. DeRosa will not stand for re-election at the annual meeting. Mr. Gilbert will Chair the Compensation Committee at the conclusion of Mr. Derosa’s term.

24 EMPIRE STATE REALTY TRUST

FINANCE COMMITTEE	Meetings held in 2024: 4
Members: R. Paige Hood (Chair), Steven J. Gilbert, S. Michael Giliberto, Patricia S. Han, Grant H. Hill, Hannah Yang
We have adopted a Finance Committee Charter, which outlines the principal functions of the committee, which include:
◗
provide advice to management and vote on management’s recommendations to the board in all cases regarding any material acquisition, disposition, or financing transaction, which may include without limitation, purchase, sale, secured and unsecured borrowing, drawdown under line of credit, merger, joint venture, divestiture, strategic investment, and issuance or repurchase of its debt or equity; and

◗
at the request of the board, provide advice to management and vote on management’s recommendations to the board regarding other matters related to the debt and equity capital structure of the company, which may include without limitation, the company’s financing plan from the perspective of cash flow, capital spending, and financing requirements, path to a credit rating, hedging program and policies and procedures governing the use of financial instruments, including derivatives.

The Finance Committee’s other responsibilities include:
◗
provide advice on any material diversification of the company’s business;

◗
review material banking relationships and lines of credit; and

◗
periodically assess the effectiveness of the company’s investor relations program and its interaction with the research analyst community.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE	Meetings held in 2024: 4
Members: James D. Robinson IV (Chair), Thomas J. DeRosa(1), Steven J. Gilbert, S. Michael Giliberto, Patricia S. Han, Grant H. Hill, R. Paige Hood, Christina Van Tassell, Hannah Yang
We have adopted a Nominating and Corporate Governance Committee Charter, which outlines the principal functions of the committee, which include:
◗
review periodically and make recommendations to the board as to changes in the size, composition, organization, function and operational structure of the board and its committees;

◗
review and make recommendations to the board on the range of qualifications, skills and experience that should be represented on the board and eligibility criteria for individual board membership;

◗
assist the board by identifying individuals qualified to become board members;

◗
recommend to the board the director nominees to fill a vacancy or to be elected at each annual or special meeting of the company’s shareholders;

◗
recommend to the board the director nominees to serve on each board committee;

◗
develop, together with the Chairman of the board and members of senior management, and recommend to the board succession plans for the company’s CEO and, if applicable, other executive officers;

◗
recommend to the board the appointment of each of the NEOs;

◗
consult with the Chairman of the board to obtain views regarding whether new members should be added to the board and whether current members should be nominated for re-election or replaced;

◗
develop and recommend to the board the corporate governance principles and guidelines applicable to the company;

◗
review the company’s Code of Business Conduct and Ethics periodically and review any reported alleged violations thereof;

◗
review and, where appropriate, approve specific or general categories of transactions or arrangements that may involve a “conflict of interest” (as defined in the company’s Code of Business Conduct and Ethics);

◗
solicit and receive comments on an annual basis from each director and report to the board with an assessment of the board’s performance;

◗
consider corporate responsibility and sustainability matters and make recommendations to the board regarding such matters; and

◗
oversee the company’s strategies and policies related to human capital management, including with respect to matters such talent attraction and retention.

(1)
Mr. DeRosa will not stand for re-election at the annual meeting.

Each of the current members of the Nominating and Corporate Governance Committee is “independent” as such term is defined by the applicable rules of the NYSE.
BOARD MEETINGS AND ATTENDANCE
	Board	Audit	Compensation	Finance	Nominating and Corporate Governance
Number of Board and Committee Meetings	4	12	5	4	4
Attendance(1)	98%	98%	100%	95%	97%

(1)
Aggregate attendance by all directors who were part of the board or applicable committee at the time of the meeting. Each director attended at least 75% of the meetings of the board and committees on which the director served during 2024.

All directors who were part of the board at the time of the meeting attended our 2024 annual shareholders meeting.

2025 PROXY STATEMENT 25

Board Role in Succession Planning

We believe that CEO succession planning and planning for succession below the CEO level are among the board’s key responsibilities. The board’s involvement in leadership development and succession planning is systematic and ongoing. Management succession is discussed as part of the regular agenda of the Nominating and Corporate Governance Committee (which includes our full board) throughout the year in executive sessions. Discussions focus on the CEO and our other executive officers. The CEO periodically reviews with the independent directors the performance of senior executives and their qualifications, experience and development. Additionally, the SVP, Human Resources Strategy and Operations reports to the Nominating and Corporate Governance Committee at each quarterly meeting and discusses the company’s broader programs for talent attraction, retention and development, key hires and high potential employees, and succession planning for senior employees below the executive level. The board also has regular and direct exposure to senior leadership and high-potential employees in meetings held throughout the year.
Other Board Matters

BOARD AND COMMITTEE SELF-EVALUATIONS
ANNUAL BOARD AND COMMITTEE SELF-EVALUATIONS FACILITATED BY A THIRD PARTY
Throughout the year, our board discusses corporate governance practices with management and third-party advisors to ensure that the board and its committees follow practices that are optimal for the company and its shareholders. As part of this process, the board conducts an annual self-evaluation to determine whether it and its committees function effectively. With concurrence from the board, the Nominating and Corporate Governance Committee develops and implements procedures for the board self-evaluation process. In 2024, our board again engaged a third-party service provider to assist with developing and administering a director self-assessment questionnaire, with topics that included board and committee composition and culture, board and committee meetings and administration, the company’s strategy and performance, succession planning and risk management. At its December 2024 in-person meeting, the board held a discussion of these topics.
DIRECTOR ONBOARDING AND CONTINUING EDUCATION
The board has an orientation and onboarding program as part of its effort to integrate new directors and familiarize them with the company. The company also provides continuing education for all directors.
NEW DIRECTOR ORIENTATION
Our orientation program is tailored to the needs of each new director depending on his or her level of experience serving on other boards and knowledge of the company or industry acquired before joining the board. Materials provided to new directors include information on the company’s business plan, financial matters, corporate governance practices, the Code of Business Conduct and Ethics, and other key policies and practices. New directors meet with existing directors, executive officers and other members of management to understand roles, responsibilities, programs and challenges. New directors are invited for tours of our properties. New Audit Committee members additionally meet with representatives from our independent registered accounting firm and internal audit consultant.
CONTINUING DIRECTOR EDUCATION
Representatives of management brief the board regularly on topics designed to provide directors a deeper understanding of our business. Continuing director education is provided during portions of board and committee meetings and other board discussions. Our focus is on items necessary to enable the board to consider effectively long-term strategic issues and topics that address their fiduciary responsibilities. For example:
◗
The Audit Committee invites our auditor and other external consultants to present on topics such as developments in SEC regulation and disclosure, new accounting rules and standards and other topics necessary for a thorough understanding of our accounting practices and financial statements.

◗
The Nominating and Corporate Governance Committee receives presentations by legal advisors on topics such as governance trends, shareholder activism and sustainability.

◗
Our board periodically attends company tabletop exercises on cybersecurity and business continuity planning.

◗
Our board members regularly attend conferences on emerging topics and actively participate in meetings with our shareholders.

COMMUNICATIONS WITH OUR BOARD OF DIRECTORS
We have a process by which shareholders and/or other parties may communicate with our board, our independent directors as a group, or our individual directors by e-mail or regular mail. Any such communication may be made anonymously. All communications by e-mail should be sent to Investor Relations at ir@esrtreit.com. Communications sent by regular mail should be sent to the attention of the board, the Independent Directors, the Lead Independent Director, any of the Chairs of the Audit Committee, Compensation Committee, Finance Committee, or Nominating and Corporate Governance Committee, in each instance in care of the company’s Secretary at the company’s office at 111 West 33rd Street, 12th Floor, New York, New York 10120. The company’s Secretary will review each communication received in accordance with this process to determine whether the communication requires immediate action. All

26 EMPIRE STATE REALTY TRUST

appropriate communications received, or a summary of such communications, will then be forwarded to the appropriate member(s) of our board. However, we reserve the right to disregard any communication which the company’s Secretary determines is unduly hostile, threatening, illegal, unrelated to the company, or otherwise inappropriate.
CORPORATE GOVERNANCE POLICIES AND PRACTICES
CORPORATE GOVERNANCE GUIDELINES
Our board has adopted Corporate Governance Guidelines which address significant topics of corporate governance, including among others, functions and responsibilities of the board, director qualification standards, director resignation policy, director access to management and independent advisors, director compensation, director orientation and continuing education, annual performance evaluation of the board, management succession, annual performance evaluation of management by our board and meeting procedures. These guidelines meet or exceed the listing standards adopted by the NYSE, on which our Class A common stock is listed. Our Nominating and Corporate Governance Committee is responsible for assessing and periodically reviewing the adequacy of the Corporate Governance Guidelines and will recommend, as appropriate, proposed changes to our board.
DIRECTOR TENURE
Our policy seeks a balance of  (i) new perspectives and refreshed composition and (ii) long-tenured experience and continuity when evaluating director tenure. The policy expressly recognizes that a director’s term should not extend beyond such director’s ability to contribute and such director’s commitment to the board, as evidenced by board and committee meeting attendance and participation.
WRITTEN GUIDELINES FOR LEAD INDEPENDENT DIRECTOR
Our Corporate Governance Guidelines set forth our Lead Independent Director’s rights and responsibilities, which include, among others, the power to call and chair executive sessions of the independent directors; approve meeting agendas for the board; serve as a liaison between the chairman of the board and the independent directors; and guide, lead or assist with the board and director self-assessment process, the board’s annual performance evaluation of the CEO, and the CEO succession planning process. In accordance with such guidelines, our Lead Independent Director is elected annually by a majority of the independent directors and those elections have been unanimous.
SHAREHOLDER AMENDMENT OF THE BYLAWS
We provide our shareholders with the right to amend our bylaws, co-extensive with the right of the board to do the same. Our bylaws permit shareholders of the company to amend the company’s bylaws by the affirmative vote of the holders of a majority of all the votes entitled to be cast on the matter. The board has the ability to alter or repeal any bylaw provision, to adopt new bylaw provisions and to make new bylaws, co-extensive with the right of the shareholders described here. A shareholder amendment proposal may not adopt any provision inconsistent with the existing by-law provisions regarding (i) indemnification of directors and officers of the company or (ii) procedures for amendment of the bylaws, in either case, without the approval of the board.
PROXY ACCESS
Our proxy access bylaw provision enables a shareholder, or group of no more than 20 shareholders, meeting specified eligibility requirements, to include director nominees in the company’s proxy materials for our annual meetings. See page 86 for more information.
20 A SHAREHOLDER, OR GROUP OF NO MORE THAN 20 SHAREHOLDERS	3%/3 years OWNING AT LEAST 3% OF THE AGGREGATE OF THE ISSUED AND OUTSTANDING COMMON STOCK CONTINUOUSLY FOR AT LEAST THE PRIOR THREE YEARS
20%
TO NOMINATE AND INCLUDE IN OUR PROXY MATERIALS THE MAXIMUM NUMBER OF DIRECTOR NOMINEES THAT MAY BE SUBMITTED PURSUANT TO THESE PROVISIONS WHICH MAY NOT EXCEED 20% OF THE NUMBER OF DIRECTORS THEN IN OFFICE

MAJORITY VOTING STANDARD
Our board adopted the Fourth Amended and Restated Bylaws on August 8, 2023, which provide for a majority voting standard for uncontested director elections, with a plurality voting standard carveout for contested director elections. We have also updated the procedures and disclosure requirements for director nominations made under the company’s existing advance notice requirements to reflect the SEC’s adoption of Rule 14a-19 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
CODE OF BUSINESS CONDUCT AND ETHICS
Our board has adopted a Code of Business Conduct and Ethics, which applies to our directors, officers, employees and affiliates and is reviewed and overseen by our Nominating and Corporate Governance Committee. We train our employees on the code on an annual basis and provide additional compliance training on key topics on a rotational basis, including insider trading, anti-harassment and discrimination and cybersecurity. All employees are required annually to reaffirm their compliance with the code.

2025 PROXY STATEMENT 27

Employees are required to speak up about misconduct and report suspected or known code violations. The code prohibits retaliation against anyone who raises an issue or concern in good faith. Any waiver of the code for our directors or executive officers may be made only by our board or the Nominating and Corporate Governance Committee. We intend to disclose on our website any material amendment to, or waiver of, any provision of the code that would be required to be disclosed to stockholders under the rules of the SEC or the NYSE.
INSIDER TRADING POLICY
We have adopted an insider trading policy governing the purchase, sale, and other dispositions of our securities by our directors, officers, and employees that we believe is reasonably designed to promote compliance with insider trading laws, rules and regulations, and listing standards applicable to us. We also follow procedures for the repurchase of our securities. We believe that our insider trading policy and repurchase procedures are reasonably designed to promote compliance with insider trading laws, rules and regulations, and listing standards applicable to us.
WHISTLEBLOWER POLICY
Our Audit Committee has adopted procedures for the (i) anonymous and confidential submission by employees or other interested parties of complaints or concerns regarding violations of securities laws or questionable accounting, internal accounting controls or auditing matters, and (ii) receipt, investigation and resolution of employee complaints or concerns regarding such matters. If you wish to contact our Audit Committee to report complaints or concerns relating to the financial reporting of our company, you may do so via our hotline at (855) 326-9626, via email at www.esrt.ethicspoint.com, or in writing to the Chairman of our Audit Committee or our Compliance Officer, Empire State Realty Trust, Inc., 111 West 33rd Street, 12th Floor, New York, New York 10120. Any such communication may be made anonymously.

28 EMPIRE STATE REALTY TRUST

Compensation of Directors

Members of our board who are not independent receive no additional compensation for their services as directors. Each independent director receives an annual base retainer for his or her services of  $200,000. The annual base retainer is comprised of:
1.
60% equity ($120,000), at such director’s election, either in LTIP units or Restricted Shares, in each case to vest ratably over a period of four years; and

2.
the remaining 40% at such director’s election:

a.
in cash at face value ($80,000) (“Option 1”);

b.
in fully vested equity at face value ($80,000), at such director’s election, either in LTIP units or Restricted Shares (“Option 2”); or

c.
in equity to vest ratably over a period of three years at 120% of face value ($96,000), at such director’s election, either in LTIP units or Restricted Shares (“Option 3”).

All of our directors have elected LTIP units over Restricted Shares to date. The following table sets forth each element of annual compensation payable to our independent directors for their services:
Role	Annual Compensation Amount ($)
Independent Director Base Retainer	200,000(1)
Lead Independent Director	75,000
Audit Committee Chair	25,000
Compensation Committee Chair	17,500
Finance Committee Chair	17,500
Nominating and Corporate Governance Committee Chair	15,000
Committee Membership Fee (Audit)	12,500
Committee Membership Fee (Other Committees)	7,500

(1)
Increased to $216,000 if director elects to receive equity that vests over three-years per Option 3 above.

Fees for service as the Lead Independent Director and on committees of the board are payable in cash. Each year, the Compensation Committee and board has consulted Ferguson Partners Consulting L.P. (“Ferguson Partners”), an independent compensation consultant, regarding current levels and trends in director compensation at peer and other public companies, including a benchmarking analysis by the consultant, to assess the alignment of the company’s compensation policies with peers and market practice.
Under our program, our independent directors are generally not eligible to receive fees for attending board or committee meetings. However, to the extent that an independent director attends board or committee meetings in excess of eight times per annum, such director will receive a fee of  $1,500 for attending each such meeting in excess of such threshold (pro-rated for a partial year of service) if such meeting exceeds thirty (30) minutes. We also reimburse each of our independent directors for his or her travel expenses incurred in connection with attendance at board and committee meetings.
The following table sets forth the compensation earned by each of our independent directors who served for all or a portion of the year ended December 31, 2024, under our director compensation program:
	2024 Director Compensation
Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2),(3)	Total ($)
Thomas J. DeRosa(4)	117,500	120,002	237,502
Steven J. Gilbert	97,500	216,004	313,504
S. Michael Giliberto	120,000	120,002	240,002
Patricia S. Han(5)	112,500	120,002	232,502
Grant H. Hill	15,000	216,004	231,004
R. Paige Hood	37,500	216,004	253,504
James D. Robinson IV	15,000	216,004	231,004
Christina Van Tassell	100,000	120,002	220,002
Hannah Yang	95,000	120,002	215,002

(1)
For the annual period beginning May 10, 2024, Mses. Han, Van Tassell and Yang and Messrs. DeRosa and Giliberto elected Option 1, such that $80,000 of each of their annual retainers was paid in cash.

(2)
Each director received $120,000 in LTIP units that vest pro rata on an annual basis over a period of four years after the date of grant. Messrs. Gilbert, Hill, Hood and Robinson elected Option 3 and received $96,000 in LTIP units that vest pro rata on an annual basis over a period of three years after the date of grant. The vesting of all such equity awards is subject to continued service as director and acceleration in the event of a termination of service on account of death or “disability” (as defined in our 2024 Equity Plan) or resignation after the age of 65 or otherwise in accordance with any company policy for a mandatory term limit or retirement age.

(3)
The amount shown is the aggregate grant date fair value of LTIP units issued to the director as calculated pursuant to ASC Topic 718, which is equal to, on a per unit basis: (i) $8.95 for the LTIP Units that vest annually over four years granted to each of our directors on May 10, 2024; and (ii) $8.84 for the LTIP Units granted to Messrs. Gilbert, Hill, Hood and Robinson under Option 3 that vest annually over three years. As of December 31, 2024, directors held the following number of unvested LTIP units: Mr. DeRosa (41,539), Mr. Gilbert (64,938), Mr. Giliberto (41,539), Ms. Han (41,539), Mr. Hill (64,938), Mr. Hood (69,309), Mr. Robinson (64,938), Ms. Van Tassell (23,533), and Ms. Yang (23,533).

(4)
Mr. DeRosa will not stand for re-election at the annual meeting.

(5)
In 2024, the company compensated director Patricia S. Han with a consulting fee of  $10,000 for the substantial amount of time she spent advising the company’s Marketing team. The board affirmatively determined that such additional compensation does not impair her independence to serve on the Compensation Committee, the Nominating and Corporate Governance Committee or the board.

2025 PROXY STATEMENT 29

OUR EXECUTIVE OFFICERS
Set forth below is the biographical information regarding our current executive officers. As of December 31, 2024, our Named Executive Officers were Anthony E. Malkin, Christina Chiu, Thomas P. Durels and Stephen V. Horn.
ANTHONY E. MALKIN	Chairman and Chief Executive Officer	Age: 62

Anthony E. Malkin is our Chairman and Chief Executive Officer. He joined our predecessor entities as president in 1989 and was named chairman and CEO in 2013. Mr. Malkin has been a leader in existing building energy efficiency retrofits since he oversaw the groundbreaking project at the Empire State Building, in partnership with the Clinton Global Initiative, Johnson Controls, JLL, and Rocky Mountain Institute. He led the development of standards for energy efficient office tenant installations which is now known as the Tenant Energy Optimization Program at the Urban Land Institute. Mr. Malkin is a board member of APi Group Corporation (NYSE: APG), the Real Estate Roundtable and Chair of its Sustainability Policy Advisory Committee, a member of the Climate Mobilization Advisory Board of the New York City Department of Buildings, and the Board of Governors of the Real Estate Board of New York. Mr. Malkin is a member of the Urban Land Institute and the Partnership for New York City’s Innovation Council. In 2024, Mr. Malkin received BOMA’s Henry J. Muller Achievement Award that recognizes individuals, institutions, and companies who have substantially improved or had a major impact upon the New York skyline. Mr. Malkin is a fixture on Commercial Observer’s annual Power 100 list, and a thought leader with features on CNBC, TIME, the Washington Post, and the New York Post, among others. Mr. Malkin received a bachelor’s degree cum laude from Harvard College.

CHRISTINA CHIU	President	Age: 44

Christina Chiu is our President. Prior to her appointment as President, Ms. Chiu served as Executive Vice President, Chief Financial Officer since May 2020 when she joined ESRT, and was then appointed to both Chief Operating Officer & Chief Financial Officer in December 2022.
Prior to joining ESRT, Ms. Chiu had an 18-year career at Morgan Stanley where she served as Managing Director and Chief Operating Officer of the Global Listed Real Assets Investing business, responsible for business development and capital raising efforts, institutional investor and consultant relationships, oversight of the day-to-day investing business, and execution of strategic initiatives. She began her career as a real estate investment banking analyst on both principal investing and strategic advisory transactions.
Ms. Chiu is a member of the Real Estate Roundtable Real Estate Capital Policy Advisory Committee, vice chair of the ULI Technology & Real Estate Council, member of the NYU Stern Real Estate Board of Advisors, and a David Rockefeller Fellow of the Partnership for NYC. She serves on the American Red Cross National Board of Governors, as well as the board of University Settlement Society of New York. Ms. Chiu earned a B.S. in Finance and Accounting summa cum laude from NYU Stern School of Business.

THOMAS P. DURELS	Executive Vice President, Real Estate	Age: 63

Thomas P. Durels is our Executive Vice President, Real Estate. Mr. Durels oversees all our real estate operations , including leasing, property redevelopment, management and construction. Mr. Durels also serves on our acquisition and sustainability committees. Mr. Durels joined our predecessor in 1990 where he held similar roles and supervised property acquisitions. From 1984 to 1990, Mr. Durels served as Assistant Vice President at Helmsley Spear, Inc., with responsibilities in construction and engineering for its portfolio of office, hotel, residential and retail properties. Mr. Durels is a member of the Real Estate Board of New York, the Urban Land Institute and the Young Men’s and Women’s Real Estate Association, for which he served as Treasurer in 2003. Mr. Durels is a licensed real estate broker in New York and Connecticut and holds a Bachelor of Science degree in Mechanical Engineering from Lehigh University.

STEPHEN V. HORN	Executive Vice President, Chief Financial Officer & Chief Accounting Officer	Age: 39

Stephen V. Horn is our Executive Vice President, Chief Financial Officer & Chief Accounting Officer. He oversees finance and accounting at the company, which includes financial reporting, tax, and treasury management.
Mr. Horn joined the company in 2020 as Senior Vice President, Chief Accounting Officer. Prior to this, Mr. Horn spent more than a decade with Ernst & Young LLP as an auditor for a variety of clients, completed an international capital markets rotation through EY’s London office, and was promoted to Audit Senior Manager in the New York office, a position he held from 2017 to 2020.
Mr. Horn is a certified public accountant, and earned a Bachelor of Arts, Accounting degree and a Master of Science, Accounting degree from Michigan State University.

30 EMPIRE STATE REALTY TRUST

COMPENSATION DISCUSSION AND ANALYSIS
This section of our proxy statement discusses the principles underlying our executive compensation policies and decisions. It also provides quantitative and qualitative information about the manner and context in which compensation is awarded to, and earned by, our NEOs.
Executive Compensation Highlights

2024 FINANCIAL PERFORMANCE HIGHLIGHTS
NET INCOME $80.4M	CORE FFO PER SHARE(1) $0.95	SAME-STORE PROPERTY CASH NOI GROWTH(1) +5.2%
LEASING OUTPERFORMANCE(2)
ESRT Manhattan office portfolio stands at 94.2% leased, an increase of +160 bps year-over-year and +670 bps since 4Q21	Signed 1.3M rentable square feet of office and retail leases	12th consecutive quarter of positive commercial leased rate absorption
Total commercial portfolio 93.5% leased 88.6% occupied	Manhattan office 94.2% leased 89.0% occupied	Retail 94.1% leased 90.4% occupied	Multifamily 98.5% leased
OBSERVATORY OUTPERFORMANCE
Tripadvisor’s #1 attraction in the World and #1 attraction in U.S. for third consecutive year(3)	99.5M NOI +6% year-over-year growth	2.6M visitors
STRONG & FLEXIBLE BALANCE SHEET
FLEXIBILITY TO ALLOCATE CAPITAL FOR LONG TERM SHAREHOLDER VALUE:	LOWEST LEVERAGE AMONG PEERS			AVAILABLE LIQUIDITY: $0.9 BILLION
◗ Acquisition opportunities		ESRT	NYC Office REITs(4)	◗ Cash: $385M
◗ Capital recycling	Net Debt/ Adj. EBITDA(1)	5.3x	8.4x	◗ Undrawn credit facility: $500M
◗ Share repurchases	Secured Debt	31%	61%	◗ Unencumbered office, residential + retail properties
◗ Portfolio currently 100% owned; provides optionality for joint ventures	Floating Rate Debt	0%	9%
OUTPERFORMED PEERS ON 3-YR CUMULATIVE TSR(4)		RETURN OF CAPITAL	CAPITAL RECYCLING
ESRT: +22%	NYC Office REITs: -7.8% ALL PEERS: -25.7%	$518M returned to shareholders through share repurchases and dividends from 2020 through 2024(5)	Completed dispositions of almost all non-core suburban assets, and invested ~$675M into NYC multifamily and retail assets since 2021(6)

(1)
Core Funds from Operations (“Core FFO”) per share, Same-Store Property Cash NOI and Adjusted EBITDA are not measurements of financial performance prepared in accordance with GAAP. See “Non-GAAP Financial Measures” on page 88 for more information and a reconciliation to the most directly comparable GAAP financial measure.

(2)
“Leased” includes signed leases not commenced.

(3)
Per Tripadvisor’s Travelers’ Choice Awards: Best of the Best in 2022, 2023 and 2024.

(4)
“NYC Office REITs” includes BXP, Inc., Paramount Group, Inc., SL Green Realty Corp. and Vornado Realty Trust, and “All Peers” additionally includes Kilroy Realty Corporation, Douglas Emmett, Inc. and Hudson Pacific Properties, Inc. as of December 31, 2024. See page 11 for more information.

(5)
See page 4 for more information.

(6)
Includes all announced acquisitions through February 19, 2025.

2025 PROXY STATEMENT 31

SAY-ON-PAY RESULTS

(1)
“NYC Office REITs” include BXP, Inc., Paramount Group, Inc., SL Green Realty Corp. and Vornado Realty Trust.

COMPENSATION BEST PRACTICES
We have adopted many market best practices with respect to our compensation program. Highlights of those practices are set forth below.

WHAT WE DO
We pay for performance, and our compensation programs are designed to have direct alignment with TSR

We use multiple performance metrics and both short-term and long-term performance periods in granting equity awards to foster achievement across multiple business goals and time periods

We have implemented a clawback policy that requires the recovery of erroneously received incentive-based compensation in the event of an accounting restatement due to material noncompliance with financial reporting requirements

We have “double-trigger” change in control benefits

We have robust stock ownership guidelines for our NEOs and directors

We align the interests of our shareholders and NEOs by granting long-term equity awards that vest based on both achievement of TSR targets and continued service over time

We engage an independent compensation consultant to advise the Compensation Committee, which is comprised entirely of independent directors

We obtain confirmation from an independent consultant that our compensation structure does not encourage excessive or inappropriate risk taking

WHAT WE DO NOT DO
We do not provide “golden parachute” tax gross-up payments

We do not have “single-trigger” change in control benefits

We do not allow hedging by directors or employees; our Compensation Committee must approve any pledge of company stock by executives and other key employees

We do not encourage unnecessary or excessive risk taking; incentive awards are not based on a single performance metric and do not have guaranteed minimum payouts

Our equity plan does not permit repricing of stock options without shareholder consent

We do not provide perquisites for our NEOs, with the exception of very limited perquisites for our CEO structured with safety considerations and for specific business purposes

32 EMPIRE STATE REALTY TRUST

2024 TARGET COMPENSATION MIX
2024 COMPENSATION COMPONENTS
BASE SALARY

Our NEOs’ stable source of cash income is set at levels competitive with the New York City marketplace and balances the risk-adjusted nature of our compensation program. See page 37 for more information.

ANNUAL INCENTIVE BONUS
We motivate and reward achievement of short-term corporate and sustainability objectives and individual goals.
Corporate Goals	◗ Core FFO per Share ◗ Same-Store Cash NOI Growth (excluding Observatory) ◗ Leasing ◗ Balance Sheet ◗ G&A Expense as a Percentage of Revenues
Sustainability Goals	◗ Environmental ◗ Human Capital Strategy ◗ Governance
Individual Goals	Qualitative performance against individualized goals based on an NEO’s responsibilities and duties to the company
The Compensation Committee reserves the ability to include a subjective element of judgment to adjust the formula result if appropriate based on identified non-quantitative factors.
Bonus Election
Our NEOs have the option to receive any annual incentive bonus earned in one of three ways: (i) cash, (ii) fully vested LTIP units at 100% of the face amount, or (iii) LTIP units that vest over three years, subject to continued employment, at 120% of the face amount.

See page 37 for more information.
EQUITY

55% Performance-Based Equity
Performance-based awards are earned based on a combination of:
(i)
the company’s TSR performance over a three-year period relative to the Nareit Office Index;

(ii)
the company’s performance against three-year sustainability metrics; and

(iii)
the company’s performance against one-year corporate metrics with a three-year absolute TSR modifier.

Such awards, to the extent earned, vest 50% at the end of the three-year performance period and 50% on the first anniversary of the end of such period, subject to continued employment. See page 48 for more information.

45% Time-Based Equity
Long-term equity is granted in the form of LTIP units or Restricted Shares at the NEO’s election. All of our NEOs have chosen the LTIP unit option.
Time-based awards generally vest 25% per annum over four years, subject to continued employment.
See page 46 for more information.

2025 PROXY STATEMENT 33

Compensation Program Objectives

The Compensation Committee designed the 2024 executive compensation program with the objectives and key features set out below:
PROGRAM OBJECTIVE	HOW WE GET THERE
Alignment with Corporate Strategies
We set performance metrics for our annual incentive bonus that align with our corporate and sustainability goals and are tied to our annual financial and operational results, with the flexibility to adjust for individual performance and non-formulaic factors, where appropriate.

Alignment with Shareholder Interests
A substantial portion of our NEOs’ pay is long-term incentive compensation in the form of performance-based equity to link compensation with the creation of shareholder value by granting awards that are earned based in part on TSR over a period of years.

Short-Term and Long-Term Performance Objectives
A substantial percentage of our NEOs’ pay is performance-based. This is divided between (i) annual incentive bonus, which measures performance over a one-year period and rewards achievement of short-term corporate, sustainability and individual goals, and (ii) long-term performance-based equity, which measures performance over a multi-year period and rewards long-term company shareholder return.

Long-Term Continued Employment
Our NEOs are granted long-term incentive compensation in the form of time-based equity awards that are earned based on continued service, designed to retain highly talented executives over a period of years.

Balanced Mix
We provide current compensation in the form of cash, divided between base salary and annual incentive bonus, and long-term compensation in the form of equity, divided between performance-based and time-based equity. Both current and long-term compensation are mixed between stable (base salary and time-based equity) and performance-based (annual incentive bonus and performance-based equity) compensation.

No Unnecessary Risk-Taking
To ensure that compensation arrangements do not encourage unnecessary risk-taking, we create a balance between performance-based and non-performance-based compensation and short-term and long-term performance-based compensation with a mix of performance metrics and set performance metric targets that we believe are aspirational but achievable. We also have minimum stock ownership guidelines to help mitigate potential compensation risk and further align the interests of our NEOs with those of our shareholders.

Competitive
To ensure our compensation remains competitive with the NYC marketplace in which we compete for talent, the Compensation Committee engaged Ferguson Partners as its independent consultant in 2024 and prior years to review and benchmark the compensation we provide relative to our peer group and other market data.

Compensation Setting Process

ROLES OF OUR COMPENSATION COMMITTEE, COMPENSATION CONSULTANT AND MANAGEMENT
COMPENSATION COMMITTEE
Our Compensation Committee is comprised entirely of independent directors and chaired by Thomas J. DeRosa(1). The committee has overall responsibility for monitoring the performance of the company’s executives and evaluating and approving our executive compensation policies and programs. In addition, the committee oversees the administration of our equity plans. The committee determines all components of our CEO’s compensation.
With respect to the other NEOs, the committee seeks input from our CEO and reviews and approves all components of our other NEOs’ compensation.
COMPENSATION CONSULTANT
Our Compensation Committee has engaged Ferguson Partners to provide guidance with respect to the development and implementation of our compensation programs. Ferguson Partners provides the committee with advice concerning the types and levels of compensation to be paid to our NEOs. In connection with this, Ferguson Partners provides market data on base salary, annual incentive bonus, and long-term incentive compensation at other REITs.
The committee requires that its consultant be independent of company management and performs an annual assessment of such independence. It most recently assessed Ferguson Partners’ independence in February 2024 and confirmed that Ferguson Partners remains independent and free of any conflict of interest which might affect its work.

(1)
Mr. DeRosa will not stand for re-election at the annual meeting. Mr. Gilbert will Chair the Compensation Committee at the conclusion of Mr. DeRosa’s term.

34 EMPIRE STATE REALTY TRUST

MANAGEMENT
Our CEO attends Compensation Committee meetings, provides information as to the individual performance of the other NEOs and makes annual recommendations to the committee regarding appropriate compensation levels for all NEOs other than himself. All elements of our NEOs’ compensation must be approved by our Compensation Committee and the committee regularly meets in executive session without the CEO or any members of management present.
PEER BENCHMARKING PROCESS
In developing our executive compensation programs, our Compensation Committee commissions an annual compensation benchmarking analysis to ensure that our programs are competitive with those of other similar publicly-traded REITs, including consideration of the cost of attracting and retaining talented executives in the New York City marketplace.
PEER DATA
Our company has few public REIT direct business competitors, particularly when factoring our geographic focus in the metropolitan New York City marketplace. In order to allow for a robust examination of market practices, the Compensation Committee, in consultation with Ferguson Partners, strives to develop a peer group that best reflects the characteristics noted in the table below.
Guiding Principles for Empire State Realty Trust’s Peer Selection
INDUSTRY	SIZE	BUSINESS CHARACTERISTICS

CONSIDER INDUSTRY to identify companies with a similar business model or philosophy
◗
Start with New York City office-focused REITs with substantial portfolios in New York City

◗
Expand to other high barrier to entry market office-focused REITs

	CONSIDER SIZE (i.e., total capitalization) to ensure companies are similar in scope	CONSIDER OTHER BUSINESS CHARACTERISTICS that distinguish the complexity of the particular business (e.g., operating the Observatory)
QUESTIONS ADDRESSED IN DEVELOPING AN EFFECTIVE PEER GROUP
Who are key performance comparators?	◗ Who do we compete with for tenants? ◗ Who do we compete with for investors? ◗ Which companies have similar market demands and influences?
Who are closest competitors for talent?
◗
Which companies might logically try to recruit our executives?

◗
If our company had to replace a member of its executive team externally, from which companies might it recruit to attract executives with similar capabilities?

Who are the peers from an external perspective?
◗
Who does the investment community name as peers?

◗
Who cites Empire State Realty Trust as a peer?

◗
Who are other REITs classified within the Nareit Office Index and broader MSCI US REIT Index that best fit the characteristics noted above?

After our peer group has been confirmed, Ferguson Partners, our independent compensation consultant, provides market data and practices of the peer group for our Compensation Committee to consider, as well as information on executive compensation trends and developments generally. Specifically, Ferguson Partners provides information regarding the design and levels of compensation paid by our peers and overall counsel to determine the appropriate incentive design for our company. Such compensation data for peers is analyzed by our Compensation Committee with the assistance of Ferguson Partners to set a suitable and competitive compensation package in the context of the New York City marketplace in which we operate and the competitive conditions for the talent pool in that market. The resulting compensation is intended to serve the company’s requirements in both recruitment and retention of key qualified executives and to motivate our executive officers to achieve our corporate goals and increase value for our shareholders. An executive’s target compensation is not mechanically set at a particular percentage of the peer group. Rather, our Compensation Committee also considers the executive’s role and experience and the competitive factors needed to retain and incentivize such executive.
2024 PEER GROUP
In December 2023, the Compensation Committee, in consultation with Ferguson Partners reviewed the company’s peer group. The Compensation Committee determined to keep the same peer group for 2024 as 2023 as shown on the following page.

2025 PROXY STATEMENT 35

2024 PEER GROUP
At the time Ferguson Partners conducted its analysis of executive compensation during the fourth quarter of 2023 for the purposes of 2024 compensation-setting, our company size ranked among this peer group at approximately the following relative percentiles across the categories below:
UPREIT (EQUITY) MARKET CAPITALIZATION	TOTAL CAPITALIZATION	NUMBER OF EMPLOYEES
36th PERCENTILE	21st PERCENTILE	65th PERCENTILE
GOAL SETTING AND PERFORMANCE EVALUATION PROCESS
The Compensation Committee’s oversight of compensation for our NEOs, including our Chairman and CEO, uses a three-step process:
1	ESTABLISHMENT OF CORPORATE AND SUSTAINABILITY GOALS AND INDIVIDUAL OBJECTIVES
BEGINNING OF EACH YEAR

◗
CEO provides recommendations to the Compensation Committee regarding the company’s target corporate and sustainability goals and individual objectives for himself and the other NEOs.

◗
The target corporate goals are prepared based on our corporate model as tested by and discussed with the board as described on page 38.

◗
Our CEO works with each other NEO to establish annual individual objectives which align with the overall goals of the company. The individual goals relate to specific strategic and organizational objectives. The committee believes that individual accountability and strong individual performance should lead to overall strong company performance, for which the committee wants to hold the senior leadership team accountable.

2	EVALUATION AND REVIEW PROCESS
END OF YEAR

◗
Our executive compensation determinations include an evaluation and performance review process that measures each NEO’s performance against his or her objectives for that year. These evaluations and performance reviews are an essential part of the process by which the committee determines overall executive compensation and include both a mid-year and a full-year evaluation.

◗
Our CEO first provides the Chair of the Compensation Committee with a report on his own performance compared to the objectives established for him.

◗
The Chair of the Compensation Committee then prepares his own written evaluation and discusses with the full board in executive session. The board considers additional factors, including prior years’ compensation trends, prior years’ company performance, the relative level of rigor and complexity of the CEO’s tasks, and the competitive NYC marketplace in which we operate and compete for talent.

◗
As part of the year end evaluation process, our CEO prepares evaluations of all the other NEOs, which are then presented to the board for discussion. Based on the evaluations, the CEO recommends compensation packages for each other NEO, after the end of the calendar year.

3	DETERMINATION OF COMPENSATION
OVER THE COURSE OF SEVERAL MEETINGS IN THE FIRST QUARTER OF THE FOLLOWING YEAR

◗
After the Compensation Committee considers the result of the most recent Say-on-Pay vote, reviews the NEOs’ performance against goals and objectives for the year and considers the other factors discussed above, and after consultation with the full board, the committee makes its final determinations with respect to compensation. The committee’s objective is to ensure that the level of compensation is consistent with the level of corporate and individual performance delivered, sufficient to attract and retain highly talented executives in our competitive industry and metropolitan area, motivate our NEOs to achieve exceptional corporate results, and align their interests with those of our shareholders.

36 EMPIRE STATE REALTY TRUST

Compensation by Component

BASE SALARIES

The base salary payable to each NEO provides a fixed component of compensation that reflects the executive’s position and responsibilities. Base salaries are reviewed annually by our Compensation Committee with input from our independent compensation consultant, Ferguson Partners, and may be adjusted to match more closely the competitive New York City marketplace or to recognize an executive’s professional growth, development and increased responsibility.

◗
In 2024, the base salaries of Messrs. Malkin and Durels were increased by 3% in line with increases given to other employees at the company.

◗
In 2024, the base salaries of Ms. Chiu and Mr. Horn were increased by 13% and 11%, respectively, in light of their promotions to President and Chief Financial Officer, respectively.

The table below shows the base salaries of our NEOs over the past three years.
Named Executive Officer	2022 ($)	2023 ($)	2024 ($)
Anthony E. Malkin	810,000	850,500	880,000
Christina Chiu	650,000	675,000	760,000
Thomas P. Durels	700,000	735,000	757,050
Stephen V. Horn	—	—	400,000
ANNUAL INCENTIVE BONUS OPPORTUNITIES
We provide annual incentive bonuses to motivate and reward achievement of short-term corporate and sustainability objectives and individual NEO goals. Target annual bonuses are set at a percentage of the NEO’s annual base salary. In 2024, the Compensation Committee made the following changes to the annual incentive bonus program:
◗
added a new corporate metric “Balance Sheet” given the company’s stated strategic priority to manage its balance sheet;

◗
set a threshold, target and max for each corporate metric (versus only a target in past years) to align with peer practice;

◗
increased the maximum bonus percentage opportunity on each metric to 200% from 150% for each NEO; and

◗
changed the weighting of individual goals to 20% for each NEO, which represents a reduction for both Mr. Malkin and Ms. Chiu.

The corporate goals for the 2024 annual incentive bonus program and the weighting of each goal is set forth below.
Metric	Malkin	Chiu	Durels	Horn
Core FFO per Share	20%	15%	15%	15%
Same-Store Cash NOI Growth (excluding Observatory)	15%	15%	15%	15%
Leasing	10%	5%	20%	5%
Balance Sheet	10%	20%	5%	20%
G&A Expense as a Percentage of Revenues	10%	10%	10%	10%
Sustainability Goals	15%	15%	15%	15%
Individual Goals	20%	20%	20%	20%
Upon the recommendation of Ferguson Partners, our Compensation Committee set 2024 annual bonus opportunities that contained a threshold, target, and maximum level as set forth below (with the amounts in the % column as a percentage of base salary). Target bonus percentages for Messrs. Durels and Malkin remained unchanged, but the dollar value of the opportunity increased along with the increase to base salary. Ms. Chiu’s target bonus percentage was increased to 130% of her base salary in light of her promotion to President. Mr. Horn’s target bonus percentage was set at 50% of his base salary.
	Threshold		Target		Maximum
Named Executive Officer	%	$	%	$	%	$
Anthony E. Malkin	75.0	660,000	150	1,320,000	300	2,640,000
Christina Chiu	65.0	494,500	130	988,000	260	1,976,000
Thomas P. Durels	37.5	283,894	75	567,788	150	1,135,575
Stephen V. Horn	25.0	100,000	50	200,000	100	400,000

2025 PROXY STATEMENT 37

As discussed in “Goal Setting and Performance Evaluation Process” on page 36, our Compensation Committee established rigorous quantifiable corporate and sustainability objectives, and it reserved the ability to include a subjective element of judgment to adjust the formula result if appropriate based on identified non-quantitative factors.
CORPORATE GOALS
Target-Setting
For each metric, the Compensation Committee set a threshold, target and maximum, worth 50%, 100% and 200%, respectively, with outcome interpolated for performance between threshold and target, and target and maximum.
The committee set the threshold, target and maximum for each metric based on our 2024 corporate model. The target corporate goals were reviewed with the committee through a multi-month process that began in the fall with management’s preparation of a budget for the following year. The budget was prepared with input from each of our departments and underwent numerous reviews by senior management and our NEOs. The result of the budget process was the formation of a corporate model by which we measure our performance during the year.
The board reviewed the corporate model, including the financial and operational assumptions that underlie the corporate model to test its rigor and alignment with our strategies and market conditions. The committee set rigorous targets for corporate metrics based on the corresponding targets in such tested corporate model. Following the end of the year, the committee measured performance and payout for the formulaic bonuses based on performance relative to the corporate goals set at the beginning of the year. We historically have not changed our objective goals mid-year, even in extreme circumstances such as the COVID-19 pandemic.
In development of our corporate model, we assess the current economic and competitive landscape we face to identify trends, challenges and opportunities that we anticipate will impact our performance during the coming year. Management establishes formal guidance and internal projections based on current conditions and without consideration of prior year forecasts, which may result in narrower or wider ranges depending on anticipated volatility.
Goal Rigor
While the Compensation Committee seeks to set goals at levels that are higher than the performance levels achieved in the prior year, the performance level in the prior year may not accurately reflect the difficulty of achieving the specified level of performance in the current year (for example, because of occupancy levels, scheduled lease expirations, capital expenditure budgets, acquisition or disposition activity, financing activity and market interest rates or one-time items that impacted results in the prior year that are not expected to recur in the current year). In these cases, the committee may set performance goals at levels that are the same or lower than the performance results achieved in the prior year but at levels that the committee believes are equally or more rigorous. For example:
◗
Our Core FFO actual result in 2023 was $0.93, and that result was positively impacted by approximately $7 million of one-time items, including receipts related to short-term lease modifications, prior period tax credits and bad debt recovery, and without those one-time items, the 2023 result would have been $0.90. We set the target for 2024 at $0.90, which aligned with our guidance range. The guidance range included several reach goals, including aggressive goals for Observatory NOI growth.

◗
Our Same-Store Property Cash NOI actual result in 2023 was +2.2% year-over-year growth. That result was favorably impacted by significant one-time items, including the same items noted in the above bullet regarding Core FFO. Without those one-time items, the 2023 result would have been -0.4% year-over-year decline. We set the target for 2024 same-store property cash NOI at a -1.0% year-over-year decline versus 2023 actual, which is equivalent to +1.5% year-over-year growth excluding one-time items, which aligned with our guidance range. The guidance range reflected assumptions to reach the top end of our occupancy projection of 87%-89%.

◗
Our G&A Expense actual result in 2023 was $63.9 million or 8.6% of total revenues. We set the G&A Expense target for 2024 at 9.2% of total revenues, which included, among other factors, an expected ~3.0% increase in G&A Expense, an aggressive target given the highly inflationary environment in 2024.

◗
Our leasing metrics for 2024 were set considering the amount of currently vacant space in the company’s portfolio, the amount of space covered by leases with near-term maturities in 2025 and the amount of space covered by leases with terms that expire more than twelve (12) months later (2026 and beyond). The committee also considered the potential difficulty in successfully leasing the space amidst the challenges of the NYC office market and high vacancy rates. This factors in potential leases that are already under negotiation at the time the goals are established and the amount of additional leasing needed to achieve aggressive leasing metrics. Despite high market vacancy rates, our leasing metrics included rigorous objectives for increased leased percentage and leasing volumes. The committee determined these leasing targets were appropriately rigorous in light of the leasing opportunities available in 2024 in our portfolio, high vacancy rates for NYC office, and the weak supply and demand fundamentals in our markets. We exceeded our rigorous 2024 office leased percentage target — our Manhattan office portfolio stands at 94.2% leased, an increase of  +160 bps year-over-year and +670 bps since 4Q21.

While there may be instances where target is set lower than prior years for the reasons described, performance is assessed based on rigor in light of market conditions and generally must at least equal or exceed the top of our internal projections to achieve maximum performance levels.

38 EMPIRE STATE REALTY TRUST

The following table summarizes 2024 performance against each of the target corporate goals and the significance of each performance metric for purposes of determining executive compensation.
Metric	Threshold	Target	Max
Core FFO per Share(1)
Funds from Operations (“FFO”) is widely acknowledged by the REIT industry as being a helpful measure of the operating performance of a real estate company because it excludes depreciation and gains or losses relating to sales of depreciated real estate. The company uses “Core FFO,” which further excludes amortization of below-market ground leases and other items that by their nature are not comparable from period to period and tend to obscure actual operating results, as a method to compare the operating performance of the company over a given time period to that of other companies and other time periods in a consistent manner. The company believes that Core FFO is helpful to shareholders as a supplemental measure of its operating performance because it is a direct measure of company performance and may significantly impact the trading price of our common stock and, therefore, may significantly impact TSR.

Same-Store Property Cash NOI Growth (excluding Observatory)(1)
Same-Store Property Cash NOI Growth (excluding observatory) is a key internal performance metric that measures growth in our existing real estate portfolio and compares year-over-year improvements in our property operations due to increases in occupancy, cash rental income and our ability to manage property operating expenses and taxes. Our same-store portfolio includes all of our properties owned and included in our portfolio for all periods presented. It does not include properties held-for-sale or those properties which we otherwise expect to dispose of in the subsequent quarter, properties placed in receivership or our multifamily properties.

	-1.5%	1.5%	4.6%
	Excluding one-time items
Leasing
Our Leasing metric is a combination of performance across three sub-metrics:
◗
Leased percentage at year end across our NYC portfolio (worth 33%)

◗
Leasing volume (based on total square footage) across our NYC office and retail portfolios (worth 33%)

◗
Weighted average starting rents across our NYC office portfolio (worth 33%)

Each of these are key metrics because they measure our ability to attract and retain tenants and profit from our real estate portfolio. We adjusted these metrics for 2024 to focus only on our NYC portfolio given our stated company objective to recycle out of our GNYMA assets.
Outcome is determined by averaging leased percentage at year end, leasing volume and weighted average starting rents metrics. Within the leased percentage metric, NYC office and retail subcategories are weighted based on relative square footage at year end. Within the weighted average starting rents metric, “new” is worth 50% and “renewal” is worth 50%.
Leased Percentage NYC Office
NYC Retail
Leasing volume (NYC office and retail)
Weighted avg starting rents (NYC office) New (50%)
Renewals (50%)
G&A Expense G&A expenses as a percentage of revenues is a key internal performance metric that measures our ability to manage our general and administrative expenses.

(1)
Core FFO per share, and Same-Store Property Cash NOI are not measurements of financial performance prepared in accordance with GAAP. See “Non-GAAP Financial Measures” on page 88 for more information and a reconciliation to the most directly comparable GAAP financial measure.

(2)
Based on actual results, adjusted for certain one-time items.

(3)
Based on actual results, adjusted to add broadcasting and storage space.

(4)
Based on actual results, adjusted for certain non-recurring items.

2025 PROXY STATEMENT 39

Balance Sheet
Our Balance Sheet metric is a subjective category so that management can be flexible and adjust to market conditions throughout the year that could be in conflict with achievement of a defined goal set at the start of the year. For example, it may be appropriate to either take on more leverage or to reduce it further based on growth opportunities, interest rate movements and cost of capital. The Compensation committee considers the following factors, among others:
◗
net debt to adjusted EBITDA

◗
balance sheet strength

◗
financial flexibility

◗
capital markets transactions

◗
real estate transactions, and

◗
compliance with debt covenants.

We consider these important indicators of the company’s success in its strategic priority to “manage the balance sheet.”

Outcome:   Maximum
The Compensation Committee determined maximum achievement after consideration of:
◗
the company’s strong balance sheet position with lower leverage versus peers (net debt/adjusted EBITDA at 5.3x(1) as of December 31, 2024 versus other NYC Office REITs at 8.4x(2)) and strong liquidity position ($0.9 billion of liquidity as of December 31, 2024);

◗
significant unencumbered asset pool further strengthened with the addition of multifamily and retail properties;

◗
successful recast of corporate revolver and term loan amidst a challenged capital markets environment;

◗
strategic use of interest rate swap to increase interest income;

◗
negotiated extension of mortgage debt at attractive terms;

◗
addressed all debt maturities through 2026;

◗
successfully executed tax-efficient disposition of First Stamford Place and all-cash acquisition of  $195 million Williamsburg, Brooklyn retail portfolio via 1031 transactions; and

◗
maintained clean, straightforward capital structure with flexibility.

(1)
Adjusted EBITDA is not a measurement of financial performance prepared in accordance with GAAP. See “Non-GAAP Financial Measures” on page 89 for more information and a reconciliation to the most directly comparable GAAP financial measure.

(2)
“NYC Office REITs” include BXP, Inc., Paramount Group, Inc., SL Green Realty Corp. and Vornado Realty Trust., Inc.

40 EMPIRE STATE REALTY TRUST

SUSTAINABILITY GOALS
OUTCOME Maximum

Why is this metric important?
The ability to capitalize on our sustainability leadership in the real estate industry is a key component of our strategy and thus beginning in 2021, the board increased the weighting of the sustainability metric from 10% to 15% as a percentage of each NEO’s annual incentive compensation.
Target and Performance
Each goal set forth below was assigned a points weighting as shown in the chart below. Scoring was determined on an interpolated basis:
◗
THRESHOLD (50%): 13 points, forfeited under 13 points

◗
TARGET (100%): 15 points

◗
MAX (200%): 17 points

	GOAL	POSSIBLE POINTS	2024 ACHIEVEMENTS	ACHIEVED POINTS
ENVIRONMENTAL	GRESB — make 2024 submission and achieve 5-star rating and disclosure score of “A”	2	GRESB awarded us with a Five Star Rating for the fifth consecutive year and an “A” for sustainability disclosure and reporting. GRESB ranked ESRT first among all listed companies in the Americas and in our peer group.	2
	WELL Health-Safety Rating — make 2024 submission and achieve rating for 100% of portfolio	2	We were the first commercial portfolio in the Americas to achieve the WELL Health-Safety Rating across 100% of our portfolio in September 2020 and are among the first to be recertified three times.	2
	Maintain Fitwel certification for certified properties	1	Since 2020, ESRT has been recognized as a Fitwel Champion for our commitment to support the health and well-being of our employees and tenants.	1
	Publication of Sustainability Report in 2024 aligned with GRI, SASB, TCFD/ISSB reporting standards	2	We published our report in accordance with these reporting standards in April 2024.	2
	Maintain ENERGY STAR Partner of the Year and Sustained Excellence status	1	We achieved the 2024 ENERGY STAR Sustained Excellence Award, which highlights our consistent ENERGY STAR Partner of the Year recognition for outstanding leadership in environmental and public health initiatives.	1
	Receive prominent third-party recognition for sustainable buildings	1	In 2024, we achieved: ◗ Green Lease Leader Platinum ◗ Department of Energy Better Building Challenge with recognition and awards for program and project of the year and participation in net zero energy and water pilots ◗ Environmental Protection Agency Green Power Partner ◗ NYC Mayors Office Carbon Partnership	1
HUMAN CAPITAL STRATEGY	Develop and implement internal tracking system such that we can more efficiently track employee metrics	1	We track employee hire and termination data so that we can learn from the data.	1
	Maintain WELL at Scale	1	We were an early adopter of WELL at Scale and maintained across the entire portfolio in 2024.	1
	Maintain high employee engagement survey score and high levels of participation	1	In 2024 and 2023, we achieved the Great Place to Work designation. Our participation scores for our annual engagement survey and pulse survey maintained 100% employee participation.	1
	Continue robust employee training offerings	1	In 2024, we continued with our employee training programs and launched collaboration training at senior levels.	1
	Measure and track supply chain environmental impacts	1	Supply chain environmental tracking through CDP maintained since 2023.	1
	Maintain high levels of employee volunteerism	1	In 2024, we achieved a 100% volunteer participation rate across the organization.	1
GOVERNANCE	Conduct off-season governance outreach to key shareholders (fall-winter 2024)	1	Outreach to major institutional stakeholders representing 76% of shares outstanding and met with all who requested a meeting (representing 20% of shares outstanding).	1
	Board and management engagement on enterprise risk, including cyber	1	Discussed enterprise risk at all quarterly board meetings with presentation by our Chief Technology Officer; new protocols put in place.	1
	TOTAL POSSIBLE POINTS	17		17

2025 PROXY STATEMENT 41

INDIVIDUAL GOALS
Our Compensation Committee also reviewed the individual achievements of each NEO in 2024 against goals set at the beginning of the year. Individual goals for all NEOs include execution of strategic priorities within their respective departments. All NEOs’ individual goals also include leadership, team development and succession planning. The Compensation Committee assessed each NEO’s performance against his or her respective business goals set forth below and determined that he or she exceeded such goals.
Anthony E. Malkin, Chairman and Chief Executive Officer
Goals	Key Achievements
◗ Work with board to define board objectives	◗ Worked with board and established aggressive goals for leasing, observatory performance, financing, tax deferred reinvestment of sales proceeds, leadership transition/ succession, sustainability
◗ Drive ESRT team to achieve board objectives
◗
Leasing outperformed the market and many internally established objectives

◗
No tax leakage on any sale and/or return of property to a lender

◗
Completed early recast of revolver and term loan

◗
Our differentiated portfolio had increased leased percentages and marks to market in every quarter

◗ Drive Observatory team to achieve budget objectives	◗ 2024 Observatory NOI ($99.5M) exceeded pre-pandemic 2019 Observatory NOI ($95M) with only 74% of 2019 admissions
◗ Leadership on sustainability in ESRT and in public policy
◗
Sustainability in practice is a major source of tenant interest in the company’s portfolio

◗
We have identified numerous sources of funding from government and utilities to help defray our investments

◗
Implemented process to integrate sustainability work with operating expense passthroughs, incentives, and savings through reporting processes per building

◗
Public policy involvement has been expanded to include Christina Chiu in addition to Dana Schneider and Anthony E. Malkin

◗ Direct public relations, brand, digital and social footprint of ESRT
◗
Company has grown social media and brand awareness of its Empire State Building Observatory, well above its weight for leasing-related social media and brand awareness, and Anthony E. Malkin has secured CNBC appearances for each quarterly earnings report

◗
We have begun work to further monetize the brand through strategic licensing

◗ Management team development and succession
◗
Christina Chiu promoted to President; Stephen V. Horn promoted to CFO; Senior Vice President level officers driven to take more leadership in business decision-making

◗
Achieved better integration of property teams

◗ Conceive and engage directly with M&A, external growth, and key investors and lenders	◗ Personal management of relationship with largest institutional shareholder ◗ Repeated work on potential growth opportunities with intelligent discipline

42 EMPIRE STATE REALTY TRUST

Christina Chiu, President
Goals	Key Achievements
◗ Maintain balance sheet flexibility and broad access to capital
◗
No floating rate debt exposure

◗
Lower leverage versus peers (Net Debt/Adjusted EBITDA at 5.3x) and further strengthened unsecured poll leverage ratio with all-cash $195 million acquisition of retail portfolio in Williamsburg, Brooklyn

◗
Amidst a challenging capital markets environment, successfully recast revolver and term loan, issued private unsecured notes and attracted new lenders, and negotiated extension of mortgage debt at attractive terms

◗ Efficient capital allocation
◗
Negotiated/completed acquisitions of NYC retail assets and remaining 10% joint venture stake in NYC multifamily assets

◗
Navigated complexities around and completed disposition of suburban office

◗
Led structure of 1031 to recycle out of suburban office into NYC retail to avoid tax leakage while maintaining simple capital structure

◗ Enhance investor perception and understanding of ESRT strategy and competitive advantages and overall credibility with financial markets asset via consensual foreclosure
◗
Earned and established credibility and strong reputation with stakeholder base

◗
Established green bond framework

◗
Active participation at panels and conferences

◗
Improved communication and materials to the market

◗ Actively engage and cultivate relationships with investors, sell-side analysts, lenders, advisors, other REITs, brokers, tenants
◗
Recognized by stakeholders as highly responsive, collaborative and partnership-oriented

◗
Very strong relationships and proactive communication with investors, sell-side analysts, lenders, ratings agencies and advisors

◗
Strong network and relationships with other REIT and real estate executives

◗
Cultivated relationships with leasing and investment transaction brokers and key tenant contacts

◗ CFO team development, and succession
◗
Continued development of Stephen V. Horn as CFO

◗
Continued work on succession planning and reorganization within accounting department

◗
Improved collaboration and integration among CFO & CAO, head of FP&A and IR team with elevated responsibilities and specific objectives for each member

◗ Management team development and succession	◗ Established succession planning at all levels to build redundancy and depth for business continuity planning and to enable expansion of bandwidth, growth and development

2025 PROXY STATEMENT 43

Thomas P. Durels, EVP, Real Estate
Goals	Key Achievements
◗ Execute business plan for real estate portfolio — commercial (office, retail) and multi-family
◗
Executed business plan for portfolio that resulted in outperformance in leasing, operations, project management and sustainability

◗
Completed important property redevelopment (office and multifamily) and turnkey buildouts

◗ Drive bottom line from property performance including tenant retention, new leasing and operating and capital cost controls
◗
Leasing:

◗
Achieved 94.2% leased at year end for NYC office portfolio, an increase of  +160 bps year-over-year and +670 bps since 4Q21;

◗
12th consecutive quarter of positive leased percentage

◗
Achieved positive mark to market rent spreads on leasing of NYC office portfolio for the 14th consecutive quarter

◗
Executed 1.3M square feet of new and renewal leasing

◗
Maintained disciplined cost control in building operations and capital improvement work while delivering high-level tenant service

◗ Company execution of energy efficiency measures and integration of sustainability into real estate group
◗
Significant improvement in collaboration among departments on integration of sustainability into operations, leasing, construction and accounting

◗
Commenced installation of new building management system which will lead to better operational efficiencies and tenant comfort

◗ Operating expense cost control relative to budget	◗ Disciplined cost control and achieved year end operating expenses ~2% below budget, while delivering high level of tenant service
◗ Capital expenditure execution and cost control relative to budget
◗
Successful completion of over $180M in capital improvement work below budget

◗
Completed 53 tenant space projects comprised of over 730,000 square feet, including turnkey, prebuilt and white box spaces; critical to leasing success

◗ Transition of multi-family management team	◗ Successfully transitioned to new third-party property management firm for multifamily property management and leasing ◗ Improved operations, reporting and marketing
◗ Completion of new amenity projects
◗
Completed new amenities at Empire State Building, including multi-sports court, all-hands presentation facility, tenant lounges, and golf simulator

◗
Completed new wellness center at 250 W 57th St and rooftop indoor/outdoor lounge at 501 Seventh Avenue

◗ Provide real estate support for acquisitions/dispositions and mentorship to acquisition team	◗ Provided real estate support for acquisitions underwritings and deal negotiations, and effectively managed property transitions
◗ Speed of execution	◗ Regular fast execution resulted in strong operational results in property performance and leasing results
◗ Real estate team development and succession	◗ Direct reports are seasoned executives, most of whom have over 10 years of tenure, who lead their respective teams, and collaborate to deliver outstanding real estate performance
◗ Identify and implement prop-tech to improve tenant experience and operational efficiency
◗
Over 65 different property technologies currently deployed in office, multi-family, construction and sustainability

◗
Implemented new, and expanded use of existing, technologies, in office and multi-family properties

44 EMPIRE STATE REALTY TRUST

Stephen V. Horn, EVP, Chief Financial Officer & Chief Accounting Officer
Goals	Key Achievements
◗ Maintain balance sheet flexibility and broad access to capital
◗
No floating rate debt exposure

◗
Lower leverage versus peers (Net Debt/Adjusted EBITDA at 5.3x) and further strengthened unsecured poll leverage ratio with all-cash $195 million acquisition of retail portfolio in Williamsburg, Brooklyn

◗
Amidst a challenging capital markets environment, successfully recast revolver and term loan, issued private unsecured notes and attracted new lenders, and negotiated extension of mortgage debt at attractive terms

◗ Enhance investor perception and understanding of ESRT strategy and competitive advantages and overall credibility with financial markets	◗ Represented ESRT in sell-side / buy-side analyst conferences and calls and maintained open lines of communications with our lender group
◗ Accounting team development and succession	◗ Hired and on boarded replacements for key senior positions within the accounting team
◗ Improve process for forecasting and drive enhanced accountability in company-wide budget preparation	◗ Led forecasting and budgeting processes and successfully introduced efficiency measures and quality control enhancements to an already robust process
COMMITTEE ASSESSMENT OF ANNUAL INCENTIVE BONUS PAYOUTS
The Compensation Committee applied outcomes on the corporate and sustainability metrics across the pre-set weightings as shown below.
Metric	Threshold	Target	Maximum	Actual Result	Outcome	Malkin		Chiu		Durels		Horn
						Weight	Outcome	Weight	Outcome	Weight	Outcome	Weight	Outcome
Core FFO per Share	$0.87	$0.90	$0.93	$0.94	200%	20%	40%	15%	30%	15%	30%	15%	30%
Same-Store Cash NOI Growth (excluding Observatory)	-4.0%	-1.0%	+2.0%	+5.2%	200%	15%	30%	15%	30%	15%	30%	15%	30%
Leasing	Combination of metrics on page 39				188%	10%	19%	5%	9%	20%	38%	5%	9%
Balance Sheet	Subjective — see page 40				200%	10%	20%	20%	40%	5%	10%	20%	40%
G&A Expense as a Percentage of Revenues	9.4%	9.2%	9.0%	8.9%	200%	10%	20%	10%	20%	10%	20%	10%	20%
Sustainability Goals	13/17	15/17	17/17	17/17	200%	15%	30%	15%	30%	15%	30%	15%	30%
Individual Goals	Subjective — see page 42				200%	20%	40%	20%	40%	20%	40%	20%	40%
Total Bonus Outcome							198.8%		199.4%		197.5%		199.4%
Based upon the outcome on these metrics, the Compensation Committee approved payment of the following 2024 cash bonus awards:
Named Executive Officer	Target Bonus Award ($)	Percentage of Achievement (%)	Actual Bonus Award ($)
Anthony E. Malkin	1,320,000	198.8%	2,623,500
Christina Chiu	988,000	199.4%	1,969,825
Thomas P. Durels	567,788	197.5%	1,121,381
Stephen V. Horn	200,000	199.4%	398,750
BONUS ELECTION PROGRAM
We reinforce the alignment of our NEOs’ interests with those of shareholders through a bonus election program under which each NEO may elect to receive his or her annual incentive bonus in any combination of  (i) cash, (ii) fully vested LTIP units at 100% of the face amount or (iii) LTIP units that vest over three years, subject to continued employment, at 120% of the face amount.
The chart on the next page shows the face amount of the annual incentive bonus awarded to each NEO for 2024 as well as the cash and equity components elected by each.

2025 PROXY STATEMENT 45

Named Executive Officer	Face Amount of Bonus Award ($)	Amount of Award Received in Cash at Face Amount ($)	Amount of Award Elected to be Received in Vested LTIP Units at Face Amount ($)	Amount of Award Elected to be Received in 3-Year Time-Based LTIP Units at 120% of Face Amount ($)
Anthony E. Malkin	2,623,500	—	—	3,148,211
Christina Chiu	1,969,825	1,969,825	—	—
Thomas P. Durels	1,121,381	—	—	1,345,670
Stephen V. Horn	398,750	398,750	—	—
Long-Term Equity Incentive Compensation

PAY FOR PERFORMANCE ALIGNMENT
AWARD TYPES
LONG-TERM EQUITY INCENTIVE MIX
Our Compensation Committee believes that a substantial portion of each NEO’s compensation should be in the form of long-term equity incentive compensation. Equity incentive awards align management’s interests with those of our shareholders and encourages management to create shareholder value over the long-term because the value of the equity awards is directly attributable to changes in our dividends and the price of our common stock over time. In addition, equity awards are an effective tool for management retention because full vesting of the awards generally requires continued employment for multiple years.

Long-term equity incentive compensation is granted in the form of LTIP units or Restricted Shares. Each grant is formulated as a dollar amount when approved, based on peer benchmarks, competitive conditions, and the criteria and goals discussed herein. In accordance with the applicable approval, such dollar amount is converted into units or shares, using a grant date fair value calculation. For a description of such fair value calculation and a description of LTIP units, see “LTIP Units — Valuation” on page 52. In connection with these awards, our NEOs elect whether to receive LTIP units or Restricted Shares. To date, all of our NEOs have chosen LTIP units.
In order to maximize retention and enhance the achievement of goals for our company, the Compensation Committee has determined to structure our long-term incentive awards to include both (i) awards subject to vesting based on achievement of multiple performance-based criteria and (ii) awards subject to time-based vesting.
For 2024, the Compensation Committee maintained the same allocation of long-term equity incentive awards in the form of performance-based vesting awards (55%) versus time-based vesting awards (45%) as in 2022 and 2023.

TIME-BASED AWARDS
VESTING 25% per year over 4 years	CONDITIONS Continued employment	DIVIDENDS/DISTRIBUTIONS Paid as and when distributions are paid with respect to our common stock and partnership units

46 EMPIRE STATE REALTY TRUST

PERFORMANCE-BASED AWARDS (2024—2026 LTIPs)
Criteria/Commentary	Weighting	Threshold	Target	Max
RELATIVE TSR (AGAINST NAREIT OFFICE INDEX) ◗ Aligns management interest with shareholder interest ◗ Maintained as largest portion of award ◗ Maintained requirement for outperformance for target	50%
OPERATIONAL METRICS (WITH MODIFIER) ◗ Objective criteria over a one-year performance period, which remain subject to a 3-year absolute TSR modifier
◗ Core FFO per Share(1) ◗ FFO is a non-GAAP measure widely used by the REIT industry as a supplemental measure of operating performance because it excludes depreciation and gains or losses relating to sales of depreciated real estate ◗ The company uses “Core FFO,” which further excludes amortization of below-market ground leases and other items that by their nature are not comparable from period to period	10%
◗ Manhattan Leasing Volume (office) ◗ Represents our ability to execute our leasing platform in the highly competitive New York City real estate market, which comprises the majority of our portfolio	10%
◗ Net Debt to Adjusted EBITDA(1) ◗ A widely used non-GAAP measure that reflects our ability to incur and service debt and is an indicator of the health of our balance sheet and cash flows	10%
◗
Absolute TSR Modifier

◗
Absolute TSR is a pure measurement of value delivered to stockholders who were invested in our stock for the three-year performance period

◗
Target is 25% increase over 3-year period

◗
As TSR declines from 25% to 0%, reduction in earned amount declines via linear interpolation from 0% reduction to 25% reduction

◗
No additional upside for TSR achievement over 25% and no additional reduction for TSR achievement below 0%

	Can reduce operational component by up to 25%
SUSTAINABILITY METRICS Improve sustainability such that we maintain high ratings against increasingly rigorous, stringent third-party rating systems, including ratings such as WELL Heath-Safety, Fitwel, GRESB and ENERGY STAR.	20%

(1)
Core FFO per Share and Adjusted EBITDA are not measurements of financial performance prepared in accordance with GAAP. See “Non-GAAP Financial Measures” on page 88 for more information and reconciliations to the most directly comparable GAAP financial measures.

VESTING To the extent earned, 50% vests at the end of 3-year performance period and the remaining 50% vests on the first anniversary of the end of the 3-year performance period	CONDITIONS Continued employment; and achievement of performance goals
DIVIDENDS/DISTRIBUTIONS
10% of distributions paid with respect to our common stock and our partnership units during the performance period; 90% balance accrued and paid in full when such performance equity vests (if earned) at the end of the performance period

2025 PROXY STATEMENT 47

2024 LONG-TERM EQUITY INCENTIVE COMPENSATION AWARDS
In setting target long-term equity incentive compensation amounts, the Compensation Committee considered:
◗
Ferguson Partners’ benchmarking study of the company’s peer group, particularly the subset of our peers operating in the New York City market; and

◗
an objective to achieve (i) an appropriate balance between cash and equity as it relates to total compensation and (ii) a level of total compensation which, when combined with the level of base salary and annual incentive bonus, remains at a market-competitive level to attract and retain our key executives.

Based on the recommendation of Ferguson Partners, the Compensation Committee made the following changes to target long-term equity incentive compensation amounts for 2024 (vs. 2023):
◗
Mr. Malkin: increased the award by 59% as compared to 2023 (or 6% as compared to his pre-pandemic award) in light of the large reduction in award he had taken since 2021 (reduced by $2.7M in each of 2021, 2022 and 2023 as compared to his 2020 award);

◗
Ms. Chiu: increased the award by 23% in light of her promotion to President;

◗
Horn: set at a baseline of  $400,000 in light of his promotion to CFO, which took into account peer practice and his relative experience level.

Each of their long-term equity incentive awards were allocated 45% (based on target amounts) in the form of time-based vesting awards, and 55% in the form of performance-based vesting awards with a performance period of January 1, 2024, to December 31, 2026. The long-term incentive awards were granted to our NEOs on March 13, 2024. The following table shows the dollar value of the total awards granted to our NEOs in 2024.
ALLOCATION OF 2024 LONG-TERM EQUITY INCENTIVE COMPENSATION:
	Dollar Value of LTIP Award Opportunities Granted in 2024
	Time-Based	Performance-Based			Change vs. 2023
Named Executive Officer	Target ($)	Threshold ($)	Target ($)	Maximum ($)	(%)
Anthony E. Malkin	2,610,000	1,595,000	3,190,000	6,380,000	59%(1)
Christina Chiu	798,750	488,125	976,250	1,952,500	23%
Thomas P. Durels	866,514	529,536	1,059,072	2,118,145	—%
Stephen V. Horn	180,000	110,000	220,000	440,000	N/A

(1)
The increase in 2024 only represents a 6% increase versus Mr. Malkin’s LTIP award pre-pandemic. In 2021, 2022 and 2023, Mr. Malkin’s award was reduced by $2.7M as compared to his 2020 award.

As discussed in our 2024 proxy statement:
◗
In addition to the annual awards set forth in the table above, in March 2024, in light of the exemplary company results for 2023, the Compensation Committee determined to award a special grant of  $1,000,000 to each of Ms. Chiu and Mr. Durels. Ms. Chiu’s award vests in equal installments over a four-year vesting period. Mr. Durels’ award cliff vests on June 30, 2027.

◗
The Compensation Committee determined to award a special grant of  $5,000,000 to Mr. Malkin in recognition of his long-term vision to realize the company’s success, but Mr. Malkin declined such award. Mr. Malkin informed the Compensation Committee and the board that he was very grateful the recognition, but he was motivated by the opportunities at hand and the prospects for the company’s success.

ESRT TSR PERFORMANCE

(1)
“NYC Office REITs Avg.” includes BXP, Inc., Paramount Group, Inc., SL Green Realty Corp. and Vornado Realty Trust, and “All Peer Avg.” additionally includes Kilroy Realty Corporation, Douglas Emmett, Inc. and Hudson Pacific Properties, Inc.

48 EMPIRE STATE REALTY TRUST

PERFORMANCE-BASED LTIP AWARD STATUS THROUGH DECEMBER 31, 2024
The graphic below summarizes the outcomes of our annual three-year performance-based equity awards whose performance periods have concluded over the past several years and comments on the status of the on-going performance-based awards. After four years of 0% payout on performance-based awards (2016-2018, 2017-2019, 2018-2020, 2019-2021), our performance has improved since ESRT’s relative TSR was better than peers leading to increasing levels of achievement of the award for 2020-2022, 2021-2023 and 2022-2024 at 24.7%, 78.7% and 96.1%, respectively.
(1)
The performance-based awards covering the three-year performance periods from 2016-2018, 2017-2019 and 2018-2020 included the following pre-established quantitative performance metrics and weightings: absolute TSR (25%), relative TSR vs. Nareit Office Index (50%) and relative TSR vs. MSCI US REIT Index (25%).

(2)
The performance-based awards covering the three-year performance period from 2019-2021, 2020-2022 and 2021-2023 included the following pre-established quantitative performance metrics and weightings: relative TSR vs. SNL Office Index (66.7%) and relative TSR vs. MSCI US REIT Index (33.3%). The SNL Office Index was replaced by the Nareit Office Index when it was discontinued in July 2021.

(3)
The performance period for these awards covering the three-year performance period from 2022-2024, 2023-2025 and 2024-2026 include the pre-established qualitative performance metrics and weightings described on page 47.

(4)
The performance period for these awards remains open and the payout percentage for these awards has not been determined.

2025 PROXY STATEMENT 49

REALIZED COMPENSATION

To assist shareholders in understanding the compensation arrangement for our CEO, we provide the following views of compensation:

SEC SUMMARY COMPENSATION TABLE VIEW
The compensation in a given year calculated in accordance with SEC rules and set out in the Summary Compensation Table on page 56 reflects the actual base salary paid with respect to the applicable year, the annual incentive bonus paid with respect to the applicable year (even though paid in March of the following year), the grant date fair value of the long-term equity granted in such year and all other compensation, including perquisites, required to be reported.
Thus, SEC compensation includes amounts which the CEO does not actually receive during such years, such as equity grants that may not vest for several years (or at all) or may be forfeited. As such, the SEC- reported compensation may differ substantially from the compensation actually realized by our CEO.

ESRT REALIZED COMPENSATION VIEW
To supplement the SEC-required disclosure, we provide a realized compensation view that is designed to capture the compensation actually received by our CEO in a given year. We calculate realized compensation as the sum of:
(1)
the “Salary”, “Bonus” and “All Other Compensation” columns reported in the Summary Compensation Table; and

(2)
the time-based and performance-based LTIP units that vested in each of the applicable years as reported in the “Option Exercises and Stock Vested” table on page 61 at a value based upon the closing price of our Class A common stock on the NYSE on the vesting date.

The realized compensation for our CEO was substantially less in 2022 and prior years than the total compensation reported in the Summary Compensation Table due to the downward trend in TSR for NYC office REITs, but as ESRT has outperformed peers (see page 50 for more information), more of our CEO’s performance-based awards were earned in 2023 and 2024, so there is less of a difference between realized compensation and Summary Compensation Table compensation.

CEO Summary Compensation Table ("Granted") vs. Realized Compensation ("Realized")
$14,000,000
$12,000,000
$10,000,000
$8,000,000
$6,000,000
$4,000,000
$2,000,000
$-
8.39M
6.47M
8.96M
8.79M
13.2M
12.6M
Granted
Realized
2022
Granted
Realized
2023
Granted
Realized
2024
Base Salary
Bonus(1)
Stock Awards
Other

(1)
Annual Incentive Bonus Election. Our NEOs have the option to receive any annual incentive bonus earned in one of three ways: (i) cash, (ii) fully vested LTIP units, or (iii) LTIP units that vest over three years, at 120% of the face amount. The amounts included in the “Bonus” bar represent the face amount of the bonus awarded to our CEO in each year shown. The extra value to be received by our CEO who elected option (iii) in each year shown is included in the “Stock Awards” bar.

50 EMPIRE STATE REALTY TRUST

Other Compensation Policies and Practices

LTIP UNITS
OVERVIEW
Pursuant to our equity plans we have issued LTIP units as a form of equity-based award for long-term incentive equity compensation. LTIP units are designed to qualify as “profits interests” in our operating partnership for federal income tax purposes, meaning that initially they would not be entitled to any distributions upon the liquidation of our operating partnership. However, over time the LTIP units can become entitled to a share of liquidating distributions from our operating partnership until the LTIP units are on a one-for-one parity with operating partnership units. LTIP units are designed to offer key employees a long-term incentive that will over time become comparable to common stock while allowing them to enjoy a more favorable income tax treatment. Each LTIP unit awarded is deemed equivalent to an award of one share of Class A common stock reserved under the 2024 Equity Plan, reducing availability for other equity awards on a one-for-one basis.
LTIP UNITS KEY POINTS

◗
LTIP unit = profit interest in our operating partnership

◗
Convertible into operating partnership units and exchangeable for Class A common stock on 1-for-1 basis after holding period

◗
More favorable tax treatment to grantee vs. Restricted Shares (i.e., no taxable income to grantee upon vesting)

◗
Time-based LTIP units receive distributions equivalent to common stock dividends

◗
Performance-based LTIP units receive distributions equal to 10% of common stock dividends until performance period ends and then 90% catch-up on any earned award amount

◗
LTIPs granted to our NEOs are subject to a holding period of two (2) years post-vest

Our Compensation Committee believes that allowing executives to choose to receive equity-based awards in the form of LTIP units rather than Restricted Shares (i) promotes long-term equity ownership by executives; (ii) further aligns the interests of executives with the interests of shareholders; (iii) enables the company to remain competitive with our peers in attraction and retention of talented executives since LTIP units are offered by many of our peers.
DISTRIBUTIONS
Time-based LTIP units, whether vested or not, receive the same per unit distributions as dividends on common stock. Performance-based LTIP units receive 10% of such distributions during the active performance period, and the remaining 90% are accrued during the performance period and paid when such LTIP units are earned based on performance, at which time such LTIP units will commence receiving 100% of such distributions.
CONVERSION RIGHTS
At the time of grant, LTIP units do not have full economic parity with operating partnership units but can achieve such parity over time upon the occurrence of specified events. The capital account associated with an LTIP unit when it is initially issued is zero. Under the terms of the LTIP units, our operating partnership will revalue its assets upon the occurrence of certain specified events, and any increase in valuation from the time of grant until such event will be allocated first to the holders of LTIP units to equalize the capital accounts of such holders with the capital accounts of holders of operating partnership units. Upon equalization of the capital accounts of the holders of LTIP units with other holders of operating partnership units, the LTIP units will achieve full parity with operating partnership units for all purposes, including with respect to liquidating distributions.
Following a two-year holding period, holders of vested LTIP units that have achieved such parity will have the right to convert their vested LTIP units into an equal number of operating partnership units or to require our operating partnership to redeem their vested LTIP units for an equal number of shares of Class A common stock of the company or, at the company’s option, an amount of cash equal to the value of such shares. Unless and until such parity is reached, the value that an executive will realize in a liquidation for a given number of vested LTIP units is less than the value of an equal number of operating partnership units. Events that allow such revaluation of our operating partnership’s assets under the partnership agreement and applicable federal tax regulations generally include (i) the issuance by the company of our Class A common stock; (ii) the issuance by our operating partnership of operating partnership units; (iii) the issuance of LTIP units as equity compensation; (iv) significant repurchases of common stock for cash; and (v) the redemption by the company of operating partnership units for cash or other property.
VALUATION
Each grant is formulated as a dollar amount when approved and such dollar amount is converted into LTIP units, based on the grant date fair value, with such grant date fair value calculated by a third-party appraiser.
For LTIP unit awards that are time-based or performance-based, the grant date fair value is the stock price of our Class A common stock on the grant date discounted for the restriction period during which the LTIP units cannot be redeemed or transferred and the uncertainty regarding if, and when, the book capital account of the LTIP units will equal that of the operating partnership units. Additionally, for the performance-based equity awards, we assess, at each

2025 PROXY STATEMENT 51

reporting period, whether it is probable that the performance conditions will be satisfied. We recognize expense respective to the number of awards we expect to vest at the conclusion of the measurement period. Changes in estimate are accounted for in the period of change through a cumulative catch-up adjustment.
For LTIP unit awards that are market-based, the grant date fair value is calculated using a Monte Carlo Simulation model. Our stock price, along with the prices of the comparative indexes, is assumed to follow the Geometric Brownian Motion Process. Geometric Brownian motion is a common assumption when modeling in financial markets, as it allows the modeled quantity (in this case, the stock price) to vary randomly from its current value and take any value greater than zero. The volatilities of the returns on our stock price and the comparative indexes were estimated based on implied volatilities and historical volatilities using a six-year look-back period. The expected growth rate of the stock prices over the performance period is determined with consideration of the risk-free rate as of the grant date. In essence, the Monte Carlo methodology calculates the LTIP unit value as a delta from the grant date price of our Class A common stock, based on price volatility, TSR goal difficulty, vesting probability and potential payout. The more difficult the TSR goal, the lower the value assigned to an LTIP unit. For more information, see Note 10 to our 2024 audited financial statements included in our 2024 annual report.
EQUITY AWARDS — RETIREMENT AGE
Pursuant to the 2024 Equity Plan and our forms of equity award agreement, in the event of a voluntary termination of employment by a grantee following such grantee’s Retirement Eligibility Date (as defined below), any restrictions and conditions on the vesting of any time-based equity award shall lapse and any equity not yet vested shall automatically become fully vested as of such date of termination. The same applies to any earned performance-based equity awards (meaning the performance period has concluded and the earned amount has been determined). In the case of any performance-based equity with a performance period still ongoing as of the termination date, the performance period end date shall be the date of termination and the number of earned LTIP units shall be determined as of such date and pro-rated in accordance with the shortened performance period. “Retirement Eligibility Date” means the later of  (i) the date such grantee attains the age of 65 and (ii) the date on which the grantee has first completed ten (10) years of continuous service.
In 2024, our CEO, Anthony E. Malkin, agreed to waive this retirement age benefit in all of his existing grant agreements, and all of our NEOs agreed to waive this provision in their 2025 and other future grants.
EMPLOYEE BENEFITS
Our 401(k) Plan covers eligible employees of the company and any designated affiliate. Our 401(k) Plan permits an eligible employee to defer a percentage of eligible annual compensation, subject to certain limitations imposed by the U.S. Internal Revenue Code of 1986 (the “Code”). The employee’s elective deferrals are immediately vested and non-forfeitable upon contribution to our 401(k) Plan. In order to encourage employee participation, we provide a 401(k)-company match that vests over time — 100% of contributions up to 5% of an employee’s salary. We do not provide our NEOs with a supplemental pension or any other retirement or nonqualified deferred compensation benefits, other than our 401(k) Plan benefits provided generally to our employees.
Additionally, for employees that are eligible for our HSA, we offer employer funding. For employees who enroll individually, the company contributes $1,000 per year towards their HSA. For employees who enroll with dependent or family coverage, the company contributes $2,000 per year towards their HSA.
PERQUISITES AND OTHER PERSONAL BENEFITS
For security and efficiency, we provide Mr. Malkin a car and a full-time driver, with a value up to $165,250 per year, under his 2021-2024 employment agreement (increased to $193,230 per year as of July 18, 2024 under his new employment agreement entered into on September 20, 2024), as adjusted thereafter to reflect changes in the consumer price index (“CPI”) for New York City. See page 66 for more information. This allows him to travel more safely and to use his time more efficiently during his travel. The cost to the company in 2024 was $111,506 for the driver’s salary and bonus and $45,193 for car-related expenses. In addition, we provide Mr. Malkin security services for him and his family, when required in his reasonable judgment, provided that Mr. Malkin provides the Compensation Committee with reasonable justification for any such expense which exceeds $50,000 in any consecutive 12-month period. Mr. Malkin did not incur any such security expenses in 2024.
EQUITY GRANT POLICIES
The company does not currently grant stock options, stock appreciation rights or similar option-like instruments (“Options”), and the Compensation Committee does not presently intend to introduce Options into the company’s long-term equity incentive compensation program. Accordingly, the company has no specific policy or practice on the timing of Options with respect to the disclosure of material nonpublic information by the company. If the company determines to grant Options, the Compensation Committee intends to adopt appropriate policies and practices regarding the timing of such awards with respect to the disclosure of material nonpublic information.
CLAWBACK POLICY
We have adopted a compensation clawback policy, effective as of December 1, 2023 (the “Compensation Clawback Policy”), which complies with (i) Rule 10D-1 of the Dodd Frank Wall Street Reform and Consumer Protection Act and (ii) the applicable NYSE listing standards. The Compensation Clawback Policy enables the company to recover incentive-based compensation erroneously received by current or former executive officers during the three completed fiscal years immediately preceding the year in which the company is required to prepare an accounting restatement due to material noncompliance with financial reporting requirements.
The Compensation Clawback Policy applies to each current and former “officer” of the company as defined under Rule 16a-1(f) under Section 16 of the Exchange Act (i.e., Section 16 officers), which is deemed to include any individuals identified by the company as executive officers pursuant to Item 401(b) of Regulation S-K under the Exchange Act.

52 EMPIRE STATE REALTY TRUST

If the Compensation Clawback Policy is triggered, the company must recover any incentive-based compensation (which is granted, earned, or vested based wholly or in part upon the attainment of any financial reporting measure) received by the covered officer that exceeds the amount that otherwise would have been received had it been determined based on the restated amounts on a gross, pre-tax basis. Erroneous payments must be recovered even if there was no misconduct or failure of oversight on the part an individual executive officer.
The Compensation Clawback Policy prohibits the company from indemnifying any current or former executive officer against the loss of erroneously awarded compensation.
HEDGING AND PLEDGING OUR SECURITIES
Our directors and employees, or related persons thereof, are prohibited from engaging in a transaction meant to hedge or minimize losses in our securities, including engaging in transactions in puts, calls or other derivatives on our securities, or short-selling our securities.
Executive officers and certain employees, or related persons thereof, owning more than $1,000,000 of our securities are prohibited from pledging our securities as collateral for a loan unless such pledging is pre-approved by our Compensation Committee.
MINIMUM STOCK OWNERSHIP GUIDELINES FOR EXECUTIVE OFFICERS AND DIRECTORS AND POST-VESTING HOLDING PERIODS
We have adopted minimum stock ownership guidelines that require each executive officer to maintain ownership of a minimum number of shares of our common stock (including awarded operating partnership units and LTIP units) having a market value equal to or greater than a multiple (ten times, in the case of our CEO, and five times, in the case of all other executive officers) of such executive officer’s base salary. Each executive officer must achieve the minimum equity investment within five years from adoption of the guidelines or the date of such officer’s appointment for subsequently appointed executive officers.
We have adopted minimum stock ownership guidelines that require our independent directors to hold a number of shares of our common stock (including awarded operating partnership units and LTIP units) having a market value equal to or greater than five times the portion of the annual base retainer which is eligible to be paid in cash. Each independent director must achieve the minimum equity investment within five years from the date of such director’s election to our board to attain compliance with the stock ownership requirements.
In addition, equity awards granted to our NEOs during 2024 are subject to a post-vest holding period of two years.
NO TAX GROSS-UP PAYMENTS
We do not provide any “golden parachute” tax gross-up payments to our NEOs. According to their respective employment and change in control severance agreements, if any payments or benefits to be paid or provided to any of our NEOs would be subject to “golden parachute” excise taxes under Section 4999 of the Code, the executive’s payments and benefits will be reduced to the extent necessary to avoid such excise taxes, but only if such a reduction of pay or benefits would result in a greater net after-tax receipt for the executive.
TAX IMPLICATIONS — DEDUCTIBILITY OF EXECUTIVE COMPENSATION
Section 162(m) of the Code, as amended by the Tax Cuts and Jobs Act of 2017 (the “TCJA”), limits to $1 million the deduction that publicly-traded corporations may take for compensation paid to “covered employees” of the corporation. Under a series of private letter rulings issued by the Internal Revenue Service (the “IRS”) prior to the enactment of the TCJA, compensation paid by an operating partnership to executive officers of a REIT that serves as its general partner was not subject to the limitation on deductibility under Section 162(m) to the extent such compensation was attributable to services rendered to the REIT’s operating partnership. In December 2020, the IRS issued final Treasury regulations under Section 162(m) (the “Regulations”) that overturn the guidance in the private letter rulings and apply the $1 million deduction limit under Section 162(m) of the Code to a REIT’s distributive share of any compensation paid by the REIT’s operating partnership to certain current and former executive officers of the REIT. The guidance under the Regulations applies to all compensation deductible in tax years ending on or after December 20, 2020, other than compensation paid pursuant to a written binding contract in effect on December 20, 2019, that is not subsequently materially modified. This guidance under the Regulations represents a change in IRS guidance regarding the deductibility of compensation for REITs and, to the extent that compensation paid to our executive officers does not qualify for deduction under Section 162(m) of the Code, a larger portion of shareholder distributions may be subject to U.S. federal income taxation as dividend income rather than return of capital.
The board and the Compensation Committee believe that shareholder interests are best served if they retain maximum flexibility to design executive compensation programs that meet stated business objectives. For that reason, while our board and Compensation Committee have considered the potential effects of Section 162(m) of the Code and the Regulations on the compensation paid to our NEOs, the Compensation Committee’s compensation policy and practices are not directly guided by considerations relating to Section 162(m) of the Code.
RISK CONSIDERATIONS IN OUR COMPENSATION PROGRAMS
Our Compensation Committee has discussed the concept of risk as it relates to our compensation programs with management and Ferguson Partners, and the Compensation Committee does not believe the goals, or the underlying philosophy of our compensation programs encourage excessive or inappropriate risk taking.

2025 PROXY STATEMENT 53

Compensation Committee Report

The following Compensation Committee Report to shareholders shall not, in accordance with the rules of the SEC, be incorporated by reference into any of our future filings made under the Exchange Act, or under the Securities Act of 1933, as amended (the “Securities Act”), and shall not be deemed to be soliciting material or to be filed under the Exchange Act or the Securities Act.
Our Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K, and, based on such review and discussions, the Compensation Committee recommended to our board that such Compensation Discussion and Analysis be included in this proxy statement.
Submitted by our Compensation Committee

Thomas J. DeRosa (Chair)(1)	Steven J. Gilbert	Patricia S. Han

(1)
Mr. DeRosa will not stand for re-election at the annual meeting. Mr. Gilbert will Chair the Compensation Committee at the conclusion of Mr. DeRosa’s term.

Compensation Committee Interlocks and Insider Participation

During the year ended December 31, 2024, Ms. Han and Messrs. Gilbert and DeRosa served as members of our Compensation Committee. No member of our Compensation Committee is a current or former officer or employee of the company or any of its subsidiaries. None of our executive officers serves as a member of the board of directors or compensation committee of any company that has one or more of its executive officers serving as a member of our board or Compensation Committee.

54 EMPIRE STATE REALTY TRUST

PROPOSAL 2: NON-BINDING, ADVISORY VOTE TO APPROVE THE COMPENSATION OF NAMED EXECUTIVE OFFICERS
We seek your advisory vote to approve the compensation of our NEOs (as described in the “Compensation Discussion and Analysis” section of this proxy statement and the accompanying compensation tables and narrative disclosure) in accordance with the regulations under Section 14A of the Exchange Act. The following proposal, commonly known as a “say-on-pay” proposal, gives shareholders the opportunity to approve, reject or abstain from voting with respect to our fiscal 2024 executive compensation programs and policies and the compensation paid to our NEOs during 2024. Your non-binding, advisory vote will serve as an additional tool to guide our board and our Compensation Committee in aligning our executive compensation programs with the interests of our company and our shareholders. In considering this vote, we encourage shareholders to review carefully the information presented on our compensation policies and decisions regarding our NEOs, as disclosed in detail in this proxy statement under “Compensation Discussion and Analysis” and the accompanying compensation tables and narrative disclosure.
As discussed in the “Compensation Discussion and Analysis” section of this proxy statement, the primary objectives of our executive compensation program are to attract and retain qualified and talented individuals who possess the skills and expertise necessary to lead, manage and grow our company, and are accountable for the performance of our company. We also seek to promote an ownership mentality among our NEOs by issuing equity grants to them that not only align their interests with the interests of our shareholders, but also enhance the executives’ focus on our long-term performance. We believe this strong tie between compensation and performance leads to the success of our company and serves the best interests of our shareholders. Further, our Compensation Committee regularly reviews all elements of the compensation paid to our NEOs. Our Compensation Committee believes that our present compensation program, as described in the Compensation Discussion and Analysis section and the accompanying tables and related narrative in this proxy statement, aligns the interests of our NEOs with our shareholders, and incentivizes our executives to focus on the achievement of our long-term business objectives.
Approval of this non-binding, advisory “say-on-pay” resolution requires the affirmative vote of the holders of a majority of the votes cast at the annual meeting at which a quorum is present.
The vote on this proposal is non-binding and advisory in nature. Because of this, it will not affect any compensation already paid or awarded to any NEO, and it will not be binding on or overrule any decisions by our board or our Compensation Committee. Nevertheless, our board highly values input from our shareholders, and our Compensation Committee will carefully consider the results of this vote when making future decisions about executive compensation. In addition, even if a majority of our shareholders approves this proposal, if there is a significant vote against the compensation of our NEOs, our Compensation Committee will evaluate whether any actions are appropriate to address the concerns of our shareholders. The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the overall compensation of our NEOs, as described in this proxy statement in accordance with the compensation disclosure rules of the SEC.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE FOLLOWING NON-BINDING ADVISORY RESOLUTION:
“RESOLVED, that the compensation paid to our named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K, including the “Compensation Discussion and Analysis,” compensation tables, and narrative discussion, is hereby APPROVED, on a non-binding, advisory basis.”

2025 PROXY STATEMENT 55

EXECUTIVE COMPENSATION TABLES
2024 Summary Compensation Table

The following Summary Compensation Table sets forth information concerning the total compensation paid to, earned by or awarded to our NEOs for the fiscal years ended December 31, 2024, 2023 and 2022, respectively.
Name and Principal Position	Year	Salary(1) ($)	Bonus(2) ($)	Stock Awards(3) ($)	All Other Compensation(4) ($)	Total ($)
Anthony E. Malkin Chairman and Chief Executive Officer	2024	879,433	2,623,500	9,514,719	173,949	13,191,601
	2023	849,721	1,913,625	6,034,573	165,505	8,963,424
	2022	810,000	1,475,010	5,946,860	160,951	8,392,821
Christina Chiu President	2024	758,366	1,969,825	3,751,259	17,750	6,497,200
	2023	674,519	1,765,625	2,228,112	17,500	4,685,756
	2022	648,077	652,300	2,549,983	16,250	3,866,610
Thomas P. Durels Executive Vice President, Real Estate	2024	756,626	1,121,381	4,208,957	18,250	6,105,214
	2023	734,327	826,875	3,150,033	18,500	4,729,735
	2022	700,000	641,550	2,570,481	17,250	3,929,281
Stephen V. Horn Executive Vice President, Chief Financial Officer & Chief Accounting Officer	2024	399,231	398,750	619,984	18,250	1,436,215

(1)
Salary. For each covered year, the amounts reflect the actual base salaries paid to our NEOs during the covered year. See page 37 for more information.

(2)
Bonus. NEOs were given the option to receive all or a portion of their 2024 annual incentive bonus (paid in March 2025) in (i) cash, (ii) fully vested LTIP units at 100% of the face amount, or (iii) LTIP units, vesting over a three-year period, at 120% of the face amount (the “Bonus Premium Option”). The amounts included in the “Bonus” column above represent the face amount of the bonus award. The additional value to be received by an NEO who elected the Bonus Premium Option is included as part of the “Stock Awards” column. Each NEO’s election regarding the Bonus Premium Option is shown below, along with the total projected value based on the grant date fair value as computed in accordance with ASC Topic 718. For more information, see “Bonus Election Program” on page 45.

Named Executive Officer	Year	Face Amount of Bonus Award ($)	Amount of Award Elected to Be Received in Cash at Face Amount (%)	Amount of Award Elected to be Received in Vested LTIP Units at Face Amount (%)	Amount of Award Elected to be Received in Unvested 3-Year Time-Based LTIP Units at 120% of Face Amount (%)	Total Value of the Bonus Award (including 20% Premium, as applicable) ($)
Anthony E. Malkin	2024	2,623,500	—	—	100	3,148,211
Christina Chiu	2024	1,969,825	100	—	—	1,969,825
Thomas P. Durels	2024	1,121,381	—	—	100	1,345,670
Stephen V. Horn	2024	398,750	100	—	—	398,750

(3)
Stock Awards. The amounts in this column reflect:

56 EMPIRE STATE REALTY TRUST

Named Executive Officer	Year	Bonus Premium Option(a),(d) ($)	Time-based Awards(b),(c),(d) ($)	Performance-based Awards(e) ($)	Total ($)
Anthony E. Malkin	2024	524,711	2,610,021	6,379,987	9,514,720
Christina Chiu	2024	—	1,798,766	1,952,493	3,751,259
Thomas P. Durels	2024	224,289	1,866,533	2,118,135	4,208,957
Stephen V. Horn	2024	—	179,996	439,988	619,984

(a)
Bonus Premium Option.   For NEOs who elected the Bonus Premium Option, the “Stock Awards” column includes the difference between the face value of the bonus award and the grant date fair value of the LTIP award received in lieu of cash (120% of the face amount). The grant date fair value of the Bonus Premium Option LTIP unit awards is computed in accordance with ASC Topic 718 at $6.71 per unit for the awards issued on March 13, 2025 to Messrs. Malkin and Durels.

(b)
Time-based Awards.   Each NEO was granted an annual time-based award that vests 25% annually over a 4-year period, in each case subject to continued employment. The grant date fair value of the annual time-based LTIP unit awards is computed in accordance with ASC Topic 718 at $8.06 per unit for the annual awards issued on March 13, 2024, to Messrs. Malkin, Durels and Horn and Ms. Chiu.

(c)
One-Time Awards. Ms. Chiu was granted a one-time, time-based award that vests 25% annually over a 4-year period, subject to continued employment. The grant date fair value of the award granted on March 13, 2024 was computed in accordance with ASC Topic 718 at $8.06 per unit. Mr. Durels was granted a one-time, time-based award that cliff vests on June 30, 2027, subject to continued employment. The grant date fair value of the award granted on March 13, 2024 was computed in accordance with ASC Topic 718 at $9.49 per unit.

(d)
The grant date fair value of the awards was estimated based on the fair value of our stock at the grant date discounted for the restriction period during which the LTIP units cannot be redeemed or transferred and the uncertainty regarding if, and when, the book capital account of the LTIP units will equal that of the common units. Further discussion of the assumptions used in calculating these values can be found under “LTIP Units — Valuation” on page 51 and in Note 10 to our 2024 audited financial statements included in our 2024 annual report.

(e)
Performance-based Awards.   The grant date fair value of the performance-based LTIP unit awards is computed in accordance with ASC Topic 718 at $6.11 per unit for the market-based awards, $7.60 per unit for the operational-based awards, and $8.39 per unit for the sustainability-based awards, in each case issued on March 13, 2024 to Messrs. Malkin, Durels and Horn and Ms. Chiu. For the market-based component of such awards, the grant date fair value of the awards was estimated using a Monte Carlo Simulation model. For the operational-based and sustainability-based components of such awards, the grant date fair value of the awards was estimated based on the fair value of our stock at the grant date discounted for the restriction period during which the LTIP units cannot be redeemed or transferred and the uncertainty regarding if, and when, the book capital account of the LTIP units will equal that of the common units. The grant date fair value generally equates to the “Maximum” payout as shown on page 48 under this calculation method based upon the probable outcome of the applicable performance conditions. Further discussion of the assumptions used in calculating these values can be found under “LTIP Units — Valuation” on page 51 and in Note 10 to our 2024 audited financial statements included in our 2024 annual report.

The amounts reported in the table above are not necessarily representative of the amounts, if any, that the NEOs may receive upon vesting of these awards. The threshold, target and maximum values used by the Compensation Committee in determining the number of shares subject to performance-based LTIP units granted in 2024 are set forth under “Performance-Based Awards” on page 49.
The maximum values of the performance-based LTIP units granted in 2024 (if determined based on stock price on the grant date ($9.87), rather than fair value), assuming that the highest level of performance is achieved, are shown in the table below.
	Malkin	Chiu	Durels	Horn
Performance-based, settlement at maximum – 200% ($)	9,139,827	2,797,099	3,034,393	630,318

(4)
Other Compensation. We provide our NEOs with other benefits that we believe are reasonable, competitive, and consistent with our overall executive compensation program. We match up to 100% of contributions up to 5% of an employee’s salary in 2024 under our 401(k) program in cash. We additionally fund a portion of our employees’ HSA. See “Employee Benefits” on page 52 for more information. Additionally, we provide Mr. Malkin a car and a full-time driver. The amount reported includes the cost to the company for the car and driver for 2024, which was $111,506 for the driver’s salary and bonus and $45,193 for car-related expenses in 2024.

Named Executive Officer	Year	401(k) Match ($)	HSA Funding ($)	Driver/Car Expenses ($)	Total ($)
Anthony E. Malkin	2024	17,250	—	156,699	173,949
Christina Chiu	2024	17,250	500	—	17,750
Thomas P. Durels	2024	17,250	1,000	—	18,250
Stephen V. Horn	2024	17,250	1,000	—	18,250

2025 PROXY STATEMENT 57

2024 Grants of Plan-Based Awards

The following table discloses the number of plan-based awards granted in 2024 to our NEOs and the grant date fair value of these awards.
		Estimated Future Payouts under Equity Incentive Plan Awards: Number of Performance-Based Shares of Stock or Units			All Other Stock Awards: Number of Time-Based Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards ($)
Name	Grant Date	Threshold (#)	Target (#)	Maximum (#)
Anthony E. Malkin	3/13/24(1)	—	—	—	285,615	2,296,345
	3/13/24(2)	—	—	—	323,824	2,610,021
	3/13/24(3)	130,524	261,047	522,094	—	3,189,994
	3/13/24(3)	62,961	125,921	251,842	—	1,913,999
	3/13/24(3)	38,021	76,043	152,085	—	1,275,993
Christina Chiu	3/13/24(2)	—	—	—	99,100	798,746
	3/13/24(4)	—	—	—	124,072	1,000,020
	3/13/24(3)	39,945	79,890	159,779	—	976,250
	3/13/24(3)	19,268	38,536	77,072	—	585,747
	3/13/24(3)	11,636	23,272	46,543	—	390,496
Thomas P. Durels	3/13/24(1)	—	—	—	123,414	992,249
	3/13/24(2)	—	—	—	107,508	866,514
	3/13/24(4)				105,376	1,000,018
	3/13/24(3)	43,334	86,667	173,334	—	1,059,071
	3/13/24(3)	20,903	41,805	83,610	—	635,436
	3/13/24(3)	12,623	25,246	50,492	—	423,628
Stephen V. Horn	3/13/24(2)	—	—	—	22,332	179,996
	3/13/24(3)	9,002	18,003	36,006	—	219,997
	3/13/24(3)	4,342	8,684	17,368	—	131,997
	3/13/24(3)	2,622	5,244	10,488	—	87,994

(1)
Bonus Election Program. NEOs were given the option to receive all or a portion of their 2023 annual incentive bonus (paid in Q1 2024) in (i) cash, (ii) fully vested LTIP units at 100% of the face amount, or (iii) LTIP units, vesting over a three-year period, at 120% of the face amount (the “Bonus Premium Option”).

(a)
The number of LTIP units indicated in the table above represents 120% of the face amount of the bonus for Messrs. Malkin and Durels who each elected the Bonus Premium Option for 2023. These LTIP units vest 33.3% on each of the three anniversaries of January 1, 2024, in each case subject to continued employment.

(b)
The grant date fair value of the LTIP unit awards is computed in accordance with ASC Topic 718 at $8.04 per unit for Messrs. Malkin and Durels, based on a grant date of March 13, 2024. The grant date fair value of the awards was estimated based on the fair value of our stock at the grant date discounted for the restriction period during which the LTIP units cannot be redeemed or transferred and the uncertainty regarding if, and when, the book capital account of the LTIP units will equal that of the common units. Further discussion of the assumptions used in calculating these values can be found under “LTIP Units — Valuation” on page 51 and in Note 10 to our 2024 audited financial statements included in our 2024 annual report.

(c)
In accordance with SEC disclosure rules, the grant date fair value of the Bonus Premium Option LTIP unit awards granted in 2025 with respect to 2024 performance will be included in the 2025 Grants of Plan-Based Awards Table.

(2)
Annual Time-Based LTIP Unit Awards. Represents time-based LTIP units granted to each NEO pursuant to our 2019 Equity Plan.

(a)
These time-based LTIP units vest 25% on each of the first four anniversaries of January 1, 2024, in each case subject to continued employment.

(b)
The grant date fair value of the time-based LTIP unit awards is computed in accordance with ASC Topic 718 at $8.06 per unit for Messrs. Malkin, Durels and Horn and Ms. Chiu, based on a grant date of March 13, 2024. Further discussion of the assumptions used in calculating these values can be found under “LTIP Units — Valuation” on page 51 and in Note 10 to our 2024 audited financial statements included in our 2024 annual report. The fair value of the awards was estimated based on the fair value of our stock at the grant date discounted for the restriction period during which the LTIP units cannot be redeemed or transferred and the uncertainty regarding if, and when, the book capital account of the LTIP units will equal that of the common units.

(3)
Annual Performance-Based LTIP Unit Awards. Represents performance-based LTIP units granted pursuant to our 2019 Equity Plan based on threshold, target and maximum amounts.

(a)
The number of performance-based LTIP units that vest may range from none to the maximum amount, as shown in the table. Within such range, an interpolated amount would be applied if results fall between such threshold, target and maximum measures.

(b)
Performance-based LTIP units granted on March 13, 2024, to each of Messrs. Malkin, Durels and Horn and Ms. Chiu will be earned based on the company’s performance metrics set forth on page 49 over a three-year performance period that commenced on January 1, 2024 and concludes on December 31, 2026. Any earned performance-based LTIP units will then vest 50% on January 1, 2027 following the end of the three-year performance period, and 50% on December 31, 2027, in each case, conditioned on continued employment through the applicable vesting date.

58 EMPIRE STATE REALTY TRUST

The grant date fair value of the performance-based LTIP unit awards is computed in accordance with ASC Topic 718 at the following per unit amounts for the awards to Messrs. Malkin, Durels and Horn and Ms. Chiu.
($ per unit)
Market-based Component	6.11
Operational-based Component	7.60
Sustainability-based Component	8.39
For the market-based components of such awards, the fair value of the awards was estimated using a Monte Carlo Simulation model. For the operational-based and sustainability-based components of such awards, the fair value of the awards was estimated based on the fair value of our stock at the grant date discounted for the restriction period during which the LTIP units cannot be redeemed or transferred and the uncertainty regarding if, and when, the book capital account of the LTIP units will equal that of the common units. Further discussion of the assumptions used in calculating these values can be found under “LTIP Units — Valuation” on page [52] and in Note 10 to our 2024 audited financial statements included in our 2024 annual report.
(4)
One-Time Time-Based LTIP Unit Awards. Represents one-time, time-based LTIP units granted to Ms. Chiu and Mr. Durels for special service as described on page 48.

(a)
Ms. Chiu’s time-based LTIP units vest 25% on each of the first four anniversaries of January 1, 2024, in each case subject to continued employment. Mr. Durels’ time-based LTIP units cliff vests on June 30, 2027, subject to continued employment.

(b)
The grant date fair value of the time-based LTIP unit awards is computed in accordance with ASC Topic 718 at $8.06 per unit for Ms. Chiu and $9.49 for Mr. Durels, in each case based on a grant date of March 13, 2024. Further discussion of the assumptions used in calculating these values can be found under “LTIP Units — Valuation” on page 51 and in Note 10 to our 2024 audited financial statements included in our 2024 annual report. The fair value of the awards was estimated based on the fair value of our stock at the grant date discounted for the restriction period during which the LTIP units cannot be redeemed or transferred and the uncertainty regarding if, and when, the book capital account of the LTIP units will equal that of the common units.

2025 PROXY STATEMENT 59

2024 Outstanding Equity Awards at Fiscal Year End

The following table sets forth the outstanding equity awards held by our NEOs as of December 31, 2024.
	Stock Awards
	Time-based Shares or Units(1)		Performance-based Shares or Units(2)
Name	Equity Incentive Plan Awards: Number of Time-based Shares or Units That Have Not Vested (#)	Equity Incentive Plan Awards: Market Value of Time-based Shares or Units That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Performance-based Shares or Units or That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Performance-based Shares or Units That Have Not Vested ($)
Anthony E. Malkin	1,259,384	12,996,843	2,305,435	23,792,089
Christina Chiu	528,344	5,452,510	756,214	7,804,128
Thomas P. Durels	638,960	6,594,067	979,097	10,104,281
Stephen V. Horn	71,246	735,259	106,375	1,097,790

(1)
Time-based Shares or Units.

(a)
Includes the following LTIP units granted to our NEOs, which vested/will vest on the dates set forth below, subject to continued employment:

(i)
To each of Messrs. Malkin, Durels and Horn and Ms. Chiu on March 15, 2021, that vest 25% on January 1, 2022, 2023, 2024 and 2025;

(ii)
To Ms. Chiu on March 15, 2021, that vests 30% on January 1, 2024 and 2025, and 40% on January 1, 2026; and

(iii)
To Ms. Chiu on August 9, 2021, that vests 25% on January 1, 2022, 2023, 2024 and 2025.

(iv)
To each of Messrs. Malkin, Durels and Horn and Ms. Chiu on March 15, 2022, that vest 25% on January 1, 2023, 2024, 2025 and 2026;

(v)
To each of Messrs. Malkin and Durels and Ms. Chiu on March 15, 2022, that vest 33.33% on January 1, 2023, 2024 and 2025; and

(vi)
To Ms. Chiu on March 15, 2022, that vests 30% on January 2025 and 2026, and 40% on January 1, 2027.

(vii)
To each of Messrs. Malkin, Durels and Horn and Ms. Chiu on March 13, 2023, that vest 25% on January 1, 2024, 2025, 2026 and 2027.

(viii)
To each of Messrs. Malkin and Durels on March 13, 2023, that vest 33.33% on January 1, 2024, 2025 and 2026.

(ix)
To Mr. Horn on March 13, 2023, that vests 30% on January 2026 and 2027, and 40% on January 1, 2028.

(x)
To each of Messrs. Malkin, Durels and Horn and Ms. Chiu on March 13, 2024, that vest 25% on January 1, 2025, 2026, 2027 and 2028.

(xi)
To each of Messrs. Malkin and Durels on March 13, 2024, that vest 33.33% on January 1, 2025, 2026 and 2027.

(xii)
To Ms. Chiu on March 13, 2024, that vests 25% on January 1, 2025, 2026, 2027 and 2028.

(xiii)
To Mr. Durels on March 13, 2024, that vests 100% on June 30, 2027.

(b)
Market value calculated assuming that the value of an LTIP unit on December 31, 2024 was equal to $10.32, which was the closing price of a share of our Class A common stock on December 31, 2024 (the last trading day of 2024).

(2)
Performance-based Shares or Units.

(a)
Includes the following LTIP units granted to our NEOs:

(i)
To each of Messrs. Malkin, Durels and Horn and Ms. Chiu on March 15, 2022, as shown in the chart above at the earned amount of the performance criteria described on page 47 for a three-year performance period commencing on January 1, 2022, and vest 50% on January 1, 2025 following the end of the three-year performance period, and 50% on December 31, 2025; and

(ii)
To each of Messrs. Malkin, Durels and Horn and Ms. Chiu on March 13, 2023, as shown in the chart above at the maximum amount of the performance criteria described on page 47 for a three-year performance period commencing on January 1, 2023, and vest 50% on January 1, 2026 following the end of the three-year performance period, and 50% on December 31, 2026.

(iii)
To each of Messrs. Malkin, Durels and Horn and Ms. Chiu on March 13, 2024, as shown in the chart above at the maximum amount of the performance criteria described on page 47 for a three-year performance period commencing on January 1, 2024, and vest 50% on January 1, 2027 following the end of the three-year performance period, and 50% on December 31, 2027.

(b)
Market value calculated assuming that the value of an LTIP unit on December 31, 2024 was equal to $10.32, which was the closing price of a share of our Class A common stock on December 31, 2024 (the last trading day of 2024).

60 EMPIRE STATE REALTY TRUST

2024 Option Exercises and Stock Vested

The following table sets forth certain information regarding LTIP units that vested in 2024 for the NEOs. No other equity awards held by our NEOs were vested or exercised in 2024.
	Stock Awards
Name	Number of Shares or Units Acquired on Vesting(1) (#)	Value Realized on Vesting(2) ($)
Anthony E. Malkin	906,613	8,917,621
Christina Chiu	256,942	2,509,627
Thomas P. Durels	399,480	3,928,229
Stephen V. Horn	4,875	47,490

(1)
Number of Shares or Units Acquired on Vesting. Represents the aggregate number of LTIP units that vested in 2024, which includes the following:

	Bonus Election Program(a)		Time-Based LTIP Unit Awards		Performance-Based LTIP Unit Awards		Total Units
	No. of Units	Value ($)	No. of Units	Value ($)	No. of Units	Value ($)	No. of Units	Value ($)
Anthony E. Malkin	222,210	2,153,212	263,629	2,554,565	420,774	4,209,844	906,613	8,917,621
Christina Chiu	34,108	330,507	77,681	750,248	145,153	1,428,873	256,942	2,509,627
Thomas P. Durels	96,853	938,509	120,810	1,170,651	181,816	1,819,069	399,480	3,928,229
Stephen V. Horn	N/A	N/A	4,061	39,346	814	8,144	4,875	47,490

(a)
NEOs were given the option to receive all or a portion of their 2021, 2022 and 2023 annual incentive bonus (paid in Q1 of the following year) in (i) cash, (ii) fully vested LTIP units at 100% of the face amount, or (iii) LTIP units, vesting over a three-year period, at a 120% premium over the face amount. Messrs. Malkin and Durels elected option (iii) for all three years, and Ms. Chiu elected option (iii) for 2021 and option (i) for 2022 and 2023, and this column represents the vesting of their 2021, 2022 and 2023 annual bonuses, as applicable on the three-year vest cycle.

(2)
Value Realized on Vesting. The value realized on vesting of the LTIP units is the product of  (i) the closing price on the NYSE of a share of Class A common stock on the vesting date (or, if the vesting date was not a trading day, the immediately preceding trading day), multiplied by (ii) the number of LTIP units vesting. In each case, the value realized is before payment of any applicable taxes and brokerage commissions, if any.

2024 CEO Pay Ratio

We are required by SEC rules to disclose the annual total compensation of our CEO, the annual total compensation of our median employee excluding our CEO, and the ratio of annual total compensation of our CEO to the annual total compensation of our median employee.
The following table provides information, based on our reasonable estimates, about the relationship between the annual total compensation of our CEO and the annual total compensation of our median employee as of December 31, 2024.
Median Employee Annual Total Compensation	Current CEO Annual Total Compensation	Pay Ratio (CEO: Median Employee)
$74,835	$13,191,601	176:1
We determined our median employee, as of December 31, 2024, based on total cash compensation of each of our then active employees (excluding the CEO), comprised of 238 managers and professionals and 429 members covered by collective bargaining agreements who are typically focused on the operations and maintenance of our properties.
In determining the median employee, we annualized total cash compensation for permanent employees who worked less than a full year, but not for temporary or part-time workers including seasonal employees.
The annual total compensation for 2024 of our median employee, a foreperson, was $74,835, calculated in accordance with SEC rules.
As disclosed in the 2024 Summary Compensation Table appearing on page 56, our CEO’s annual total compensation for 2024 was $13,191,601. Based on the foregoing, our estimate of the ratio of the annual total compensation of our CEO to the annual total compensation of our median employee was 176:1.
The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules, based on our internal records and the methodology described above.

2025 PROXY STATEMENT 61

The SEC rules for identifying the median compensated employee allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Accordingly, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may use different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.
2024 Pay Versus Performance

The Pay Versus Performance Table below discloses the relationship between the compensation actually paid to our NEOs and the company’s financial performance during the year ended December 31, 2024.
					Value of Initial Fixed $100 Investment Based on:
Year	Summary Compensation Table Total for Principal Executive Officer (“PEO”)(1) ($)	Compensation Actually Paid to PEO(2) ($)	Average Summary Compensation Table Total for Non-PEO NEOs(3) ($)	Average Compensation Actually Paid to Non-PEO NEOs(4) ($)	ESRT Total Shareholder Return(5) ($)	Peer Group Total Shareholder Return (NAREIT Office)(5) ($)	Net Income (Loss) (in thousands) ($)	Core FFO Per Share(6) ($)
2024	13,191,601	17,603,573	4,679,543	6,029,418	80.60	76.95	80,359	0.95
2023	8,963,424	20,787,135	4,707,746	9,158,021	74.64	63.33	84,407	0.93
2022	8,392,821	6,473,345	3,420,528	2,733,802	51.00	62.07	63,212	0.90
2021	7,920,132	1,265,781	3,080,479	1,421,646	66.07	99.50	(13,037)	0.70
2020	10,142,584	10,790,204	3,352,048	1,778,975	68.49	81.56	(22,887)	0.62

(1)
Summary Compensation Table Total for PEO — The amounts in this column are the amounts of total compensation reported in the “Total” column of the Summary Compensation Table for Mr. Malkin, our Chairman and CEO, for the covered years.

(2)
Compensation Actually Paid to PEO — The amounts in this column represent “compensation actually paid” to Mr. Malkin. To calculate “compensation actually paid” we are required by SEC rules to include various adjustments to the amounts that have been reported in the “Total” column of the Summary Compensation Table for 2024 and previous years. Each of the amounts deducted and added to the amount reported in the “Total” column of the Summary Compensation table for Mr. Malkin for the applicable year are described in the columns of the below two tables:

Year	Summary Compensation Table Total for PEO ($)	Grant Date Fair Value of Equity Awards Granted During Applicable Year(a) ($)	Total Equity Award Adjustments for PEO(b) ($)	Compensation Actually Paid to PEO ($)
2024	13,191,601	(9,514,719)	13,926,691	17,603,573
2023	8,963,424	(6,034,573)	17,858,284	20,787,135
2022	8,392,821	(5,946,860)	4,027,384	6,473,345
2021	7,920,132	(5,751,405)	(902,946)	1,265,781
2020	10,142,584	(8,459,436)	9,107,056	10,790,204

(a)
Represents the grant date fair value of the equity awards to our PEO, as reported in the “Stock Award” column in the Summary Compensation Table for each applicable year.

(b)
Represents the year-over-year change in the fair value of equity awards to our PEO, as itemized in the table below. No awards vested in the year they were granted. These amounts include performance-based awards, the fair value of which assumes achievement of maximum performance.

62 EMPIRE STATE REALTY TRUST

Year	Year End Fair Value of Equity Awards Granted During Applicable Year ($)	Change in Fair Value as of Year End of Any Prior Year Awards that Remain Un-vested as of Year End ($)	Change in Fair Value as of the Vesting Date of Any Prior Year Awards that Vested During Applicable Year ($)	Fair Value of Stock Awards Forfeited during the Covered Year ($)	Dollar Value of Dividends and Dividend Equivalent Rights Paid on Unvested Equity Awards During Applicable Year(i) ($)	Total Equity Award Adjustments ($)
2024	11,504,558	2,176,833	165,423	(158,508)	238,384	13,926,691
2023	10,881,823	6,185,528	852,103	(269,900)	208,730	17,858,284
2022	5,300,490	(212,271)	(427,668)	(778,468)	145,322	4,027,384
2021	4,500,590	(4,210,372)	308,662	(1,637,942)	136,116	(902,946)
2020	10,641,332	(1,861,570)	71,985	(42,233)	297,542	9,107,056

(i)
Represents dividends paid or accrued on stock awards prior to the vesting date(s) that are not otherwise reflected in the Compensation Actually Paid to PEO column.

(3)
Average Summary Compensation Table Total for Non-PEO NEOs — The amounts in this column are the average amounts of total compensation reported in the “Total” column of the Summary Compensation Table for our NEOs other than Mr. Malkin for the covered years. For 2024, our NEOs other than Mr. Malkin were Ms. Chiu and Messrs. Durels and Horn. For 2023, our NEOs other than Mr. Malkin were Ms. Chiu and Mr. Durels. For 2022 and 2021, our NEOs other than Mr. Malkin were Ms. Chiu and Messrs. Durels and Keltner. For 2020, our NEOs other than Mr. Malkin were Ms. Chiu, Mr. Durels and Mr. John B. Kessler.

(4)
Average Compensation Actually Paid to Non-PEO NEOs — The amounts in this column represent “compensation actually paid” to the Non-PEO NEOs. To calculate “compensation actually paid”, we are required by SEC rules to include various adjustments to the amounts that have been reported in the “Total” column of the Summary Compensation Table for 2024 and previous years. Each of the amounts deducted and added to the average amount reported in the “Total” column of the Summary Compensation Table for the Non-PEO NEOs for the applicable year are described in the columns of the below two tables:

Year(a)	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Grant Date Fair Value of Equity Awards Granted During Applicable Year(b) ($)	Average Equity Award Adjustments for Non-PEO NEOs(c) ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2024	4,679,543	(2,860,066)	4,209,942	6,029,418
2023	4,707,746	(2,689,072)	7,139,348	9,158,021
2022	3,420,528	(2,194,365)	1,507,639	2,733,802
2021	3,080,479	(1,962,617)	303,783	1,421,646
2020	3,352,048	(2,474,084)	901,011	1,778,975

(a)
For 2024, our NEOs other than Mr. Malkin were Ms. Chiu and Messrs. Durels and Horn. For 2023, our NEOs other than Mr. Malkin were Ms. Chiu and Mr. Durels. For 2022 and 2021, our NEOs other than Mr. Malkin were Ms. Chiu and Messrs. Durels and Keltner. For 2020, our NEOs other than Mr. Malkin were Ms. Chiu and Messrs. Durels, Keltner and Kessler.

(b)
Represents the average grant date fair value of the equity awards to our Non-PEO NEOs, based on the average of the amounts reported for the Non-PEO NEOs in the “Stock Award” column in the Summary Compensation Table for each applicable year.

(c)
Represents the average year-over-year change in the fair value of equity awards to our Non-PEO NEOs, as itemized in the table below. These amounts include performance-based awards, the fair value of which assumes achievement of maximum performance.

Year	Average Year End Fair Value of Equity Awards Granted During Applicable Year ($)	Average Change in Fair Value as of Year End of Any Prior Year Awards that Remain Un-vested as of Year End ($)	Average Change in Fair Value as of the Vesting Date of Any Prior Year Awards that Vested During Applicable Year ($)	Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Fair Value of Stock Awards Forfeited during the Covered Year ($)	Average Dollar Value of Dividends and Dividend Equivalent Rights Paid on Unvested Equity Awards During Applicable Year(i) ($)	Average Total Equity Award Adjustments ($)
2024	3,187,723	639,512	348,318	—	(38,864)	73,252	4,209,942
2023	4,423,152	2,267,573	456,660	—	(93,325)	85,289	7,139,348
2022	1,560,034	(178,152)	172,673	384,946	(469,959)	38,097	1,507,639
2021	1,446,771	(928,143)	74,984	—	(325,478)	35,649	303,783
2020	1,984,949	(326,239)	(269,014)	365,022	(907,572)	53,864	901,011

2025 PROXY STATEMENT 63

(i)
Represents the average dividends paid or accrued on stock awards prior to the vesting date(s) that are not otherwise reflected in the Average Compensation Actually Paid to the Non-PEO NEOs column.

(5)
The amounts in these columns represent cumulative total return on our Class A common stock and the Nareit Office Index, assuming $100 fixed invested on December 31, 2019, with reinvestment of dividends before consideration of income taxes and without the payment of any commissions.

(6)
See page 91 for a reconciliation of Core FFO per Share to the most directly comparable GAAP measure.

RELATIONSHIP BETWEEN EXECUTIVE COMPENSATION ACTUALLY PAID AND TSR, NET INCOME AND CORE FFO PER SHARE

64 EMPIRE STATE REALTY TRUST

OTHER FINANCIAL PERFORMANCE MEASURES
The following measures represent the most important financial performance measures used by the company to link compensation actually paid to that of our NEOs to company performance, each as described more fully on pages 40 through 48:
◗
Relative TSR (Nareit Office Index)

◗
Core FFO per share

◗
Same-store cash NOI (excluding Observatory)

◗
G&A expense as a percentage of revenues

◗
Net debt to Adj. EBITDA

In addition to financial results for these measures that are reported in accordance with GAAP, we report certain measures on a non-GAAP basis. These measures are not in accordance with, or a substitute for, GAAP, and our financial measures may differ from the non-GAAP financial measures used by other companies. Please see page 91 a reconciliation of non-GAAP measures to the most directly comparable GAAP measure.

2025 PROXY STATEMENT 65

EMPLOYMENT AGREEMENTS AND SEVERANCE AGREEMENTS
Employment Agreement with Our Chairman and CEO

On September 20, 2024, we entered into a third amended and restated employment agreement with Anthony E. Malkin (the “Malkin Employment Agreement”). The Malkin Employment Agreement extends Mr. Malkin’s employment term for three years to October 7, 2027 (the “Term”). The Malkin Employment Agreement also modifies the prior agreement to, among other changes:
◗
Include automatic renewal for additional consecutive one-year periods, subject to either party providing notice of non-renewal at least 30 days prior to expiration;;

◗
Provide that a failure by the company to renew shall be deemed to be a termination without Cause (entitling Mr. Malkin to severance); and

◗
Provide Mr. Malkin with a retention bonus to incentivize him to remain employed through the Term in the amount of  $1,000,000 (as compared to the $700,000 retention bonus in prior agreement) to be paid at the end of the Term or upon termination of his employment by the company without Cause or by him for Good Reason (each as defined therein).

Mr. Malkin’s Employment Agreement also provides for:
◗
Mr. Malkin to devote a majority of his business time and attention to the performance of his duties under the Malkin Employment Agreement;

◗
an annual base salary of not less than $880,000 subject to annual review by our Compensation Committee for increase, but not decrease, unless Mr. Malkin otherwise agrees in writing in light of extenuating business conditions;

◗
eligibility for annual cash performance bonuses with a target bonus equal to 150% of Mr. Malkin’s annual base salary, based on the satisfaction of company and individual performance criteria established by our Compensation Committee;

◗
participation in our long-term incentive program with the amount of such awards granted to Mr. Malkin to be no less than that granted to other senior executives and be reasonable in light of the contributions made or expected to be made by Mr. Malkin for the period for which such grant is made, with the terms and conditions of such awards to be no less favorable than those applicable to awards of a similar nature made to other senior executives;

◗
participation in all of our benefit plans and entitlement to receive benefits and perquisites at a level no less favorable than those provided to our other senior executives;

◗
a company-owned or leased automobile and a driver with a value of up to $193,230 per year as of July 18, 2024 (as adjusted for CPI);

◗
consistent with company policy, reimbursement to Mr. Malkin for appropriate company business-related private air travel where he reasonably determines that such travel will enhance his effectiveness and efficiency;

◗
security services for Mr. Malkin and his family, when required in the board’s or his reasonable judgment, provided that Mr. Malkin provides the Compensation Committee with reasonable justification for any such expense which exceeds $50,000 in any consecutive 12-month period, excluding (i) up to $50,000 total per residence for security assessment and related installations at any time during Term, and (ii) amounts provided for the company-owned car, driver and related expenses; and

◗
administrative assistance and office space for Mr. Malkin, and services that are appropriate with respect to the level of services provided by him, so long as Mr. Malkin is providing services to us in any capacity.

RESTRICTIVE COVENANTS AND OTHER PROVISIONS
Although the Malkin Employment Agreement requires Mr. Malkin to devote a majority of his business time and attention to the performance of his duties under the Malkin Employment Agreement, Mr. Malkin may (i) serve on the board of one or more business corporations identified by Mr. Malkin with the consent of our board (such consent not to be unreasonably withheld), (ii) participate in charitable, civic, educational, professional, community or industry affairs, and (iii) manage his and his family’s personal investments (including the excluded properties and excluded businesses (see “Excluded Properties and Businesses” on page 80)), including providing services to or maintaining a family office for purposes of managing such investments, provided that (a) the activities set out in clauses (i), (ii), and (iii) shall be limited by Mr. Malkin so as not to interfere materially, individually or in the aggregate, with the performance of his duties and responsibilities under the Malkin Employment Agreement or create a potential business or fiduciary conflict, and (b) with respect to the activities set out in clause (iii), such activities shall be limited to non-controlling investments to the extent such investments are office or retail real estate properties located in New York County, New York, Fairfield County, Connecticut, Westchester County, New York, and any other geographic area in which we invest in such properties.
The Malkin Employment Agreement contains standard confidentiality and mutual non-disparagement provisions, which apply indefinitely, and non-competition provisions and no-hire and non-solicitation provisions, which apply during the term of the Malkin Employment Agreement and will continue for

66 EMPIRE STATE REALTY TRUST

a period of six months following the termination of Mr. Malkin’s employment. Mr. Malkin’s agreement was amended on December 11, 2024 to raise his non-competition period from six months to one year following the termination date of his employment.
The Malkin Employment Agreement provides that until the later of the date on which (i) Mr. Malkin is no longer serving as our Chief Executive Officer and (ii) Mr. Malkin and his affiliates no longer hold on a consolidated basis at least (a) 50% of the amount of our Class A common stock, Class B common stock and operating partnership units in our operating partnership which were held by Mr. Malkin and his affiliates as of the date of the closing of the Consolidation (as defined therein) and (b) 10% of the voting power of our outstanding common stock voting together as a single class, our board shall cause Mr. Malkin to be nominated for re-election to our board at the expiration of the then current term. Unless Mr. Malkin has resigned as a director, for so long as the foregoing ownership thresholds are met, this obligation shall survive beyond the expiration of the Term and the termination of Mr. Malkin’s employment for any reason other than for Cause (as defined therein) unless prohibited by legal or regulatory requirements. Failure of our board to nominate Mr. Malkin for election to our board, the failure of Mr. Malkin to be elected or re-elected, or his removal as a member of our board constitute Good Reason under the Malkin Employment Agreement.
All disputes, except equitable enforcement of restrictive covenants, under the Malkin Employment Agreement will be resolved by arbitration in accordance with the rules of the Judicial Arbitration and Mediation Services, Inc. (“JAMS”) in New York City. We have agreed to pay all costs of the arbitration except, if applicable, Mr. Malkin’s petitioner’s filing fee. If an arbitrator determines that Mr. Malkin has prevailed on the issues in dispute in the arbitration, we will pay or reimburse any reasonable expenses, including reasonable attorney’s fees, which Mr. Malkin incurs in such arbitration.
The foregoing summary of the Malkin Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Malkin Employment Agreement, a copy of which is filed as Exhibit 10.1 to our current report on Form 8-K filed on September 23, 2024 and by reference to the full text of the First Amendment to such Employment Agreement, a copy of which is filed as Exhibit 10.1 to our current report on Form 8-K filed on December 12, 2024.
TERMINATION OF EMPLOYMENT
The consequences of a termination of employment of Mr. Malkin pursuant to the Malkin Employment Agreement and equity award agreements are as outlined in the following table.
	Termination Without Cause or for Good Reason (not Following a Change in Control)	Termination Without Cause or for Good Reason Within Two Years Following a Change in Control	Termination Due to Death or Disability	Resignation (not for Good Reason) or Non-Renewal	Termination for Cause	Termination Due to Retirement (following the later of (x) 65th birthday and (y) ten years of service)(1)
Annual Base Salary	annual base salary and other benefits earned but unpaid prior to the date of termination
Annual Bonus
earned but unpaid annual bonus for the prior fiscal year; and
a pro-rated annual bonus for the year in which the termination of employment occurs, calculated based on actual performance for the entire performance period (disregarding any subjective performance goals and without the exercise of any negative discretion), to be paid at the end of the performance period
				subject to execution of a mutual release of claims, any earned but unpaid annual bonus for the prior fiscal year	N/A	N/A
Retention Bonus	Retention bonus of $700,000		N/A	N/A	N/A	N/A
Additional Cash Compensation
a lump sum amount equal to two times the sum of (A) Mr. Malkin’s then-current annual base salary plus (B) the average annual bonus paid to Mr. Malkin over the three most-recently completed fiscal years a lump sum amount equal to three times the sum of (A) Mr. Malkin’s then-current annual base salary plus (B) the average annual bonus paid to Mr. Malkin over the three most-recently completed fiscal years
			N/A	N/A	N/A	N/A
COBRA Coverage
subject to Mr. Malkin’s election of COBRA coverage under the company’s group health plan, for up to 18 months following his termination, a monthly payment equal to the difference between the monthly COBRA premium cost and the premium cost to Mr. Malkin as if he continued to be our employee
			N/A	N/A	N/A	N/A
Time-Based Equity	equity awards subject to time-based vesting immediately vest in full			N/A	N/A	N/A
Performance-Based Equity
pro-rated vesting of equity awards subject to performance-based vesting to the extent the underlying performance requirements have been met based on performance from commencement of the performance period through the termination date equity awards subject to performance-based vesting will vest to the extent the underlying performance requirements have been met based on performance from commencement of the performance period through termination date
			Same treatment as “Termination Without Cause or for Good Reason (not Following a Change in Control)	N/A	N/A	N/A
Stock Options	stock options will remain exercisable for three years following the termination, but in no event later than their expiration			N/A	N/A	N/A

(1)
Awards granted to Mr. Malkin prior to 2025 contained a retirement vesting provision, which provided for acceleration of time-based and performance-based equity awards upon retirement that meets the criteria set forth therein. At Mr. Malkin’s recommendation and with his consent, the committee determined to remove this provision in awards issued to him and the other NEOs in 2025 and beyond. Mr. Malkin also agreed to waive this provision in his existing grants. See “Equity Awards — Retirement Age” on page 52 for more information.

2025 PROXY STATEMENT 67

PARACHUTE PAYMENTS
In the event that any amount payable to Mr. Malkin is determined to be subject to the excise tax under Section 4999 of the Code, such amount will be reduced to one dollar less than the threshold amount that would trigger an excise tax under Section 4999 of the Code, unless that reduction would result in Mr. Malkin receiving a lesser net after-tax amount.
Employment Agreement with Our President

On December 11, 2024, we entered into an employment agreement with Christina Chiu (the “Chiu Employment Agreement”).
Ms. Chiu’s Employment Agreement provides for:
◗
An initial employment term of three (3) years, with up to two (2) successive one (1) year renewal terms unless terminated earlier by either party.

◗
an annual base salary of not less than $760,000 subject to annual review by our Compensation Committee for increase, but not decrease, unless Ms. Chiu otherwise agrees in writing in light of extenuating business conditions;

◗
eligibility for annual cash performance bonuses with a target bonus equal to 130% of Ms. Chiu’s annual base salary, based on the satisfaction of company and individual performance criteria established by our Compensation Committee;

◗
participation in our long-term incentive program with the amount of such awards granted to Ms. Chiu to be no less than that granted to other senior executives and be reasonable in light of the contributions made or expected to be made by Ms. Chiu for the period for which such grant is made, with the terms and conditions of such awards to be no less favorable than those applicable to awards of a similar nature made to other senior executives;

◗
a one-time cash retention bonus (the “Retention Bonus”) of  $750,000, payable on December 11, 2027, subject to her continued employment through the payment date; and

◗
participation in all of our benefit plans and entitlement to receive benefits and perquisites at a level no less favorable than those provided to our other senior executives.

RESTRICTIVE COVENANTS AND OTHER PROVISIONS
Although the Chiu Employment Agreement requires Ms. Chiu to devote substantially all of her business time and attention to the performance of her duties under the Chiu Employment Agreement, Ms. Chiu may (i) serve as a member of the board of directors or advisory boards of any organization (or their equivalents in the case of a non-corporate entity) with the consent of our Chairman and Chief Executive Officer (such consent not to be unreasonably withheld), (ii) engage in charitable, civic, educational, professional, community or industry affairs, and (iii) manage her and her family’s personal investments, provided that (a) the activities set out in clauses (i), (ii), and (iii) shall be limited by Mr. Malkin so as not to interfere materially, individually or in the aggregate, with the performance of his duties and responsibilities under his Employment Agreement or create a potential business or fiduciary conflict.
The Chiu Employment Agreement contains standard confidentiality and mutual non-disparagement provisions, which apply indefinitely, and non-competition provisions and no-hire and non-solicitation provisions, which apply during the term of the Employment Agreement and will continue for a period of one year following the termination of Ms. Chiu’s employment.
All disputes, except equitable enforcement of restrictive covenants, under the Chiu Employment Agreement will be resolved by arbitration in accordance with the rules of JAMS in New York City. We have agreed to pay all costs of the arbitration except, if applicable, Ms. Chiu’s petitioner’s filing fee. If an arbitrator determines that Ms. Chiu has prevailed on the issues in dispute in the arbitration, we will pay or reimburse any reasonable expenses, including reasonable attorney’s fees, which Ms. Chiu incurs in such arbitration.
The foregoing summary of the Chiu Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Chiu Employment Agreement, a copy of which is filed as Exhibit 10.2 to our current report on Form 8-K filed on December 12, 2024.

68 EMPIRE STATE REALTY TRUST

TERMINATION OF EMPLOYMENT
The consequences of a termination of employment of Ms. Chiu pursuant to her Chiu Employment Agreement and equity award agreements are as follows:
	Termination Without Cause or for Good Reason (not Following a Change in Control)	Termination Without Cause or for Good Reason Within Two Years Following a Change in Control	Termination Due to Death or Disability	Resignation (not for Good Reason) or Non-Renewal	Termination for Cause	Termination Due to Retirement (following the later of (x) 65th birthday(1) and (y) ten years of service)
Annual Base Salary	annual base salary and other benefits earned but unpaid prior to the date of termination
Annual Bonus
earned but unpaid annual bonus for the prior fiscal year; and a pro-rated annual bonus for the year in which the termination of employment occurs, calculated based on actual performance for the entire performance period (disregarding any subjective performance goals and without the exercise of any negative discretion), to be paid at the end of the performance period
				subject to execution of a mutual release of claims, any earned but unpaid annual bonus for the prior fiscal year	N/A	N/A
Retention Bonus	Retention bonus of $750,000		N/A	N/A	N/A	N/A
Additional Cash Compensation	a lump sum amount equal to two times the sum of (A) Ms. Chiu’s then-current annual base salary plus (B) the average annual bonus paid to Ms. Chiu over the three most-recently completed fiscal years	a lump sum amount equal to three times the sum of (A) Ms. Chiu’s then-current annual base salary plus (B) the average annual bonus paid to Ms. Chiu over the three most-recently completed fiscal years	N/A	N/A	N/A	N/A
COBRA Coverage
subject to Ms. Chiu’s election of COBRA coverage under the company’s group health plan, for up to 18 months following her termination, a monthly payment equal to the difference between the monthly COBRA premium cost and the premium cost to Ms. Chiu as if he continued to be our employee
			N/A	N/A	N/A	N/A
Time-Based Equity	equity awards subject to time-based vesting immediately vest in full			N/A	N/A	For awards granted prior to 2025: immediately vest in full; N/A for awards granted in 2025 and beyond
Performance-Based Equity
pro-rated vesting of equity awards subject to performance-based vesting to the extent the underlying performance requirements have been met based on performance from commencement of the performance period through the termination date equity awards subject to performance-based vesting will vest to the extent the underlying performance requirements have been met based on performance from commencement of the performance period through termination date
			Same treatment as Termination Without Cause or for Good Reason (not Following a Change in Control)	N/A	N/A
For awards granted prior to 2025: will vest based on performance from commencement of the performance period through the date of termination (i) on a pro-rated basis, if the termination occurs before the performance period ends and (ii) in full, if the termination occurs after the performance period ends;
N/A for awards granted in 2025 and beyond

Stock Options	stock options will remain exercisable for three years following the termination, but in no event later than their expiration			N/A	N/A	N/A

(1)
Awards granted to Ms. Chiu prior to 2025 contain a retirement vesting provision, which provides for accelerated of time-based and performance-based equity awards upon retirement that meets the criteria set forth therein. The Compensation Committee, with NEO consent, determined to remove this provision in awards issued to NEOs in 2025 and beyond. See “Equity Awards — Retirement Age” on page 52 for more information.

2025 PROXY STATEMENT 69

PARACHUTE PAYMENTS
In the event that any amount payable to Ms. Chiu is determined to be subject to the excise tax under Section 4999 of the Code, such amount will be reduced to one dollar less than the threshold amount that would trigger an excise tax under Section 4999 of the Code, unless that reduction would result in Ms. Chiu receiving a lesser net after-tax amount.
Change in Control Severance Agreements

MESSRS. DURELS AND HORN
We have entered into change of control severance agreements with each of Messrs. Durels and Horn that contain substantially similar terms. Each of the change in control severance agreements will terminate two years after the date of any written notice of termination from us to the applicable executive officer; provided, that if a “change in control” (as defined in our then effective equity plan) occurs while the agreement is still operative, any written notice to the executive officer terminating the agreement will not be effective prior to the second anniversary of the “change in control.”
RESTRICTIVE COVENANTS AND OTHER PROVISIONS
The change in control severance agreements also contain standard confidentiality and mutual non-disparagement provisions, which apply indefinitely, and non-competition provisions and no-hire and non-solicitation provisions, which apply during the term of the agreements and will continue following termination of employment for a period as follows:
◗
Mr. Durels: non-competition, no-hire and non-solicitation — 1 year

◗
Mr. Horn: non-competition — 6 months; no-hire and non-solicitation — 2 years

All disputes, except equitable enforcement of restrictive covenants, under the change in control severance agreements will be resolved by arbitration in accordance with the rules of JAMS in New York City. We have agreed to pay all costs of the arbitration except, if applicable, the executive officer’s petitioner’s filing fee. If an arbitrator determines that the applicable executive officer has prevailed on the issues in dispute in the arbitration, we will pay or reimburse any reasonable expenses, including reasonable attorney’s fees, which the executive officer incurs in such arbitration.
The foregoing summary of the Change in Control Severance Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the agreements, copies of which are filed as exhibits to our 2024 annual report.

70 EMPIRE STATE REALTY TRUST

TERMINATION OF EMPLOYMENT
The consequences of a termination of employment of any such executive pursuant to his or her change in control severance agreement, the 2024 Equity Plan and equity award agreements are as follows:
	Termination Without Cause or Resignation for Good Reason (not Following a Change in Control)	Termination Without Cause or Resignation for Good Reason Within Two Years Following a Change in Control	Termination Due to Death or Disability Following a Change in Control	Resignation (not for Good Reason, Following a Change in Control)	Termination Due to Retirement (Whether or not Following a Change in Control) (following the later of (x) 65th(1) birthday and (y) ten years of service)
Annual Base Salary	accrued and unpaid annual base salary and other benefits
Annual Bonus	N/A
earned but unpaid annual bonus for the prior fiscal year, and a pro-rated annual bonus for the year in which the termination of employment occurs, calculated based on actual performance for the entire performance period (disregarding any subjective performance goals and without the exercise of any negative discretion), and paid at the end of the performance period
			earned but unpaid annual bonus for the prior fiscal year		N/A
Additional Cash Compensation	N/A	an amount equal to two times the sum of (A) the executive officer’s then- current annual base salary plus (B) the average bonus earned over the three most-recently completed fiscal years	N/A	N/A	N/A
COBRA Coverage	N/A
subject to the executive officer’s election of COBRA coverage under the company’s group health plan, for up to 18 months, a monthly payment equal to the difference between the monthly COBRA premium cost and the premium cost to the executive officer as if he or she continued to be our employee
			N/A	N/A	N/A
Time-Based Equity	immediately vest in full	equity awards subject to time-based vesting immediately vest in full		N/A	For awards granted prior to 2025: immediately vest in full; N/A for awards granted in 2025 and beyond
Performance- Based Equity
will vest based on performance from commencement of the performance period through the date of termination (i) on a pro-rated basis, if the termination occurs before the performance period ends and (ii) in full, if the termination occurs after the performance period ends will vest based on performance from commencement of the performance period through the date of termination (i) on a pro-rated basis, if the termination occurs before the performance period ends and (ii) in full, if the termination occurs after the performance period ends
N/A
For awards granted prior to 2025: will vest based on performance from commencement of the performance period through the date of termination (i) on a pro-rated basis, if the termination occurs before the performance period ends and (ii) in full, if the termination occurs after the performance period ends;
N/A for awards granted in 2025 and beyond

(1)
Awards granted to Messrs. Malkin and Durels prior to 2025 contain a retirement vesting provision, which provides for accelerated of time-based and performance-based equity awards upon retirement that meets the criteria set forth therein. The Compensation Committee, with NEO consent, determined to remove this provision in awards issued to NEOs in 2025 and beyond. See “Equity Awards — Retirement Age” on page 52 for more information.

PARACHUTE PAYMENTS
In the event that any amount payable to an executive officer would be subject to the excise tax under Section 4999 of the Code, such amount will be reduced to one dollar less than the threshold amount that would trigger an excise tax under Section 4999 of the Code, unless that reduction would result in the executive receiving a lesser net after-tax amount.

2025 PROXY STATEMENT 71

Potential Payments Upon Termination

As set forth in “Employment Agreements and Severance Agreements” on page 66, our NEOs will be entitled to certain compensation and benefits in the event of termination of employment. Assuming a termination of employment and change in control (if applicable) occurred on December 31, 2024, and a price per share of our common stock on the date of termination of  $10.32 (the closing price of our Class A common stock on the NYSE on December 31, 2024 (the last trading day in 2024)), the amount of compensation (other than accrued but unpaid compensation) that would have been payable to each NEO in each situation is listed in the table below.
Name	Severance ($)	Cash Bonus(1) ($)	Continued Medical Benefits ($)	Retention Bonus ($)	Unvested Time-Based LTIP Units(2) ($)	Unvested Performance- Based LTIP Units(3) ($)	Total(4) ($)
Anthony E. Malkin
Involuntary Termination Without Cause or Resignation for Good Reason	5,768,090	2,623,500	44,014	1,000,000	13,022,562	13,607,021	36,065,187
Involuntary Termination Without Cause or Resignation for Good Reason Following Change in Control	8,652,135	2,623,500	44,014	1,000,000	13,022,562	13,607,021	38,949,232
Death or Disability	—	2,623,500	—	—	13,022,562	13,607,021	29,253,083
Termination for Cause	—	—	—	—	—	—	—
Resignation or Non-Renewal of Employment Contract	—	2,623,500	—	—	—	—	2,623,500
Retirement	—	—	—	—	—	—	—
Christina Chiu
Involuntary Termination Without Cause or Resignation for Good Reason	4,111,834	1,969,825	29,963	750,000	5,459,215	4,447,930	16,768,766
Involuntary Termination Without Cause or Resignation for Good Reason Following Change in Control	6,167,750	1,969,825	29,963	750,000	5,459,215	4,447,930	18,824,682
Death or Disability	—	1,969,825	—	—	5,459,215	4,447,930	11,876,969
Termination for Cause	—	—	—	—	—	—	—
Resignation or Non-Renewal of Employment Contract	—	1,969,825	—	—	—	—	1,969,825
Retirement	—	—	—	—	—	—	—
Thomas P. Durels
Involuntary Termination Without Cause or Resignation for Good Reason	—	—	—	—	6,605,322	6,191,445	12,796,766
Involuntary Termination Without Cause or Resignation for Good Reason Following Change in Control	3,240,638	1,121,381	15,514	—	6,605,322	6,191,445	17,174,300
Death or Disability	—	—	—	—	6,605,322	6,191,445	12,796,766
Termination for Cause	—	—	—	—	—	—	—
Resignation or Non-Renewal of Employment Contract	—	—	—	—	—	—	—
Retirement	—	—	—	—	—	—	—
Stephen V. Horn
Involuntary Termination Without Cause or Resignation for Good Reason	—	—	—	—	735,254	495,356	1,230,610
Involuntary Termination Without Cause or Resignation for Good Reason Following Change in Control	1,277,500	398,750	47,142	—	735,254	495,356	2,954,002
Death or Disability	—	—	—	—	735,254	495,356	1,230,610
Termination for Cause	—	—	—	—	—	—	—
Resignation or Non-Renewal of Employment Contract	—	—	—	—	—	—	—
Retirement	—	—	—	—	—	—	—

(1)
For purposes of this table, the amount of the cash bonus component of severance equals the face amount of the annual incentive bonus awarded to each NEO with respect to 2024 (paid in 2025). For more detail on bonus elections, see “Bonus Election Program” on page 45.

(2)
Calculated assuming that the value of an LTIP unit on December 31, 2024 was equal to the $10.32 closing price of a share of our Class A common stock on December 31, 2024 (the last trading day of 2024). Further discussion of the assumptions used in calculating these values can be found under “LTIP Units — Valuation” on page 51, herein, and in Note 10 to our 2024 audited financial statements included in our 2024 annual report.

(3)
Calculated based on the number of unvested performance-based LTIP units that were estimated to have been earned at December 31, 2024. As of December 31, 2024, none of our NEOs were retirement eligible with respect to outstanding and unvested equity awards as of such date.

(4)
According to Mr. Malkin’s employment agreement and Ms. Chiu’s employment agreement and the change in control severance agreements of Messrs. Durels and Horn, if any payments or benefits to be paid or provided to such individual would be subject to “golden parachute” excise taxes under Section 280G of the Code, such individual’s payments and benefits will be reduced to the extent necessary to avoid such excise taxes, but only if such a reduction of pay or benefits would result in a greater net after-tax receipt for the NEO.

72 EMPIRE STATE REALTY TRUST

AUDIT PROPOSAL 3: RATIFICATION OF ELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our Audit Committee has selected the accounting firm of Ernst & Young LLP (“EY”) to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2025, subject to ratification of this appointment by our shareholders. Action by shareholders is not required by law, the NYSE or our organizational documents in the appointment of an independent registered public accounting firm, but this appointment is submitted by our board for ratification as a matter of good corporate governance in order to give our shareholders a voice in the designation of auditors. If the appointment is not ratified by our shareholders, our board will further consider its choice of EY as our independent registered public accounting firm. EY has served as our independent registered public accounting firm since May 2010 and is considered by our management to be well-qualified. EY has advised us that neither it nor any member thereof has any financial interest, direct or indirect, in our company or any of our subsidiaries in any capacity.
A representative of EY will be present at the annual meeting. The representative will have an opportunity to make a statement if he or she desires and will be available to respond to appropriate questions.
Fee Disclosure

The following table lists the fees for services rendered by our independent registered public accounting firm for the years ended December 31, 2024 and 2023.
	2024 ($)	2023 ($)
Audit Fees(1)	1,765,080	2,165,475
Audit Related Fees	—	—
Tax Fees	—	—
All Other Fees(2)	—	10,000
TOTAL	1,765,080	2,175,475

(1)
Audit Fees billed in 2024 and 2023 include the audit of our annual consolidated financial statements, audit of the consolidated financial statements of First Stamford Place and 250 West 57th Street, reviews of our quarterly consolidated financial statements and consents and other services related to filings with the SEC, and related expenses.

(2)
All Other Fees billed in 2023 include fees related to our S-3 filing.

Pre-Approval Policies and Procedures of Our Audit Committee

Our Audit Committee must pre-approve all audit services and permissible non-audit services provided by our independent registered public accounting firm. In the intervals between the scheduled meetings of the Audit Committee, the Audit Committee delegates pre-approval authority under the pre-approval policy to the Chair of the Audit Committee. The Chair must report any pre-approval decisions under such policy to the Audit Committee at its next scheduled meeting.
The proposal to ratify the selection of EY as our independent registered public accounting firm requires the affirmative vote of the holders of a majority of the votes cast at the annual meeting at which a quorum is present.
OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2025.

2025 PROXY STATEMENT 73

Audit Committee Report

The following is a report by the Audit Committee of our board regarding the responsibilities and functions of the Audit Committee. This report shall not be deemed to be incorporated by reference in any previous or future documents filed by us with the SEC, under the Securities Act or Exchange Act, except to the extent that we specifically incorporate this report by reference in any such document.

The Audit Committee’s purposes are to (i) assist the board in its oversight of  (a) the integrity of the company’s financial statements, (b) the company’s compliance with legal and regulatory requirements, (c) the qualifications and independence of the company’s independent registered public accounting firm, and (d) the performance of the company’s independent registered public accounting firm and the company’s internal audit function; and (ii) prepare an Audit Committee Report as required by the SEC for inclusion in the company’s annual proxy statement. The function of the Audit Committee is oversight. The board, in its business judgment, has determined that all members of the Audit Committee are “independent,” as required by applicable listing standards of the NYSE, as currently in effect, and in accordance with the rules and regulations promulgated by the SEC. The board has also determined that each member of the Audit Committee is financially literate and has accounting or related financial management expertise, as such qualifications are defined under the rules of the NYSE, and that each of S. Michael Giliberto, Thomas J. DeRosa and Christina Van Tassell is an “audit committee financial expert” as defined in Item 407(d)(5) of the SEC Regulation S-K. The Audit Committee operates pursuant to an Audit Committee Charter.
Management is responsible for the preparation, presentation and integrity of the company’s financial statements, for the establishment and effectiveness of internal control over financial reporting, and for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures that provide for compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm, Ernst & Young LLP, is responsible for planning and carrying out a proper audit of the company’s annual financial statements in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”), expressing an opinion as to the conformity of such financial statements with generally accepted accounting principles and auditing the effectiveness of internal control over financial reporting.
In performing its oversight role, the Audit Committee has reviewed and discussed the audited consolidated financial statements with management and Ernst & Young LLP. The Audit Committee has also discussed with Ernst & Young LLP the matters required to be discussed by the applicable requirements of the PCAOB and the SEC. The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by PCAOB Ethics and Independence Rules 3526, Communication with Audit Committees Concerning Independence.
The Audit Committee has also discussed with the independent registered public accounting firm its independence. The independent registered public accounting firm has free access to the Audit Committee to discuss any matters the firm deems appropriate. The Audit Committee has also met with and discussed internal audit reports with an internal auditor. Further, the Audit Committee has overseen the company’s Whistleblower Policy and performed a periodic review of related reports.
Based on the reports and discussions described in the preceding paragraph and subject to the limitations on the role and responsibilities of the Audit Committee referred to below and in the Audit Committee Charter in effect during 2024, the Audit Committee recommended to the board that the audited consolidated financial statements be included in the annual report on Form 10-K for the fiscal year ended December 31, 2024.
Members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent registered public accounting firm. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of the company’s consolidated financial statements has been carried out in accordance with the auditing standards of the PCAOB, that the consolidated financial statements are presented in accordance with accounting principles generally accepted in the United States of America, that Ernst & Young LLP is in fact “independent,” or that the company’s internal controls are effective.
Submitted by our Audit Committee

S. Michael Giliberto (Chair)	Thomas J. DeRosa(1)	R. Paige Hood	Christina Van Tassell

(1)
Mr. DeRosa will not stand for re-election at the annual meeting.

74 EMPIRE STATE REALTY TRUST

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information, as of March 3, 2025, regarding the beneficial ownership of shares of our common stock and units of partnership interest in Empire State Realty OP, L.P. (“operating partnership units”) by (i) each of our directors; (ii) each of our NEOs; (iii) each person known by us to be the beneficial owner of 5% or more of our outstanding common stock; and (iv) all of our directors and executive officers as a group.
In accordance with SEC rules, each listed person’s beneficial ownership includes:
◗
all shares the shareholder actually owns beneficially or of record;

◗
all shares over which the shareholder has or shares voting or dispositive control (such as in the capacity as a general partner of an investment fund); and

◗
all shares the shareholder has the right to acquire within 60 days after March 3, 2025 (unless otherwise noted).

As of March 3, 2025, ESRT and its operating partnership had the following equity outstanding:
Common Stock Outstanding		Operating Partnership Units Outstanding
Class A	166,337,147	Series PR(1)	65,511,852
Restricted Class A	399,079	Series ES(1)	17,960,163
Class B	976,082	Series 60(1)	4,571,986
		Series 250(1)	2,376,854
		LTIP units(2)	15,880,973
Total	167,712,308	Total	106,301,828

(1)
May be exchanged for shares of Class A common stock on a one-for-one basis or cash, at the company’s option.

(2)
Upon the satisfaction of certain conditions, convertible into operating partnership units of our operating partnership.

Unless otherwise indicated in the footnotes to the table on the next page, all shares are owned directly, and the indicated person has sole voting and investment power. The business address of the directors and NEOs in the table below is the address of our principal executive offices, Empire State Realty Trust, Inc., 111 West 33rd Street, 12th Floor, New York, New York 10120.

2025 PROXY STATEMENT 75

	Common Stock (Class A and Class B)				Operating Partnership Units	Common Stock and Operating Partnership Units
Name	Number of Class A Shares Beneficially Owned	Percent of Class A Shares	Number of Class B Shares Beneficially Owned	Percent of All Shares of Common Stock (Voting Interest)(1)	Number of Units Beneficially Owned(2)	Number of Shares of Common Stock and Units Beneficially Owned	Percentage of All Shares of Common Stock and Operating Partnership Units
Anthony E. Malkin(3)	60,369	*	642,979	14.9%	35,612,089	36,315,436	13.3%
Thomas J. DeRosa(4)	—	*	—	*	108,352	108,352	**
Steven J. Gilbert	20,000	*	—	*	109,091	129,091	**
S. Michael Giliberto	3,500	*	—	*	90,427	93,927	**
Patricia S. Han	—	*	—	*	68,100	68,100	**
Grant H. Hill	—	*	—	*	55,062	55,062	**
R. Paige Hood	—	*	—	*	70,540	70,540	**
James D. Robinson IV	—	*	—	*	127,855	127,855	**
Christina Van Tassell	—	*	—	*	3,375	3,375	**
Hannah Yang	—	*			3,375	3,375	**
Christina Chiu	—	*	—	*	717,549	717,549	**
Stephen V. Horn	—	*	—	*	25,280	25,280	**
Thomas P. Durels	86,807	*	2,407	*	2,206,038	2,295,262	**
All directors and executive officers as a group (13 persons)	170,675	*	645,386	15.0%	39,197,143	40,013,204	14.6%
5% or Greater Owners
Quark Holding LLC(5)	29,894,869	17.97%	—	13.9%	—
The Vanguard Group, Inc.(6)	19,112,217	11.83%	—	8.9%
BlackRock Inc(6)	16,569,516	10.1%	—	7.7%
Ameriprise Financial, Inc.(6)	9,235,041	5.6%	—	4.3%	—

*
Represents less than 1% of the number of shares of Class A common stock or Class B common stock (as applicable) outstanding.

**
Represents less than 1% of the number of shares of Class A common stock, Class B common stock and operating partnership units, including vested LTIP units outstanding.

(1)
Percent of All Shares of Common Stock. For purposes of this column, ownership of each share of Class B common stock is treated as 50 shares of Class A common stock. Holders of Class B common stock are entitled to fifty votes per share, to the extent they own 49 limited partnership units in our operating partnership for each share of Class B common stock so voted. Holders of Class A common stock and Class B common stock vote together as a single class on the matters to be considered at the annual shareholders meeting, and their votes are counted and totaled together. The percentages shown in this column are based on 215,540,326 votes, the aggregate number of votes that may be cast by our common stockholders.

(2)
Operating Partnership Units. Includes all operating partnership units and vested LTIP units, which may be convertible into operating partnership units after certain conditions have been met, that the individual continues to hold as of March 3, 2025. The LTIP units shown in the table are the vested portion of totals previously awarded, so that the balance of such totals remains subject to time or performance-based vesting conditions in the chart below:

	Time-Based LTIP Units		Performance-based LTIP Units
Name	Vested	Total Awarded	Vested	Total Awarded
Anthony E. Malkin	2,983,769	3,717,354	1,122,273	6,728,547
Thomas J. DeRosa	108,352	149,891	—	—
Steven J. Gilbert	109,091	174,029	—	—
S. Michael Giliberto	90,427	131,966	—	—
Patricia S. Han	68,100	109,639	—	—
Grant H. Hill	55,062	120,000	—	—
R. Paige Hood	70,540	139,849	—	—
James D. Robinson IV	127,855	192,793	—	—
Christina Van Tassell	3,375	26,908	—	—
Hannah Yang	3,375	26,908	—	—
Christina Chiu	450,529	786,365	267,020	1,016,709
Thomas P. Durels	1,522,154	2,034,287	560,930	2,952,841
Stephen V. Horn	15,492	77,094	9,788	108,118

76 EMPIRE STATE REALTY TRUST

(3)
Anthony E. Malkin. In addition to the 4,106,042 vested LTIP units referenced in footnote (2), includes 60,368 shares of Class A common stock, 642,979 shares of Class B common stock and 31,506,047 operating partnership units held by: (i) family trusts and entities for which Mr. Malkin has sole voting and investment power as sole manager or sole trustee, as applicable, or Mr. Malkin and his wife have shared voting and investment power as managers or trustees, as applicable, all for the benefit of Mr. Malkin, his wife, and certain other members of their extended family, (ii) family trusts for the benefit of Mr. Malkin’s children, (iii) Mr. Malkin’s wife and/or (iv) a charitable foundation over which Mr. Malkin and his wife have shared voting and investment power; and of which, in each case, Mr. Malkin disclaims beneficial ownership of such shares and units except to the extent of his pecuniary interest therein (if any).

(4)
Mr. DeRosa will not stand for re-election at the annual meeting.

(5)
Quark Holding LLC. As of December 31, 2024, Quark Holding LLC directly owns 29,894,869 shares of Class A common stock, which equates to 17.97% of our outstanding Class A common stock as of such date, and Qatar Investment Authority (“QIA”), which is the sole member of Quark Holding LLC, and may be deemed an indirect beneficial owner of shares of Class A Common Stock directly owned by Quark Holding LLC. QIA and its affiliates acquired 29,610,854 shares pursuant to a Securities Purchase Agreement with us on August 23, 2016, and 284,015 shares during 2018 pursuant to its top-up right under its Stockholders Agreement with us. Pursuant to the Stockholders Agreement, QIA granted to our board an irrevocable proxy to vote any shares of Class A common stock directly owned beneficially by QIA in excess of 9.9% of the total number of shares of Class A common stock outstanding in the same manner and proportion as the votes cast by other common stockholders. In April 2020, we provided QIA with an ownership limit waiver granting an exception and limited waiver from the restrictions on ownership and transfer contained in our charter and agreements with QIA, which permits QIA’s ownership of our Class A common stock to exceed 9.9% solely to the extent that such excess is caused by the company’s redemptions or repurchases of its equity securities and/or similar company transactions that reduce (or have the effect of reducing) the outstanding number of equity securities. Due to our share repurchases activity in 2024, QIA’s ownership as of December 31, 2024, is 10.09% on a fully diluted economic interest in us (inclusive of all outstanding operating partnership units and LTIP units). See “QIA” on page 78 for a discussion of the Securities Purchase Agreement and Stockholders Agreement.

(6)
Based solely on information as of December 31, 2024, provided on a Schedule 13G filed with the SEC:

5% Beneficial Owner	Address	Schedule 13G Filing Date	Sole Voting Power	Shared Voting Power	Sole Dispositive Power	Shared Dispositive Power	Total Beneficial Ownership	Percent of Class A Owned
The Vanguard Group(a)	100 Vanguard Blvd., Malvern, PA 19355	2/13/24	—	197,873	18,775,721	336,496	19,112,217	11.83%
BlackRock, Inc.(b)	50 Hudson Yards New York, NY 10001	8/7/24	16,030,324	—	16,569,516	—	16,569,516	10.1%
Ameriprise Financial, Inc.(c)	145 Ameriprise Financial Center, Minneapolis, MN 55474	2/14/25	—	9,172,111	—	9,235,041	9,235,041	5.6%

(a)
The Vanguard Group may be deemed to own beneficially an aggregate of 19,112,217 shares of our Class A common stock in its capacity as an investment advisor, which includes shares of Class A common stock held by certain of its subsidiaries.

(b)
BlackRock, Inc. may be deemed to own beneficially an aggregate of 16,569,516 shares of our Class A common stock in its capacity as a parent holding company, which includes shares of Class A common stock held by certain of its subsidiaries.

(c)
Ameriprise Financial, Inc. may be deemed to own beneficially an aggregate of 9,235,041 shares of our Class A common stock in its capacity as a financial advisor, which includes shares of Class A common stock held by certain of its subsidiaries.

2025 PROXY STATEMENT 77

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Policies and Procedures with Respect to Related Party Transactions

It is the written policy of our board that all related party transactions (generally, company transactions involving amounts exceeding $120,000 in which a related party (directors or director nominees and executive officers or their immediate family members, or shareholders owning 5% of more of our outstanding stock) has a direct or indirect material interest) is subject to approval or ratification in accordance with the following procedures.
Our Nominating and Corporate Governance Committee reviews the material facts of all related party transactions that require its approval and either approves or disapproves of the entry into the related party transaction, subject to some exceptions. If advance approval of a related party transaction is not feasible, then the related party transaction is considered and ratified, if deemed appropriate by our Nominating and Corporate Governance Committee, as promptly as practicable after the company learns of the transaction. In determining whether to approve or ratify a related party transaction, our Nominating and Corporate Governance Committee will take into account, among other factors it deems appropriate, whether the related party transaction is on terms comparable to terms generally available to or from an unaffiliated third-party under the same or similar circumstances and the overall fairness of the transaction to the company.
If a related party transaction will be ongoing, our Nominating and Corporate Governance Committee may establish guidelines for our management to follow in its ongoing dealings with the related party. Thereafter, our Nominating and Corporate Governance Committee, on at least an annual basis, reviews and assesses ongoing relationships with the related party to see that they are in compliance with our Nominating and Corporate Governance Committee’s guidelines and that the related party transaction remains appropriate.
All related party transactions are disclosed in our applicable filings with the SEC as required under SEC rules.
QIA

SECURITIES PURCHASE AGREEMENT
On August 23, 2016, we entered into the securities purchase agreement with Q REIT Holding LLC, a wholly owned subsidiary of the Qatar Investment Authority, a governmental authority of the State of Qatar (“Q REIT” and, together with any wholly-owned eligible assignee, “QIA”), pursuant to which QIA purchased from us 29,610,854 shares of our Class A common stock at a purchase price of  $21.00 per share (the “Original QIA Shares”). We received approximately $621.8 million in gross proceeds at the August 23, 2016, closing of the purchase and sale of the Original QIA Shares.
During the second quarter of 2018, pursuant to the terms of our Stockholders Agreement with QIA described below, we sold 284,015 shares of our Class A common stock to QIA at an aggregate purchase price of  $4.7 million, or $16.72 per share (the “Top Up Shares” and, together with the Original QIA Shares, the “Total QIA Shares”). We sold the Top Up Shares to QIA pursuant to its right under the Stockholders Agreement to acquire its 9.9% pro rata share of new equity securities we issue during any quarter. The per share purchase for the Top Up Shares was determined in accordance with a formula in the Stockholders Agreement equal to the average closing price per share during the five consecutive trading days immediately preceding the issuance of the applicable new equity securities.
In April 2020, we provided QIA with an Ownership Limit Waiver granting an exception and limited waiver from the restrictions on ownership and transfer contained in Section 7.2.1(a)(i)(1)-(2) of the company’s Articles of Amendment and Restatement and the Agreement Regarding Waiver of Ownership Limit entered into with QIA on August 23, 2016, which permits QIA’s ownership of our Class A common stock to exceed 9.9% solely to the extent that such excess is caused by the company’s redemptions or repurchases of its equity securities and/or similar company transactions that reduce (or have the effect of reducing) the outstanding number of equity securities. Due to our share repurchases activity since March 2020, QIA’s ownership now exceeds 9.9%. As of December 31, 2024, QIA owns approximately 17.97% of our common stock.
STOCKHOLDERS AGREEMENT
In connection with the sale of the Original QIA Shares to QIA, we and QIA entered into the Stockholders Agreement dated August 23, 2016, which sets forth certain rights and obligations of us and QIA relating to QIA’s ownership of our Class A common stock, including the following:
◗
QIA was not permitted to transfer any Original QIA Shares during the six-month period that followed the closing and could not transfer more than 50% of the Original QIA Shares during the period that began six months after the closing and ended on the one-year anniversary of the closing.

◗
QIA agreed to limit its voting power on all matters coming before our shareholders (whether at a meeting or by written consent) to no more than 9.9% of the total number of votes entitled to be cast on such matter. QIA granted our board an irrevocable proxy to vote any shares of Class A common stock

78 EMPIRE STATE REALTY TRUST

it holds in excess of such 9.9% in the same manner and proportion as the votes cast by other common stockholders. Further, QIA has agreed to vote all of its shares of Class A common stock up to the 9.9% threshold in favor of the election of each member of any slate of director nominees recommended by our board.
◗
In connection with any new issuance by us of common equity securities, for so long as QIA maintains at least a 5.0% fully diluted economic interest in us and remains in material compliance with the terms of the Stockholders Agreement, QIA has the right (but not the obligation) to purchase its pro rata share of such new equity securities in the form of newly issued Class A common stock, as it did with its purchase of the Top Up Shares in the second quarter of 2018. These “top up” rights are generally exercisable on a quarterly basis, or sooner if we or the operating partnership issues new equity securities in an issuance in excess of  $1.0 million.

◗
For an initial period of five years from the date of the closing (through August 23, 2021), to the extent QIA remained in material compliance with the terms of the Stockholders Agreement, QIA had the right of first offer to co-invest with us as a joint venture partner in real estate investment opportunities initiated by us where we elected, at our discretion, to seek a joint venture partner. The right of first offer period could have been extended for a 30-month term if at least one joint venture transaction was consummated among us and QIA during the initial five-year term, but this extension right was not triggered.

◗
Subject to certain minimum thresholds and conditions, we will indemnify QIA for certain applicable U.S. federal and state taxes payable by QIA in connection with dividends paid by us on the Original QIA Shares (and any Top Up Shares) that are attributable to capital gains from the sale or exchange of any U.S. real property interests. Our obligation to indemnify QIA will terminate one year following the date on which the sum of the QIA Shares and any Top Up Shares then owned by QIA falls below 10% of our outstanding common shares.

REGISTRATION RIGHTS AGREEMENT
In connection with the sale of the Original QIA Shares to QIA, we and QIA entered into a registration rights agreement, dated as of August 23, 2016, which required us, among other things, to file with the SEC within 180 days following the closing, a resale shelf registration statement providing for the resale of the Original QIA Shares. We filed the initial resale shelf registration statement with the SEC on February 2, 2017, and renewed it on August 3, 2017, July 31, 2020 and July 31, 2023. In addition, QIA is entitled to cause us to include in the registration statement such Top Up Shares as QIA may acquire from time to time, up to a 9.9% fully diluted economic interest in us. The registration rights are subject to certain conditions and limitations, including restrictions on sales of shares by the holder in connection with certain public offerings and our right to delay or withdraw a registration statement under certain circumstances. We will generally pay all registration expenses in connection with our obligations under the registration rights agreement.
Transactions and Agreements with the Malkin Group

SALE OF WESTPORT RETAIL PROPERTIES
On February 1, 2023, we closed on the disposition of our retail assets located at 69-97 and 103-107 Main Street in Westport, Connecticut, for total consideration of  $40.0 million, to an entity affiliated with our Chairman and Chief Executive Officer, Anthony E. Malkin (the “Westport Transaction”). The company determined to make the sale to the related party entity after a marketed sale process conducted from February 2022 through August 2022 through a broker in which it received several third-party bids. Deals with third party purchasers failed to materialize due to adverse changes in capital market conditions during that time. The Westport Transaction materialized because the related party entity completed a sale of property and was in the market for exchange property to defer tax in a 1031 exchange, and the company recently executed on the acquisition of 298 Mulberry Street.
The company has a written Related Party Transactions Policy (the “Policy”) which requires the Nominating and Corporate Governance Committee to review the material facts of all related party transactions and consider all relevant factors in approving any related party transaction. Further, the Policy provides that a director or executive officer shall not participate in any consideration, discussion or approval of such related party transaction in which he or she is a related party. The Westport Transaction process was completed in compliance with the Policy.
The independent members of the Nominating and Corporate Governance Committee conducted an independent review under the guidance of outside counsel and then approved the transaction. The company reviewed with outside counsel best practices for the specific Westport Transaction and took additional precautions to ensure an arms-length process. There were separate counsels and appraisals for both buyer and seller. The $40.0 million valuation for the Westport Transaction is in the range of the bids the company received during the marketed sale process.
In connection with the Westport Transaction, we advanced a loan to the buyer to facilitate closing with a maximum principal amount of up to $1.0 million, which bore interest at SOFR plus 3.5% and required repayment of principal to the extent of available cash flow of the property. As of December 31, 2023, the loan has been fully repaid. Post-sale, we provide certain supervisory and property management services to the buyer on similar terms as those we provide to our other excluded properties. See “Excluded Properties and Businesses” on page 81.
TAX PROTECTION AGREEMENT
In 2013, we entered into a tax protection agreement with Anthony E. Malkin and Peter L. Malkin that is intended to protect to a limited extent the Malkin Group and an additional third party investor in Metro Center (who was one of the original landowners and was involved in the development of the property) (collectively, the “protected parties”) against certain tax consequences arising from a transaction involving one of four properties, which we refer to in this section as the “protected assets”.

2025 PROXY STATEMENT 79

First, this agreement provides that our operating partnership will not sell, exchange, transfer or otherwise dispose of such protected assets, or any interest in a protected asset, until (i) October 7, 2025, with respect to certain of the North 6th Street Collection properties (which are “substituted basis properties” as contemplated by the tax protection agreement for First Stamford Place, which was disposed of subsequent to year end in February 2025) and (ii) the later of  (a) October 7, 2021, and (b) the death of both Peter L. Malkin and Isabel W. Malkin, who are 91 and 88 years old, respectively, for the three other protected assets, Metro Center, 298 Mulberry Street (“substituted basis property” as contemplated by the tax protection agreement for 10 Bank Street, which was sold on December 7, 2022) and 1542 Third Avenue, unless:
(1)
Anthony E. Malkin consents to the sale, exchange, transfer or other disposition; or

(2)
our operating partnership delivers to each protected party thereunder a cash payment intended to approximate the tax liability arising from the recognition of the pre-contribution built-in gain resulting from the sale, exchange, transfer or other disposition of such protected asset (with the pre- contribution “built-in gain” being not more than the taxable gain that would have been recognized by such protected party if the protected asset been sold for fair market value in a taxable transaction at the time of the consolidation) plus an additional amount so that, after the payment of all taxes on amounts received pursuant to the agreement (including any tax liability incurred as a result of receiving such payment), the protected party retains an amount equal to such protected party’s total tax liability incurred as a result of the recognition of the pre-contribution built-in gain pursuant to such sale, exchange, transfer or other disposition; or

(3)
the disposition does not result in a recognition of any built-in gain by the protected party.

Second, to protect the protected parties against gain recognition resulting from a reduction in such continuing investor’s share of the operating partnership liabilities, the agreement provides that during the period from October 7, 2013, until such continuing investor owns less than the aggregate number of operating partnership units and shares of common stock equal to 50% of the aggregate number of such units and shares such investor received in the formation transactions (the “tax protection period’) our operating partnership will (i) refrain from prepaying any amounts outstanding under any indebtedness secured by the protected assets and (ii) use its commercially reasonable efforts to refinance such indebtedness at or prior to maturity at its current principal amount, or, if our operating partnership is unable to refinance such indebtedness at its current principal amount, at the highest principal amount possible. The agreement also provides that, during the tax protection period, our operating partnership will make available to such continuing investors the opportunity (i) to enter into a “bottom dollar” guarantee of their allocable share of  $160.0 million of aggregate indebtedness of our operating partnership meeting certain requirements or (ii) in the event our operating partnership has recourse debt outstanding and such a continuing investor agrees, in lieu of guaranteeing debt pursuant to clause (i) above, to enter into a deficit restoration obligation, in each case, in a manner intended to provide an allocation of operating partnership liabilities to the continuing investor. In the event that a continuing investor guarantees debt of our operating partnership, such continuing investor will be responsible, under certain circumstances, for the repayment of the guaranteed amount to the lender in the event that the lender would otherwise recognize a loss on the loan, such as, for example, if property securing the loan was foreclosed and the value was not sufficient to repay a certain amount of the debt. A deficit restoration obligation is a continuing investor’s obligation, under certain circumstances, to contribute a designated amount of capital to our operating partnership upon our operating partnership’s liquidation in the event that the assets of our operating partnership are insufficient to repay our operating partnership liabilities.
Because we expect that our operating partnership will at all times have sufficient liabilities to allow it to meet its obligations to allocate liabilities to its partners that are protected parties under the tax protection agreement, our operating partnership’s indemnification obligation with respect to “certain tax liabilities” would generally arise only in the event that the operating partnership disposes in a taxable transaction of a protected asset within the period specified above in a taxable transaction. In the event of such a disposition, the amount of our operating partnership’s indemnification obligation would depend on several factors, including the amount of  “built-in gain,” if any, recognized and allocated to the indemnified partners with respect to such disposition and the effective tax rate to be applied to such gain at the time of such disposition. Our disposition of the 10 Bank Street asset on December 7, 2022 did not trigger any obligation of payment pursuant to the tax protection agreement. Our disposition of the First Stamford Place asset subsequent to year end on February 5, 2025 is not expected to trigger any obligation of payment pursuant to the tax protection agreement.
The operating partnership agreement requires that allocations with respect to such acquired property be made in a manner consistent with Section 704(c) of the Code. Treasury Regulations issued under Section 704(c) of the Code provide partnerships with a choice of several methods of allocating book-tax differences. Under the tax protection agreement, our operating partnership has agreed to use the “traditional method” for accounting for book-tax differences for the properties acquired by our operating partnership in the consolidation. Under the traditional method, which is the least favorable method from our perspective, the carryover basis of the acquired properties in the hands of our operating partnership (i) may cause us to be allocated lower amounts of depreciation and other deductions for tax purposes than would be allocated to us if all of the acquired properties were to have a tax basis equal to their fair market value at the time of acquisition and (ii) in the event of a sale of such properties, could cause us to be allocated gain in excess of its corresponding economic or book gain (or taxable loss that is less than its economic or book loss), with a corresponding benefit to the partners transferring such properties to our operating partnership for interests in our operating partnership.
REGISTRATION RIGHTS AGREEMENT
We entered into a registration rights agreement with certain persons receiving shares of our common stock or operating partnership units in the formation transactions, including certain members of our senior management team and our other continuing investors. In connection therewith, we have filed, and are obligated to maintain the effectiveness of, an automatic shelf registration statement, along with a prospectus supplement, with respect to, among other things, shares of our Class A common stock that may be issued upon redemption of operating partnership units or issued upon conversion of shares of Class B common stock to continuing investors in the public existing entities. We filed the initial shelf registration statement with the SEC on October 7, 2014, and renewed it on August 3, 2017, July 31, 2020, and July 31, 2023.

80 EMPIRE STATE REALTY TRUST

Pursuant to the registration rights agreement, under certain circumstances, we will also be required to undertake an underwritten offering upon the written request of the Malkin Group, which we refer to as the holder, provided (i) the registrable shares to be registered in such offering will have a market value of at least $150.0 million, (ii) we will not be obligated to effect more than two underwritten offerings during any 12-month period; and (iii) the holder will not have the ability to effect more than four underwritten offerings. In addition, if we file a registration statement with respect to an underwritten offering for our own account or on behalf of the holder, the holder will have the right, subject to certain limitations, to register such number of registrable shares held by him, her or it as each such holder requests. With respect to underwritten offerings on behalf of the holder, we will have the right to register such number of primary shares as we request; provided, however, that if cut-backs are required by the managing underwriters of such an offering, our primary shares shall be cut-back first (but in no event will our shares be cut-back to less than $25.0 million).
We have also agreed to indemnify the persons receiving rights against specified liabilities, including certain potential liabilities arising under the Securities Act, or to contribute to the payments such persons may be required to make in respect thereof. We have agreed to pay all of the expenses relating to the registration and any underwritten offerings of such securities, including, without limitation, all registration, listing, filing and stock exchange or FINRA fees, all fees and expenses of complying with securities or “blue sky” laws, all printing expenses and all fees and disbursements of counsel and independent public accountants retained by us, but excluding underwriting discounts and commissions, any out-of-pocket expenses (except we will pay any holder’s out- of-pocket fees (including disbursements of such holder’s counsel, accountants and other advisors) up to $25,000 in the aggregate for each underwritten offering and each filing of a resale shelf registration statement or demand registration statement), and any transfer taxes.
EXCLUDED PROPERTIES AND BUSINESSES
The Malkin Group, including Anthony E. Malkin, our Chairman and Chief Executive Officer, owns non-controlling interests in, and Anthony E. Malkin and Peter L. Malkin control the general partners or managers of, the entities that own interests in seven multifamily properties and four net leased retail properties, (including one single tenant retail property in Greenwich, Connecticut). The Malkin Group also owns non-controlling interests in one Manhattan office property, two Manhattan retail properties and several retail properties outside of Manhattan, none of which were contributed to us in the formation transactions, and two retail properties in Westport, Connecticut acquired from ESRT in February 2023 (see Sale of Westport Retail Properties above). We refer to the non-controlling interests described above collectively as the excluded properties. In addition, the Malkin Group owns interests in one senior equity fund and three property managers, which we refer to collectively as the excluded businesses. We do not believe that the excluded properties or the excluded businesses are consistent with our current commercial portfolio or strategic direction.
Pursuant to management and/or service agreements with the owners of interests in those excluded properties and businesses, we are designated as the asset manager (supervisor) and/or property manager of the excluded properties, provide services to certain of the excluded properties and the other excluded businesses. As the manager or service provider, we are paid a management or other fee with respect to those excluded properties and businesses where our predecessor had previously received a management fee, and reimbursed for our costs in providing the management and other services to those excluded properties and businesses where our predecessor had not previously received a management fee. Our management of the excluded properties and provision of services to the three residential property managers and the existing managers of the other excluded businesses represent a minimal portion of our overall business. There is no established time period in which we will continue to provide such services; and Peter L. Malkin and Anthony E. Malkin expect to sell certain properties or unwind these businesses over time. We are not precluded from acquiring all or certain interests in the excluded properties or businesses. If we were to attempt any such acquisition, we anticipate that Anthony E. Malkin, our Chairman and Chief Executive Officer, will not participate in the negotiation process on our behalf with respect to our potential acquisition of any of these excluded properties or businesses, and the approval of a majority of our independent directors will be required to approve any such acquisition.
Services are and were provided by us to excluded properties and businesses. These transactions are reflected in our consolidated statements of operations as third-party management and other fees.
We earned asset management (supervisory) and service fees from excluded properties and businesses of  $0.8 million, $0.9 million and $1.0 million during the years ended December 31, 2024, 2023 and 2022, respectively.
We earned property management fees from excluded properties of  $0.3 million during the years ended December 31, 2024, 2023 and 2022, respectively.
OTHER

We receive rent generally at market rental rate for 5,447 square feet of leased space from entities affiliated with Anthony E. Malkin at one of our properties. Under the lease, the tenant has the right to cancel such lease without special payment on 90 days’ notice. We also have a shared use agreement with such tenant to occupy a portion of the leased premises as the office location for Peter L. Malkin, our Chairman Emeritus, utilizing approximately 15% of the space, for which we pay to such tenant an allocable pro rata share of the cost. We also have agreements with these entities and excluded properties and businesses to provide them with general computer-related support services. Total aggregate revenue was $0.3 million, $0.2 million and $0.3 million for the years ended December 31, 2024, 2023 and 2022, respectively.
One of our directors, Hannah Yang, is sister to Heela Yang, who is Founder and Chief Executive Officer of Sol de Janeiro USA, a tenant at One Grand Central Place — the lease is projected to commence in the first quarter of 2025 with a starting annualized rent of  $3.5 million. Sol de Janeiro is a subsidiary of L’Occitane, a tenant at 111 W. 33rd Street.

2025 PROXY STATEMENT 81

OTHER MATTERS
Questions and Answers About the Annual Meeting

We are sending this proxy statement and the proxy card(s) to our Class A and Class B common stockholders on or about April 3, 2025, in connection with the solicitation of proxies by the board of Empire State Realty Trust, Inc., a Maryland corporation, for use at the 2025 annual meeting to be held on Thursday, May 15, 2025, at 1:00 p.m. (Eastern Time) to be conducted in person at State Grill, 21 West 33rd Street, New York, New York 10118, or at any postponement or adjournment of the meeting.
WHO IS ENTITLED TO VOTE AT THE ANNUAL MEETING?
Holders of record of our Class A common stock and Class B common stock at the close of business on March 3, 2025, which is referred to in this proxy statement as the “record date,” are entitled to attend and vote their shares at the annual meeting. Holders of Class B common stock are entitled to fifty votes per share, to the extent they own 49 limited partnership units in our operating partnership for each share of Class B common stock they hold. We may request verification from holders of Class B common stock of their (or their qualified transferee’s) continued ownership of operating partnership units in connection with the counting of votes associated with Class B common stock.
WHO MAY ATTEND THE MEETING?
You are entitled to attend the annual meeting only if you were a shareholder of record of shares of Class A common stock or Class B common stock of Empire State Realty Trust, Inc. at the close of business on the record date, or you hold a valid proxy for the meeting.
WHY DID I RECEIVE A NOTICE IN THE MAIL REGARDING THE INTERNET AVAILABILITY OF THE PROXY MATERIALS INSTEAD OF A PAPER COPY OF THE MATERIALS?
Under rules adopted by the SEC we may furnish proxy materials to our shareholders primarily over the Internet, instead of mailing a printed copy. We believe that this process should expedite shareholders’ receipt of proxy materials, lower the costs of our annual meeting and help to conserve natural resources. On or about April 3, 2025, we mailed to most of our shareholders the notice of availability containing instructions on how to access and review the proxy materials, including this proxy statement and our 2024 annual report, on the Internet and instructions on how to vote on the Internet, in person, or by mail. The notice of availability also contains instructions on how to receive a paper or electronic copy of the proxy materials. If you received a notice of availability by mail, you will not receive a printed copy of the proxy materials unless you request one. If you received paper copies of our proxy materials, you may also view these materials over the Internet by following the instructions contained in the notice of availability or proxy card. The proxy statement and our 2024 annual report are available at www.proxyvote.com.
WHAT IS THE PURPOSE OF THE MEETING?
At the annual meeting, you will be asked to vote on the following:
Proposal 1:	the election of the nine director nominees named in the proxy statement to serve on our board until the next annual shareholders meeting or until their successors are elected and qualify;
Proposal 2:	the approval, on a non-binding, advisory basis, of the compensation of our NEOs as described in this proxy statement;
Proposal 3:	the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025.
You may also be asked to consider and act upon any other matters that may properly be brought before the annual meeting or at any adjournments or postponements thereof.
WHAT CONSTITUTES A QUORUM?
The presence, in person or by proxy, of Class A and Class B common stockholders entitled to cast a majority of all votes entitled to be cast at the annual meeting is necessary to constitute a quorum for the transaction of business at the meeting. Holders of Class A common stock are entitled to one vote per share. Holders of Class B common stock are entitled to fifty votes per share, to the extent they own 49 limited partnership units in our operating partnership for each share of Class B common stock so voted. Holders of Class A common stock and Class B common stock vote together as a single class on the matters to be considered at such meeting, and their votes are counted and totaled together. As of March 3, 2025, 166,337,147 shares of Class A common stock totaling 166,337,147 votes entitled to be cast, 399,079 shares of Class A restricted stock totaling 399,079 votes entitled to be cast, and 976,082 shares of Class B common stock totaling 48,804,100 votes entitled to be cast were outstanding, so that an aggregate of 215,540,326 votes are entitled to be cast at such meeting. Class A and Class B common stockholders do not have the right to cumulative voting for the election of directors or otherwise.

82 EMPIRE STATE REALTY TRUST

WHAT VOTE IS NEEDED TO APPROVE EACH PROPOSAL?
Proposal 1. The affirmative vote of a majority of all the votes cast at the annual meeting at which a quorum is present is necessary for election of each nominee for director named in this proxy statement. However, our Policy on Majority Voting requires that any nominee who receives a greater number of votes of  “against” than votes “for” in an uncontested election will, within two weeks following certification of the shareholder vote, submit a written resignation offer to our board for consideration by our Nominating and Corporate Governance Committee. See “Identifying and Evaluating Candidates for Director — Annual Shareholder Vote to Elect Directors” on page 13.
Proposals 2 and 3. A majority of all the votes cast at such meeting at which a quorum is present is necessary for: (i) approval, on a non-binding, advisory basis, of the compensation of our NEOs and (ii) ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025.
Abstentions. We will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence or absence of a quorum. Abstentions do not constitute a vote “for” or “against” any matter being voted on at such meeting and will not be counted as “votes cast.” Therefore, abstentions will have no effect on Proposals 1 through 3 or any other matter that may properly be brought before such meeting or at any adjournment or postponement thereof, assuming a quorum is present.
Broker Non-Votes. Broker “non-votes,” or proxies from brokers or nominees indicating that such broker or nominee has not received instructions from the beneficial owner or other entity entitled to vote such shares on a particular matter with respect to which such broker or nominee does not have discretionary voting power, will be treated in the same manner as abstentions for purposes of such meeting. There will not be any broker non-votes with respect to Proposal 3, because Proposal 3 is a routine matter on which brokers are permitted to vote without instructions from the beneficial owner. If you are a beneficial owner whose shares of common stock are held of record by a broker, your broker has discretionary voting authority under the NYSE rules to vote your shares on Proposal 3, even if the broker does not receive voting instructions from you. However, under the NYSE rules, your broker does not have discretionary authority to vote on Proposals 1 and 2 or any other matter that may properly be brought before such meeting or any adjournment or postponement thereof without instructions from you, in which case a broker “non-vote” will occur and your shares of common stock will not be voted on these matters at such meeting. None of the proposals, if approved, entitle any of our shareholders to appraisal rights under Maryland law or our charter.
WHAT IS THE FORMAT FOR THE ANNUAL MEETING THIS YEAR?
The Annual Meeting will be held at State Grill, 21 West 33rd Street, New York, New York 10118 on May 15, 2025 at 1:00 p.m. (Eastern Time). The annual meeting will begin promptly at 1:00 p.m. (Eastern Time). During the annual meeting, you may ask questions and will be able to vote your shares as described below. The company will respond to as many inquiries at the annual meeting as time allows.
If you plan to attend the annual meeting, you must present proof of ownership of the company’s common stock on the record date, which can be your notice of availability or your proxy card, or if your shares are held in “street name” (i.e., through a broker, bank or other nominee), a copy of a brokerage statement reflecting your stock ownership as of the record date. If your shares are held in “street name,” you will also need a duly authorized proxy from your broker, bank or other nominee to vote your shares at the annual meeting. Shareholders and proxyholders may also be asked to present a form of photo identification such as a driver’s license or passport. Check-in will begin at 12:30 p.m. (Eastern Time), and you should allow ample time for check-in procedures.
As part of the annual meeting, we will hold a live question and answer session, during which we intend to answer questions submitted by shareholders that are pertinent to our company and the meeting matters as time permits.
Even if you plan to attend such annual meeting, we recommend that you also vote by proxy as described herein, so your vote will be counted if you decide not to attend such meeting.
HOW DO I VOTE?
VOTING AT THE ANNUAL MEETING
If you are a Class A or Class B common stockholder of record and attend the annual meeting and have not voted prior to the meeting, you may vote in person during the meeting. If your shares of common stock are held in street name through a broker, bank or other nominee and you have not voted prior to the meeting, and you wish to vote during the meeting, you will need to obtain a “legal proxy” from the broker, bank or other nominee that holds your shares of common stock of record.

2025 PROXY STATEMENT 83

VOTING BY PROXY FOR SHARES REGISTERED DIRECTLY IN THE NAME OF THE SHAREHOLDER
If you hold your shares of common stock in your own name as a holder of record with our transfer agent, Computershare, you may instruct the proxy holders named in the proxy card how to vote your shares of common stock in one of the following ways:

VOTE BY INTERNET	VOTE BY TELEPHONE	VOTE BY MAIL

You may vote via the Internet by following the instructions provided in the notice of availability or, if you received printed materials, on your proxy card. The website for Internet voting is printed on the notice of availability and/or proxy card. Please have your notice of availability or proxy card in hand. Internet voting is available 24 hours a day until 11:59 p.m. (Eastern Time) on May 14, 2025. You will receive a series of instructions that will allow you to vote your shares of common stock. You will also be given the opportunity to confirm that your instructions have been properly recorded. If you vote via the Internet, you do not need to return your proxy card.

You also have the option to vote by telephone by calling the toll-free number listed on your notice of availability and/or proxy card. Telephone voting is available 24 hours a day until 11:59 p.m. (Eastern Time) on May 14, 2025. When you call, please have your notice of availability or proxy card in hand. You will receive a series of voice instructions that will allow you to vote your shares of common stock. You will also be given the opportunity to confirm that your instructions have been properly recorded. If you vote by telephone, you do not need to return your proxy card.

If you received printed materials and would like to vote by mail, please mark, sign and date your proxy card and return it promptly in the postage-paid envelope provided.
If you did not receive printed materials and would like to vote by mail, you must request printed copies of the proxy materials by following the instructions on your notice of availability.

VOTING BY PROXY FOR SHARES REGISTERED IN STREET NAME
If your shares of common stock are held in street name through a broker, bank or other nominee, you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares of common stock voted.
Please see the notice of availability and/or proxy card for further instructions on how to submit your vote. If you have any question regarding how to authorize your proxy by telephone or Internet, please call (212) 850-2700.
MAY I CHANGE MY VOTE AFTER I SUBMIT MY PROXY CARD?
If you cast a vote by proxy, you may revoke it at any time before it is voted by:
filing a written notice revoking the proxy with our Secretary at Empire State Realty Trust, Inc., 111 West 33rd Street, 12th Floor, New York, New York 10120;
properly executing and forwarding to us a proxy with a later date; or
appearing in person and voting by ballot at the annual meeting.
If you attend the annual meeting, you may vote whether or not you have previously given a proxy, but your presence (without further action) at such meeting will not constitute revocation of a previously given proxy.
HOW DOES THE BOARD RECOMMEND THAT I VOTE ON EACH OF THE PROPOSALS?
Our board of directors recommends that you vote:
Proposal 1:	the election of the nine director nominees named in the enclosed proxy statement to serve on our board until the next annual shareholders meeting or until their successors are elected and qualify;	FOR each director nominee
Proposal 2:	the approval, on a non-binding, advisory basis, of the compensation of our NEOs as described in this proxy statement;	FOR
Proposal 3:	the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025.	FOR
HOW IS MY VOTE COUNTED, AND ARE THERE ANY SPECIFIC VOTING ARRANGEMENTS IN PLACE?
If you properly execute a proxy, and if we receive it prior to voting at the meeting, or authorize your proxy to vote your shares, electronically through the Internet, by telephone or during the annual meeting, the shares of common stock that the proxy represents will be voted in the manner specified on the proxy. If no specification is made therein, the shares of common stock will be voted (i) FOR election of each of the director nominees named in this proxy

84 EMPIRE STATE REALTY TRUST

statement; (ii) FOR approval, on a non-binding, advisory basis, of the compensation of our NEOs; (iii) FOR ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025; and (iv) as recommended by our board of directors in its discretion with regard to all other matters.
We have a voting arrangement in place with QIA. Please see “QIA” on page 78 for more information.
It is not anticipated that any matter other than those set forth in the proxy statement will be presented at the meeting. No shareholder proposals or nominations were received on a timely basis, so no such matters may be brought to a vote at the annual shareholders meeting. In any case, if other matters are presented, proxies will be voted at the discretion of the proxy holders.
WHAT OTHER INFORMATION SHOULD I REVIEW BEFORE VOTING?
For your review, we make available free of charge through our website at investors.esrtreit.com our annual reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC. Further, we will provide, without charge to each shareholder upon written request, a copy of our and our operating partnership’s annual reports on Form 10-K (including our consolidated financial statements, schedules and list of exhibits), Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC. Requests for copies should be addressed to Secretary, Empire State Realty Trust, Inc., 111 West 33rd Street, 12th Floor, New York, New York 10120. Copies may also be accessed electronically by means of the SEC’s home page on the Internet at www.sec.gov. Our 2024 annual report shall not constitute a part of the proxy solicitation materials.
WHAT SHOULD I DO IF I RECEIVED MORE THAN ONE NOTICE OF AVAILABILITY?
There are circumstances under which you may receive more than one notice of availability. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each such brokerage account. In addition, if you are a shareholder of record and your shares are registered in more than one name, you will receive more than one notice of availability. Please authorize your proxy in accordance with the instructions of each notice of availability separately, since each one represents different shares that you own.
Additional Annual Meeting and Voting Matters

SOLICITATION OF PROXIES
We will pay the cost of solicitation of proxies. In addition to the solicitation of proxies by mail, our directors, officers and employees may also solicit proxies personally, by telephone, via the Internet or by mail without additional compensation for such activities. We will also request persons, firms and corporations holding shares in their names or in the names of their nominees, which are owned beneficially by others, to send proxy materials to, and obtain proxies from, such beneficial owners. In addition, we intend to utilize the advisory, consulting and proxy solicitation services of Mackenzie Partners, Inc. at an aggregate estimated cost of  $9,000 plus expenses.
CHANGING THE WAY YOU RECEIVE PROXY MATERIALS IN THE FUTURE
Instead of receiving a notice of availability in the mail for future meetings, shareholders may elect to receive links to proxy materials by e-mail or to receive a paper copy of the proxy materials and a paper proxy card by mail. If you elect to receive proxy materials by e-mail, you will not receive a notice of availability in the mail. Instead, you will receive an e-mail with links to proxy materials and online voting. In addition, if you elect to receive a paper copy of the proxy materials, or if applicable rules or regulations require paper delivery of the proxy materials, you will not receive a notice of availability in the mail. If you received a paper copy of the proxy materials or the notice of availability in the mail, you can eliminate all such paper mailings in the future by electing to receive an e-mail that will provide Internet links to these documents. Opting to receive all future proxy materials online will save us the cost of producing and mailing such documents to you and help us conserve natural resources. You can change your election by directing your request in writing to Empire State Realty Trust, Inc., 111 West 33rd Street, 12th Floor, New York, New York 10120, Attention: Investor Relations, by sending a blank e-mail with the 16-digit control number on your notice of availability to sendmaterial@proxyvote.com, via the Internet at www.proxyvote.com, or by telephone at (212) 850-2700. Your election will remain in effect until you change it.
MULTIPLE COPIES OF OUR 2024 ANNUAL REPORT TO SHAREHOLDERS
Our 2024 annual report accompanies this proxy statement. In order to reduce printing and postage costs and in accordance with the SEC rules, we have undertaken an effort to deliver only one set of our 2024 annual report, proxy statement or notice of availability, as applicable, to any group of multiple shareholders of record sharing one address. This delivery method, called “householding”, is not being used, however, if we have received contrary instructions from one or more of the shareholders sharing such address. If your household has received only one set of our 2024 annual report, proxy statement or notice of availability, as applicable, we will deliver promptly a separate copy of our 2024 annual report, this proxy statement or notice of availability, as applicable, to any shareholder who sends a written request to the Secretary, Empire State Realty Trust, Inc., 111 West 33rd Street, 12th Floor, New York, New York 10120. Requests may also be directed to the Secretary at (212) 850-2700. You can also notify us that you would like to receive separate copies of our annual reports, proxy statements or notices of internet availability of proxy materials in the future by sending a written request to our Secretary at the address set forth above or by contacting the Secretary at (212) 850-2700. If your household is receiving multiple copies of our annual reports, proxy

2025 PROXY STATEMENT 85

statements and notices of internet availability of proxy materials, and you wish to request delivery of a single copy, you may send a written request to our Secretary at the address set forth above. Even if your household has received only one set of our 2024 annual report and proxy statement, a separate proxy card has been provided for each shareholder account. Each proxy card should be signed, dated, and returned in the enclosed self-addressed envelope (if you received printed proxy materials).
If you own shares of common stock through a bank, broker or other nominee and receive more than one set of annual reports, proxy statements or notices of internet availability of proxy materials, you can contact the bank, broker or other nominee to eliminate duplicate mailings.
CONFIDENTIALITY OF VOTING
We keep all the proxies, ballots, and voting tabulations confidential as a matter of practice. We only let our Inspector of Election, Broadridge Financial Solutions, Inc., examine these documents. Occasionally, shareholders provide written comments on their proxy card, which are then forwarded to us by Broadridge.
VOTING RESULTS
Broadridge, our independent tabulating agent, will count the votes and act as the Inspector of Election. We will publish the voting results in a Current Report on Form 8-K, which will be filed with the SEC within four business days after the annual meeting.
OTHER MATTERS
Our board does not know of any matters other than those described in this proxy statement that will be presented for action at the annual meeting. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders.
Shareholder Proposals and Proxy Access

SHAREHOLDER PROPOSALS
Shareholder proposals intended to be presented at the 2026 annual meeting of shareholders must be received by our Secretary no later than December 4, 2025 in order to be considered for inclusion in our proxy statement relating to the 2026 meeting pursuant to Rule 14a-8 under the Exchange Act. Such proposals must also comply with the requirements as to form and substance established by the SEC if such proposals are to be included in the proxy statement and form of proxy. Any such proposal should be mailed to: Secretary, Empire State Realty Trust, Inc., 111 West 33rd Street, 12th Floor, New York, New York 10120.
For a proposal of a shareholder to be properly presented at the 2026 annual shareholders meeting, including nominations for inclusion in the proxy statement, other than a shareholder proposal included in the proxy statement pursuant to Rule 14a-8, such proposal must be received at our principal executive offices on or after November 4, 2025, and prior to 5:00 p.m. (Eastern Time) on December 4, 2025, unless the 2026 annual shareholders meeting is scheduled to take place before April 15, 2026, or after June 14, 2026. Under our bylaws, shareholders must follow certain procedures to nominate a person for election as a director at an annual shareholders meeting, or to introduce an item of business at such meeting. A shareholder must notify our Secretary in writing of the director nominee or the other business. To be timely under our current bylaws, the notice must be delivered to our Secretary, along with the appropriate supporting documentation, as applicable, at our principal executive office not earlier than the 150th day nor later than 5:00 p.m. (Eastern Time) on the 120th day prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, notice by the shareholder to be timely must be so delivered not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m. (Eastern Time) on the later of the 120th day prior to the date of such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.
Director Nominees (Proxy Access)

Our proxy access bylaw permits a shareholder (or a group of no more than 20 shareholders) owning at least 3% of the aggregate of the issued and outstanding shares of common stock of the company continuously for at least the prior three (3) years to nominate and include in the company’s proxy materials director nominees constituting up to 20% of the number of directors then in office, if the nominating shareholder(s) and the nominee(s) satisfy the requirements specified in our bylaws. In order for an eligible shareholder or group of shareholders to nominate a director nominee for election at the 2026 annual shareholders meeting pursuant to the proxy access provision of our bylaws, notice of such nomination and other required information must be received in writing by the company’s Secretary, Empire State Realty Trust, Inc., 111 West 33rd Street, 12th Floor, New York, New York 10120 on or after November 4, 2025 and prior to 5:00 p.m. (Eastern Time) on December 4, 2025, unless the 2026 annual shareholders meeting is scheduled to take place before April 15, 2026 or after June 14, 2026. Our bylaws state that such notice and other required information must be received by the company’s Secretary not earlier than the 150th day nor later than 5:00 p.m. (Eastern Time) on the 120th day prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting of shareholders; provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, notice by the shareholder to be timely must be so delivered not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m. (Eastern Time) on the later of the 120th day

86 EMPIRE STATE REALTY TRUST

prior to the date of such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. In addition, our bylaws require the eligible shareholder or group of shareholders to update and supplement such information (or provide notice stating that there are no updates or supplements) as of specified dates.
Cautionary Note Regarding Forward-Looking Statements

This proxy statement includes “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and are including this statement for purposes of complying with those safe harbor provisions. You can identify forward-looking statements by the use of forward-looking terminology such as “aims,” “anticipates,” “approximately,” “believes,” “contemplates,” “continues,” “estimates,” “expects,” “forecasts,” “hope,” “intends,” “may,” “plans,” “seeks,” “should,” “thinks,” “will,” “would” or the negative of these words and phrases or similar words or phrases. In particular, statements pertaining to our capital resources, portfolio performance, dividend policy and results of operations contain forward-looking statements. Likewise, all of our statements regarding anticipated growth in our portfolio from operations, acquisitions and anticipated market conditions, demographics and results of operations are forward-looking statements.
Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond our control, and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods which may be incorrect or imprecise, and we may not be able to realize them. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all).
Many important factors could cause our actual results, performance, achievements and future events to differ materially from those set forth, implied, anticipated, expected, projected, assumed or contemplated in our forward-looking statements, including, among other things: (i) economic, market, political and social impact of, and uncertainty relating to, any catastrophic events, including pandemics, epidemics or other outbreaks of disease, climate-related risks such as natural disasters and extreme weather events, terrorism and other armed hostilities, as well as cybersecurity threats and technology disruptions; (ii) a failure of conditions or performance regarding any event or transaction described herein; (iii) resolution of legal proceedings involving the company; (iv) reduced demand for office, multifamily or retail space, including as a result of the changes in the use of office space and remote work; (v) changes in our business strategy; (vi) a decline in Observatory visitors due to changes in domestic or international tourism, including due to health crises, geopolitical events, currency exchange rates, and/or competition from other observatories; (vii) defaults on, early terminations of, or non-renewal of, leases by tenants; (viii) increases in the company’s borrowing costs as a result of changes in interest rates and other factors; (ix) declining real estate valuations and impairment charges; (x) termination of our ground leases; (xi) limitations on our ability to pay down, refinance, restructure or extend our indebtedness or borrow additional funds; (xii) decreased rental rates or increased vacancy rates; (xiii) difficulties in executing capital projects or development projects successfully or on the anticipated timeline or budget; (xiv) difficulties in identifying and completing acquisitions; (xv) impact of changes in governmental regulations, tax laws and rates and similar matters; (xvi) our failure to qualify as a REIT; (xvii) incurrence of taxable capital gain on disposition of an asset due to failure of use or compliance with a 1031 exchange program; (xviii) our disclosure controls and internal control over financial reporting, including any material weakness; and (xix) failure to achieve sustainability metrics and goals, including as a result of tenant collaboration, and impact of governmental regulation on our sustainability efforts. For a further discussion of these and other factors that could impact the company’s future results, performance or transactions, see the section entitled “Risk Factors” of our annual report on Form 10-K for the year ended December 31, 2024 and any additional factors that may be contained in any filing we make with the U.S. Securities and Exchange Commission.
While forward-looking statements reflect the company’s good faith beliefs, they do not guarantee future performance. Any forward-looking statement speaks only as of the date on which it was made, and we assume no obligation to update or revise publicly any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events, or other changes after the date of this proxy statement, except as required by applicable law. Prospective investors should not place undue reliance on any forward-looking statements, which are based only on information currently available to the company (or to third parties making the forward-looking statements).

2025 PROXY STATEMENT 87

NON-GAAP FINANCIAL MEASURES
Definitions

NET OPERATING INCOME
Net operating income (“NOI”) is a non-GAAP financial measure of performance. NOI is used by our management to evaluate and compare the performance of our properties and to determine trends in earnings and to compute the fair value of our properties as it is not affected by: (i) the cost of funds of the property owner, (ii) the impact of depreciation and amortization expenses as well as gains or losses from the sale of operating real estate assets that are included in net income computed in accordance with GAAP, (iii) acquisition expenses, loss on early extinguishment of debt, impairment charges and loss from derivative financial instruments, or (iv) general and administrative expenses and other gains and losses that are specific to the property owner. The cost of funds is eliminated from NOI because it is specific to the particular financing capabilities and constraints of the owner. The cost of funds is eliminated because it is dependent on historical interest rates and other costs of capital as well as past decisions made by us regarding the appropriate mix of capital which may have changed or may change in the future. Depreciation and amortization expenses as well as gains or losses from the sale of operating real estate assets are eliminated because they may not accurately represent the actual change in value in our office or retail properties that result from use of the properties or changes in market conditions. While certain aspects of real property do decline in value over time in a manner that is reasonably captured by depreciation and amortization, the value of the properties as a whole have historically increased or decreased as a result of changes in overall economic conditions instead of from actual use of the property or the passage of time. Gains and losses from the sale of real property vary from property to property and are affected by market conditions at the time of sale which will usually change from period to period. These gains and losses can create distortions when comparing one period to another or when comparing our operating results to the operating results of other real estate companies that have not made similarly-timed purchases or sales. We believe that eliminating these costs from net income is useful to investors because the resulting measure captures the actual revenue generated and actual expenses incurred in operating our properties as well as trends in occupancy rates, rental rates and operating costs.
In some cases, the company also presents (1) Property Cash NOI, which excludes Observatory NOI and the effects of straight-line rent, fair value lease revenue, and straight-line ground rent expense adjustment, and (2) Property Cash NOI excluding lease termination fees. Property Cash NOI is presented solely as a supplemental disclosure that management believes allows investors to compare NOI performance across periods without taking into account the effect of certain non-cash rental revenues and straight-line ground rent expense adjustment. Similar to depreciation and amortization expense, fair value lease revenues, because of historical cost accounting, may distort operating performance measures at the property level. Additionally, presenting NOI excluding the impact of straight-line rent and straight-line ground rent expense adjustment provides investors with an alternative view of operating performance at the property level that more closely reflects net cash generated in the portfolio. Presenting Property Cash NOI excluding lease termination fees provides investors with additional information that allows them to compare operating performance between periods without taking into account termination fees, which can distort the results for any given period because they generally represent multiple months or years of a tenant’s rental obligations that are paid in a lump sum in connection with a negotiated early termination of the tenant’s lease and are not reflective of the core ongoing operating performance of the company’s portfolio.
However, the usefulness of NOI, Property Cash NOI, and Property Cash NOI excluding lease termination fees is limited because it excludes general and administrative costs, interest expense, depreciation and amortization expense and gains or losses from the sale of properties, and other gains and losses as stipulated by GAAP, the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, all of which are significant economic costs. NOI and Property Cash NOI may fail to capture significant trends in these components of net income which further limits its usefulness.
NOI and Property Cash NOI is a measure of the operating performance of our properties but does not measure our performance as a whole. NOI is therefore not a substitute for net income as computed in accordance with GAAP. This measure should be analyzed in conjunction with net income computed in accordance with GAAP and discussions elsewhere in this Management’s Discussion and Analysis of Financial Condition and Results of Operations regarding components of net income that are eliminated in the calculation of NOI. Other companies may use different methods for calculating NOI and Property Cash NOI or similarly titled measures and, accordingly, our NOI may not be comparable to similarly titled measures reported by other companies that do not define the measure exactly as we do.
FUNDS FROM OPERATIONS (“FFO”)
We present below a discussion of FFO. We compute FFO in accordance with the “White Paper” on FFO published by the National Association of Real Estate Investment Trusts, or NAREIT, which defines FFO as net income (loss) (determined in accordance with GAAP), excluding impairment write-off of investments in depreciable real estate and investments in in-substance real estate investments, gains or losses from debt restructurings and sales of depreciable operating properties, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs), less distributions to non-controlling interests and gains/losses from discontinued operations and after adjustments for unconsolidated partnerships and joint ventures. FFO is a widely recognized non-GAAP financial measure for REITs that we believe, when considered with financial statements determined in accordance with GAAP, is useful to investors in understanding financial performance and providing a relevant basis for comparison among REITs. In addition, we believe FFO is useful to investors as it captures features particular to real estate performance by recognizing that real estate has generally appreciated over time or maintains residual value to a much greater extent than do other depreciable assets. Investors should review FFO, along with GAAP net income, when trying to understand an equity

88 EMPIRE STATE REALTY TRUST

REIT’s operating performance. We present FFO because we consider it an important supplemental measure of our operating performance and believe that it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results of operations, the utility of FFO as a measure of performance is limited. There can be no assurance that FFO presented by us is comparable to similarly titled measures of other REITs. FFO does not represent cash generated from operating activities and should not be considered as an alternative to net income (loss) determined in accordance with GAAP or to cash flow from operating activities determined in accordance with GAAP. FFO is not indicative of cash available to fund ongoing cash needs, including the ability to make cash distributions. Although FFO is a measure used for comparability in assessing the performance of REITs, as the NAREIT White Paper only provides guidelines for computing FFO, the computation of FFO may vary from one company to another.
MODIFIED FUNDS FROM OPERATIONS (“MODIFIED FFO”)
Modified FFO adds back an adjustment for any above or below-market ground lease amortization to traditionally defined FFO. We believe this is a useful supplemental measure in evaluating our operating performance due to the non-cash accounting treatment under GAAP, which stems from the third quarter 2014 acquisition of two option properties following our formation transactions as they carry significantly below market ground leases, the amortization of which is material to our overall results. We present Modified FFO because we believe it is an important supplemental measure of our operating performance in that it adds back the non-cash amortization of below-market ground leases. There can be no assurance that Modified FFO presented by us is comparable to similarly titled measures of other REITs. Modified FFO does not represent cash generated from operating activities and should not be considered as an alternative to net income (loss) determined in accordance with GAAP or to cash flow from operating activities determined in accordance with GAAP. Modified FFO is not indicative of cash available to fund ongoing cash needs, including the ability to make cash distributions.
CORE FUNDS FROM OPERATIONS (“CORE FFO”)
Core FFO adds back to Modified FFO the following item: loss on early extinguishment of debt, acquisition expenses, severance expenses, IPO litigation expense and interest expense associated with property in receivership. The company believes Core FFO is an important supplemental measure of its operating performance because it excludes non-recurring items. There can be no assurance that Core FFO presented by the company is comparable to similarly titled measures of other REITs. Core FFO does not represent cash generated from operating activities and should not be considered as an alternative to net income (loss) determined in accordance with GAAP or to cash flow from operating activities determined in accordance with GAAP. Core FFO is not indicative of cash available to fund ongoing cash needs, including the ability to make cash distributions. In future periods, we may also exclude other items from Core FFO that we believe may help investors compare our results.
SAME STORE
In the company’s analysis of NOI, particularly to make comparisons of NOI between periods meaningful, it is important to provide information for properties that were owned by the company throughout each period presented. The company refers to properties acquired prior to the beginning of the earliest period presented and owned by the company through the end of the latest period presented as “Same Store.” Same Store therefore excludes properties acquired after the beginning of the earliest period presented or disposed of prior to the end of the latest period presented. Accordingly, it takes at least one year and one quarter after a property is acquired for that property to be included in Same Store. The company’s definition of Same Store also excludes properties held-for-sale or those which we otherwise expect to dispose of in the subsequent quarter, properties placed in receivership, and our multifamily properties. For mixed-use properties, all same store property NOI is represented in the property category that comprises the majority of that mixed-use property’s NOI. As of December 31, 2024, Same Store excludes the North Sixth Street Collection which was acquired in September 2023, September 2024, and October 2024, and First Stamford Place, Stamford, CT which was placed into receivership in May 2024.
EBITDA AND ADJUSTED EBITDA
We compute EBITDA as net income plus interest expense, interest expense associated with property in receivership, income taxes and depreciation and amortization. We present EBITDA because we believe that EBITDA, along with cash flow from operating activities, investing activities and financing activities, provides investors with an additional indicator of its ability to incur and service debt. EBITDA should not be considered as an alternative to net income (determined in accordance with GAAP), as an indication of our financial performance, as an alternative to net cash flows from operating activities (determined in accordance with GAAP), or as a measure of its liquidity. For Adjusted EBITDA, we add back impairment charges and (gain) loss on disposition of property.
NET DEBT TO ADJUSTED EBITDA
We compute Net Debt to Adjusted EBITDA as the company’s pro-rata share of gross debt less cash and cash equivalents divided by the company’s pro-rata share of trailing twelve months Adjusted EBITDA. The company believes that the presentation of Net Debt to Adjusted EBITDA provides useful information to investors because the company reviews Net Debt to Adjusted EBITDA as part of the management of its overall financial flexibility, capital structure and leverage based on its percentage ownership interest in all of its assets.

2025 PROXY STATEMENT 89

Reconciliations

NET INCOME TO NET OPERATING INCOME (UNAUDITED AND AMOUNTS IN THOUSANDS)
	Years Ended December 31,
	2024 ($)	2023 ($)	2022 ($)
Net income	80,359	84,407	63,212
Add:
General and administrative expenses	70,234	63,939	61,765
Depreciation and amortization	184,818	189,911	216,894
Interest expense	105,239	101,484	101,206
Interest expense associated with property in receivership	4,471	—	—
Loss on early extinguishment of debt	553	—	—
Income tax expense (benefit)	2,688	2,715	1,546
Less:
Gain on sale/disposition of properties	(13,202)	(26,764)	(33,988)
Third-party management and other fees	(1,170)	(1,351)	(1,361)
Interest income	(21,298)	(15,136)	(4,948)
Net operating income	412,592	399,205	404,326
NET INCOME TO FUNDS FROM OPERATIONS (“FFO”) AND CORE FUNDS FROM OPERATIONS (“CORE FFO”) (UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)
	Years Ended December 31,
	2024 ($)	2023 ($)	2022 ($)
Net income	80,359	84,407	63,212
Non-controlling interests in other partnerships	(4)	(68)	243
Private perpetual preferred unit distributions	(4,201)	(4,201)	(4,201)
Real estate depreciation and amortization	180,513	184,633	210,522
Gain on sale/disposition of properties	(13,302)	(26,764)	(33,988)
Funds from operations attributable to common stockholders and non-controlled interests	243,365	238,007	235,788
Amortization of below-market ground leases	7,831	7,831	7,831
Modified funds from operations attributable to common stockholders and non-controlled interests	251,196	245,838	243,619
Interest expense associated with property in receivership	4,471	—	—
Loss on early extinguishment of debt	553	—	—
Core funds from operations attributable to common stockholders and non-controlled interests	256,220	245,838	243,619
Weighted average shares and Operating Partnership units
Basic	264,706	263,226	268,337
Diluted	269,019	265,633	269,948
FFO per share
Basic	0.92	0.90	0.88
Diluted	0.90	0.90	0.87
Modified FFO per share
Basic	0.95	0.93	0.91
Diluted	0.93	0.93	0.90
Core FFO per share
Basic	0.97	0.93	0.91
Diluted	0.95	0.93	0.90

90 EMPIRE STATE REALTY TRUST

NET INCOME TO ADJUSTED EBITDA (UNAUDITED AND AMOUNTS IN THOUSANDS)
	2024 ($)	2023 ($)	2022 ($)
Net income	80,359	84,407	63,212
Interest expense	105,239	101,484	101,206
Interest expense associated with property in receivership	4,471	—	—
Income tax expense	2,688	2,715	1,546
Depreciation and amortization	184,818	189,911	216,894
EBITDA	377,575	378,517	382,858
Gain on disposal of property	(13,302)	(26,764)	—
Adjusted EBITDA	364,273	351,753	382,858

2025 PROXY STATEMENT 91

EMPIRE STATE
REALTY TRUST

ESRTREIT.com

THE EMPIRE STATE BUILDING
5TH AVE
EXIT
HOLLYWOOD HAMILTON
& THE KTU MORNING CREW
NEW YORK
KTU 103.5
/KTUNEWYORK
@1035KTU

EMPIRE STATE REALTY TRUST, INC.111 WEST 33RD STREET, 12 FL.NEW YORK, NY 10120AUTHORIZE YOUR PROXY BY INTERNETBefore the meeting - Go to www.proxyvote.com or scan the QR Barcode aboveUse the internet to transmit your voting instructions and for electronic delivery of informationup until 11:59 p.m. (Eastern Time) on May 14, 2025. Have your proxy card in hand and followthe instructions to obtain your records and create an electronic voting instruction form.AUTHORIZE YOUR PROXY BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m.(Eastern Time) on May 14, 2025. Have your proxy card in hand when you call and followthe instructions.AUTHORIZE YOUR PROXY BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope wehave provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way,Edgewood, NY 11717. Your proxy card must be received by May 14, 2025.ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALSTo reduce company mailing costs, you can consent to receiving all future proxy statements,cards and annual reports electronically via e-mail or internet. To do so, follow the votinginstructions above and, when prompted, indicate you agree to receive all such materialselectronically in the future.TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:V70389-P23196KEEP THIS PORTION FOR YOUR RECORDSDETACH AND RETURN THIS PORTION ONLYTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.EMPIRE STATE REALTY TRUST, INC.The board of directors recommends you vote FORthe following:1. Election of DirectorsNominees:1a. Anthony E. Malkin1b. Steven J. Gilbert1c. S. Michael Giliberto1d. Patricia S. Han1e. Grant H. Hill1f. R. Paige Hood1g. James D. Robinson IV1h. Christina Van Tassell1i. Hannah Y. YangFor Against Abstain2. To approve, on a non-binding, advisory basis, thecompensation of our named executive officers.3. To ratify the selection of Ernst & Young LLP as ourindependent registered public accounting firm for thefiscal year ending December 31, 2025.The board of directors recommends you vote FORProposal 2.The board of directors recommends you vote FORProposal 3.NOTE: The proxies are also authorized to vote in their discretionupon such other matters as may properly be brought beforethe Annual Shareholders Meeting or any adjournments orpostponements thereof.The undersigned hereby acknowledge(s) receipt of a copy ofthe accompanying notice of Annual Shareholders Meeting,the proxy statement with respect thereto and our annualreport to shareholders with respect to our 2024 fiscal year,the terms of each of which are incorporated by reference,and hereby revoke(s) any proxy or proxies heretofore givenwith respect to the meeting. This proxy may be revoked atany time before it is exercised.Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Jointowners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.Signature [PLEASE SIGN WITHIN BOX] DateSignature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Shareholders Meeting:The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.V70390-P23196EMPIRE STATE REALTY TRUST, INC.Annual Shareholders MeetingMay 15, 2025 at 1:00 p.m. (Eastern Time)This proxy is solicited on behalf of the board of directorsundersigned shareholder(s) hereby appoint(s) Heather L. Houston and Susanne J. Lieu, or either of them, as proxies, each with the power to appoint her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Class A common stock of EMPIRE STATE REALTY TRUST, INC. that the shareholder(s) is/are entitled to vote at the Annual Shareholders Meeting to be held at 1:00 p.m. (Eastern Time) on May 15, 2025, at State Grill, 21 West 33rd Street,New York, NY 10118, and any adjournment or postponement thereof.When properly executed, votes entitled to be cast by the undersigned will be cast in the manner directed herein by the undersigned shareholder(s). If no direction is given, the votes entitled to be cast by the undersigned will be cast FOR the nominees of our board of directors listed in Proposal 1, FOR the approval, on a non-binding, advisory basis, of the compensation of our named executive officers as described in Proposal 2, and FOR the ratification of the selection of our independent registered public accounting firm as described in Proposal 3. In their discretion, the proxies are each authorized to vote upon such other business as may properly come before the Annual Shareholders Meeting and any adjournments or postponements thereof. A shareholder wishing to vote in accordance with our board of directors' recommendations need only sign and date this proxy and return it in the enclosed envelope.Continued and to be signed on reverse side.

EMPIRE STATE REALTY TRUST, INC.111 WEST 33RD STREET, 12 FL.NEW YORK, NY 10120AUTHORIZE YOUR PROXY BY INTERNETBefore the meeting - Go to www.proxyvote.com or scan the QR Barcode aboveUse the internet to transmit your voting instructions and for electronic delivery of informationup until 11:59 p.m. (Eastern Time) on May 14, 2025. Have your proxy card in hand and followthe instructions to obtain your records and create an electronic voting instruction form.AUTHORIZE YOUR PROXY BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m.(Eastern Time) on May 14, 2025. Have your proxy card in hand when you call and followthe instructions.AUTHORIZE YOUR PROXY BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope wehave provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way,Edgewood, NY 11717. Your proxy card must be received by May 14, 2025.ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALSTo reduce company mailing costs, you can consent to receiving all future proxy statements,cards and annual reports electronically via e-mail or internet. To do so, follow the votinginstructions above and, when prompted, indicate you agree to receive all such materialselectronically in the future.TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:V70391-P23196KEEP THIS PORTION FOR YOUR RECORDSDETACH AND RETURN THIS PORTION ONLYTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.EMPIRE STATE REALTY TRUST, INC.The board of directors recommends you vote FORthe following:1. Election of DirectorsNominees:For Against Abstain1a. Anthony E. Malkin1b. Steven J. Gilbert1c. S. Michael Giliberto1d. Patricia S. Han1e. Grant H. Hill1f. R. Paige Hood1g. James D. Robinson IV1h. Christina Van Tassell1i. Hannah Y. YangFor Against AbstainBy checking the yes box, you confirm that you holdat least 49 Empire State Realty OP, L.P. operatingpartnership units for each share of Class B common stockof Empire State Realty Trust, Inc. that you own and arevoting pursuant to this proxy.The board of directors recommends you vote FORProposal 2.2. To approve, on a non-binding, advisory basis, thecompensation of our named executive officers.The board of directors recommends you vote FORProposal 3.3. To ratify the selection of Ernst & Young LLP as ourindependent registered public accounting firm for thefiscal year ending December 31, 2025.NOTE: The proxies are also authorized to vote in their discretionupon such other matters as may properly be brought beforethe Annual Shareholders Meeting or any adjournments orpostponements thereof.The undersigned hereby acknowledge(s) receipt of a copy ofthe accompanying notice of Annual Shareholders Meeting,the proxy statement with respect thereto and our annualreport to shareholders with respect to our 2024 fiscal year,the terms of each of which are incorporated by reference,and hereby revoke(s) any proxy or proxies heretofore givenwith respect to the meeting. This proxy may be revoked atany time before it is exercised.Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Jointowners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.Signature [PLEASE SIGN WITHIN BOX] DateSignature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Shareholders Meeting:The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.V70392-P23196EMPIRE STATE REALTY TRUST, INC.Annual Shareholders MeetingMay 15, 2025 at 1:00 p.m. (Eastern Time)This proxy is solicited on behalf of the board of directorsThe undersigned shareholder(s) hereby appoint(s) Heather L. Houston and Susanne J. Lieu, or either of them, as proxies, each with the power to appoint her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Class B common stock of EMPIRE STATE REALTY TRUST, INC. that the shareholder(s) is/are entitled to vote at the Annual Shareholders Meeting to be held at 1:00 p.m. (Eastern Time) on May 15, 2025, at State Grill, 21 West 33rd Street,New York, NY 10118, and any adjournment or postponement thereof.When properly executed, votes entitled to be cast by the undersigned will be cast in the manner directed herein by the undersigned shareholder(s). If no direction is given, the votes entitled to be cast by the undersigned will be cast FOR the nominees of our board of directors listed in Proposal 1, FOR the approval, on a non-binding, advisory basis, of the compensation of our named executive officers as described in Proposal 2, and FOR the ratification of the selection of our independent registered public accounting firm as described in Proposal 3. In their discretion, the proxies are each authorized to vote upon such other business as may properly come before the Annual Shareholders Meeting and any adjournments or postponements thereof. A shareholder wishing to vote in accordance with our board of directors' recommendations need only sign and date this proxy and return it in the enclosed envelope.Continued and to be signed on reverse side.